FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-01

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,323,320,792

(Approximate Initial Pool Balance)

$1,123,582,000

 (Approximate Aggregate Certificate Balance of Offered Certificates)

BANK 2021-BNK37

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

 Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

 National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-BNK37

November 2, 2021

WELLS FARGO SECURITIES	MORGAN STANLEY	BofA SECURITIES
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certificate Structure

I.             Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$19,414,000		30.000%	(7)	2.66	12/21 - 09/26	32.5%	19.5%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$147,337,000		30.000%	(7)	4.90	09/26 - 11/26	32.5%	19.5%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$74,150,000		30.000%	(7)	6.74	08/28 - 10/28	32.5%	19.5%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$24,589,000		30.000%	(7)	7.37	11/26 - 07/31	32.5%	19.5%
A-4(8)	AAAsf/AAA(sf)/Aaa(sf)		(8)(9)	30.000%	(7)	(9)	(9)	32.5%	19.5%
A-5(8)	AAAsf/AAA(sf)/Aaa(sf)		(8)(9)	30.000%	(7)	(9)	(9)	32.5%	19.5%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$880,008,000	(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$243,574,000	(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
A-S(8)	AAAsf/AAA(sf)/Aa1(sf)	$143,001,000	(8)	18.625%	(7)	9.96	10/31 - 11/31	37.8%	16.7%
B(8)	AA-sf/AA(sf)/NR	$47,143,000	(8)	14.875%	(7)	9.98	11/31 - 11/31	39.5%	16.0%
C(8)	A-sf/A-(sf)/NR	$53,430,000	(8)	10.625%	(7)	9.98	11/31 - 11/31	41.5%	15.2%
Non-Offered Certificates
X-D	BBB-sf/BBB-(sf)/NR	$55,000,000	(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	BB-sf/BB-(sf)/NR	$26,715,000	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	B-sf/B-(sf)/NR	$12,571,000	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-H	NR/NR/NR	$39,286,752	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$31,428,000		8.125%	(7)	9.98	11/31 - 11/31	42.6%	14.8%
E	BBB-sf/BBB-(sf)/NR	$23,572,000		6.250%	(7)	9.98	11/31 - 11/31	43.5%	14.5%
F	BB-sf/BB-(sf)/NR	$26,715,000		4.125%	(7)	9.98	11/31 - 11/31	44.5%	14.2%
G	B-sf/B-(sf)/NR	$12,571,000		3.125%	(7)	9.98	11/31 - 11/31	45.0%	14.1%
H	NR/NR/NR	$39,286,752		0.000%	(7)	9.98	11/31 - 11/31	46.4%	13.6%
	Non-Offered Eligible Vertical Interest
RR Interest	NR/NR/NR	$66,166,039.58		N/A	WAC(18)	8.98	12/21 - 11/31	N/A	N/A

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 2, 2021 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-4 and Class A-5 trust components. The Approximate Initial Credit Support set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The Approximate Initial Credit Support set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The Approximate Initial Credit Support set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-4, A-5, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-4, A-5, A-S, B or C Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates (or, with respect to the Class A-4 or A-5 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-4, A-5, A-S,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certificate Structure

B or C Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-4, A-5, A-S, B or C Certificates, the trust component with the same alphanumeric designation) (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-4, A-5, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-4, A-5, A-S, B or C Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates (or, with respect to the Class A-4 or A-5 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E, F, G and H Certificates for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-4-1, A-4-2, A-4-X1, A-4-X2, A-5-1, A-5-2, A-5-X1, A-5-X2, A-S-1, A-S-2, A-S-X1, A-S-X2, B-1, B-2, B-X1, B-X2, C-1, C-2, C-X1 and C-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-4, A-5, A-S, B and C Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates, together with the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates.” Each Class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”
(9)	The exact initial Certificate Balances or Notional Amounts of the Class A-4, A-4-X1, A-4-X2, A-5, A-5-X1 and A-5-X2 trust components (and consequently, the exact aggregate Initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and A-5 trust components is expected to be approximately $614,518,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. The Class A-5-X1 and A-5-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $614,518,000, the Class A-4 trust component will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $250,000,000	N/A – 9.84	N/A / 07/31 – 10/31
Class A-5	$364,518,000 - $614,518,000	9.87 – 9.90	07/31 – 10/31 / 10/31 – 10/31

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4, A-4-X1, A-4-X2, A-5, A-5-X1 and A-5-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C trust components outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-F, X-G and X-H Certificates are notional amount certificates. The Notional Amount of the Class X-F, X-G and X-H Certificates will be equal to the Certificate Balance of the Class F, G and H Certificates, respectively, outstanding from time to time. None of the Class X-F, X-G and X-H Certificates will be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-F, X-G and X-H for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rates on the Class F, G and H Certificates, respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Transaction Highlights

II.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	25	53	$545,996,571	41.3%
Bank of America, National Association	12	17	349,697,059	26.4
Morgan Stanley Mortgage Capital Holdings LLC	20	44	341,515,000	25.8
National Cooperative Bank, N.A.	22	22	61,184,263	4.6
Bank of America, National Association / Wells Fargo Bank, National Association	1	1	24,927,899	1.9
Total	80	137	$1,323,320,792	100.0%

Loan Pool:

Initial Pool Balance:	$1,323,320,792
Number of Mortgage Loans:	80
Average Cut-off Date Balance per Mortgage Loan:	$16,541,510
Number of Mortgaged Properties:	137
Average Cut-off Date Balance per Mortgaged Property(1):	$9,659,276
Weighted Average Interest Rate:	3.1294%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	53.6%
Weighted Average Original Term to Maturity (months):	111
Weighted Average Remaining Term to Maturity (months):	110
Weighted Average Original Amortization Term (months)(2):	364
Weighted Average Remaining Amortization Term (months)(2):	364
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	3.93x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	46.4%
Weighted Average Balloon Loan-to-Value Ratio(1):	44.6%
% of Mortgage Loans with Additional Subordinate Debt(2):	11.3%
% of Mortgage Loans with Single Tenants(3):	20.9%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	Eighteen (18) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 23.0% of the mortgage pool (38 mortgage loans) has scheduled amortization, as follows:

13.4% (26 mortgage loans) requires amortization during the entire loan term

9.6% (12 mortgage loans) provides for an interest-only period followed by an amortization period; and

Interest-Only: Based on the Initial Pool Balance, 77.0% of the mortgage pool (42 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 44.9% and 4.17x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 53.5% of the mortgage pool (16 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	46.3% of the pool
Insurance:	8.1% of the pool
Capital Replacements:	45.5% of the pool
TI/LC:	22.1% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

65.7% of the mortgage pool (48 mortgage loans) features a lockout period, then defeasance only until an open period;

16.5% of the mortgage pool (4 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

5.7% of the mortgage pool (1 mortgage loan) features no lockout period, but requires the greater of a prepayment premium (1.0%) or yield maintenance, then defeasance or the greater of a prepayment premium (1.0%) or yield maintenance until an open period;

5.7% of the mortgage pool (1 mortgage loan) features no lockout period, but requires yield maintenance, then defeasance or yield maintenance until an open period;

4.6% of the mortgage pool (22 mortgage loans) features no lockout period, but requires the greater of a prepayment premium (1.0%) or yield maintenance, then a prepayment premium (1.0%) until an open period;

1.9% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance until an open period;

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Issue Characteristics

III.        Issue Characteristics

Securities Offered:	$1,123,582,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirty-one classes (Classes A-1, A-2, A-3, A-SB, A-4, A-4-1, A-4-2, A-4-X1, A-4-X2, A-5, A-5-1, A-5-2, A-5-X1, A-5-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, B-1, B-2, B-X1, B-X2, C, C-1, C-2, C-X1, C-X2, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Bank of America, National Association (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) and National Cooperative Bank, N.A. (“NCB”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC
Co-Manager:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	CWCapital Asset Management LLC and National Cooperative Bank, N.A.
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Securitization Regulation and UK Securitization Regulation:

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” in the Preliminary Prospectus.

Initial Risk Retention Consultation Party:	Wells Fargo Bank, National Association
Initial Majority Controlling Class Certificateholder:	BIG BNK37, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2021 (or, in the case of any mortgage loan that has its first due date after November 2021, the date that would have been its due date in November 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about November 22, 2021.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in December 2021.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in December 2021.
Rated Final Distribution Date:	The Distribution Date in November 2064.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Issue Characteristics

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)

A.            Ten Largest Mortgage Loans or Groups

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF / Units	Cut-off Date Balance Per SF / Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
BANA	One North Wacker	Chicago	IL	1 / 1	$115,500,000	8.7%	Office	1,412,035	$250	53.2%	53.2%	2.96	x	8.9%
WFB	1201 Lake Robbins	The Woodlands	TX	1 / 1	100,000,000	7.6	Office	807,586	310	55.3	55.3	2.26		9.2
BANA	London Terrace Towers Owners, Inc.	New York	NY	1 / 1	82,000,000	6.2	Multifamily	633	129,542	13.4	13.4	7.63		18.1
WFB	One SoHo Square	New York	NY	1 / 1	75,000,000	5.7	Office	786,891	597	34.8	34.8	4.88		13.6
MSMCH	Park Avenue Plaza	New York	NY	1 / 1	75,000,000	5.7	Office	1,159,593	292	31.9	31.9	5.84		17.4
WFB	1 Union Square South Retail	New York	NY	1 / 1	75,000,000	5.7	Retail	236,215	318	25.9	25.9	7.72		18.5
BANA	Raymour & Flanigan Campus	Liverpool	NY	1 / 1	57,000,000	4.3	Industrial	952,214	91	58.4	58.4	3.03		9.7
WFB	ExchangeRight 49	Various	Various	1 / 29	45,000,000	3.4	Various	621,901	111	61.5	61.5	2.56		9.4
MSMCH	ExchangeRight Net Leased Portfolio #51	Various	Various	1 / 24	44,450,000	3.4	Various	325,003	137	56.1	56.1	2.72		10.2
MSMCH	Ten West One	Houston	TX	1 / 1	40,260,000	3.0	Office	199,001	202	59.2	59.2	2.31		9.8
Top Three Total/Weighted Average				3 / 3	$297,500,000	22.5%				42.9%	42.9%	4.01	x	11.5%
Top Five Total/Weighted Average				5 / 5	$447,500,000	33.8%				39.7%	39.7%	4.46	x	12.9%
Top Ten Total/Weighted Average				10 / 61	$709,210,000	53.6%				43.3%	43.3%	4.34	x	12.6%
Non-Top Ten Total/Weighted Average				70 / 76	$614,110,792	46.4%				50.0%	46.0%	3.46	x	14.7%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit($) loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

B.            Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2021-BNK37	Trust Cut-off Date Balance	Aggregate Pari- Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling / Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	One North Wacker	BANA	$115,500,000	$353,000,000	BANK 2021-BNK36	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2021-BNK36, Future Securitization(s)	$237,500,000
2	1201 Lake Robbins	WFB	$100,000,000	$250,000,000	BANK 2021-BNK37	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$150,000,000
4	One SoHo Square	WFB	$75,000,000	$470,000,000	SOHO 2021-SOHO	KeyBank National Association	Midland Loan Services, a Division of PNC Bank, National Association	SOHO 2021-SOHO BMARK 2021-B28 BMARK 2021-B29 BBCMS 2021-C11 MSC 2021-L7 Future Securitization(s)	$685,083 $135,000,000 $112,000,000 $70,000,000 $51,823,204 $25,176,796
5	Park Avenue Plaza	MSMCH	$75,000,000	$339,000,000	MSC 2021-PLZA	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	BANK 2021-BNK37, Future Securitization(s)	$264,170,000
7	Raymour & Flanigan Campus	BANA	$57,000,000	$87,000,000	BANK 2021-BNK37	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	BANK 2021-BNK36	$30,000,000
8	ExchangeRight 49	WFB	$45,000,000	$68,800,000	BANK 2021-BNK37	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$23,800,000
15	Arizona Mills	BANA/WFB	$24,927,899	$99,711,597	BANK 2021-BNK36	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	BANK 2021-BNK36	$75,000,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

C.          Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)(3)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(3)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(3)	Total Debt Cut-off Date LTV Ratio (%)
4	WFB	One SoHo Square	$75,000,000	5.7%	$315,000,000	$120,000,000	3.0330%	4.88x	2.28x	13.6%	7.1%	34.8%	67.0%
5	MSMCH	Park Avenue Plaza	75,000,000	5.7	120,830,000	115,000,000	2.9900	5.84	3.27	17.4	10.3	31.9	54.1%
Total/Weighted Average			$150,000,000	11.3%	$435,830,000	$235,000,000	3.0115%	5.36x	2.78x	15.5%	8.7%	33.4%	60.6%

(1)	In addition, eighteen (18) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A, currently have in place Subordinate Coop LOCs. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.

(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(3)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

D.            Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
6	WFB	1 Union Square South Retail	New York	NY	Retail	$75,000,000	5.7%	COMM 2012-LC4
13	WFB	Reservoir Industrial Center	Pomona; Chino	CA	Industrial	29,000,000	2.2	WFCM 2015-C28
15	BANA/WFB	Arizona Mills	Tempe	AZ	Retail	24,927,899	1.9	JPMCC 2010-C2
17	MSMCH	Yucaipa Valley Commercial Center	Yucaipa	CA	Retail	23,000,000	1.7	COMM 2013-LC13
18	WFB	Stonebridge Village	Flowery Branch	GA	Retail	22,650,000	1.7	BX 2019-RP
20	WFB	Claremont Village Square	Claremont	CA	Mixed Use	18,000,000	1.4	WFRBS 2012-C6
23	WFB	North Torrance	Torrance	CA	Retail	13,750,000	1.0	WFRBS 2012-C6
25	MSMCH	Orchard Market Place	Vancouver	WA	Retail	12,500,000	0.9	WFCM 2017-C38, MLCFC 2007-9
45	WFB	EZ Storage-Orchard Lake Road	Farmington Hills	MI	Self Storage	5,800,000	0.4	CGCMT 2016-P4
46	MSMCH	CitiCentre	Miami	FL	Office	5,710,000	0.4	MLCFC 2007-8
49	NCB	950 Fifth Avenue Corporation	New York	NY	Multifamily	5,000,000	0.4	WFRBS 2013-C12
52	WFB	Security Public Storage - Ceres	Ceres	CA	Self Storage	4,735,652	0.4	WFRBS 2012-C6
74	NCB	120-10-12 85th Ave. Owners Corp.	Kew Gardens	NY	Multifamily	1,525,000	0.1	WFRBS 2013-C13
75	NCB	70-80 Gibson Boulevard Owners, Inc.	Valley Stream	NY	Multifamily	1,400,000	0.1	WFRBS 2013-C16
	Total					$242,998,552	18.4%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

E.            Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
8	WFB	ExchangeRight 49	Various	Various	$45,000,000	3.4%	$45,000,000	30.2%	621,901	$111	2.56x	9.4%	61.5%	61.5%	58	58
9	MSMCH	ExchangeRight Net Leased Portfolio #51	Various	Various	44,450,000	3.4	44,450,000	30.5	325,003	137	2.72	10.2	56.1	56.1	60	60
14	WFB	3800 Hamlin	MI	Office	26,650,000	2.0	23,899,457	16.2	359,376	74	2.81	16.1	59.2	53.1	0	60
15	BANA/WFB	Arizona Mills	AZ	Retail	24,927,899	1.9	22,652,923	15.4	1,234,669	81	4.27	25.6	32.4	29.4	0	58
29	MSMCH	Spare Cube Portfolio	NY	Various	12,000,000	0.9	12,000,000	8.1	116,369	103	2.44	9.6	47.4	47.4	60	60
45	WFB	EZ Storage-Orchard Lake Road	MI	Self Storage	5,800,000	0.4	5,800,000	3.9	42,645	136	2.78	10.4	59.2	59.2	59	59
Total/Weighted Average					$158,827,899	12.0%	$153,802,380	104.4%			2.91x	13.3%	53.9%	52.4%	40	59

(1)	The table above presents the mortgage loan whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	WFB	One SoHo Square	NY	Office	$75,000,000	5.7%	$75,000,000	101.1%	786,891	$597	4.88x	13.6%	34.8%	34.8%	81	81
69	WFB	Walgreens in Cookeville	TN	Retail	1,997,165	0.2	1,720,984	2.3	15,000	133	2.16	12.0	41.6	35.9	0	83
73	WFB	Walgreens in Arlington	TX	Retail	1,557,753	0.1	1,338,718	1.8	13,791	113	2.46	13.4	37.1	31.9	0	82
Total/Weighted Average					$78,554,918	5.9%	$78,059,701	105.3%			4.76x	13.6%	35.0%	34.8%	77	81

(1)	The table above presents the mortgage loan whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

F.            Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Office	16	$480,179,571	36.3%	48.1%	47.5%	3.47x	11.8%	11.2%	3.1432%
CBD	3	265,500,000	20.1	42.0	42.0	4.32	12.6	12.1	2.7539
Suburban	8	207,120,000	15.7	55.6	54.2	2.41	10.9	10.1	3.6275
Medical	5	7,559,571	0.6	57.6	57.6	2.68	10.0	9.6	3.5478
Retail	72	428,534,403	32.4	51.1	47.1	3.62	13.3	12.5	3.2139
Anchored	13	257,217,899	19.4	46.1	42.9	4.49	15.2	14.3	2.9948
Single Tenant	53	87,005,344	6.6	57.7	57.5	2.56	9.7	9.5	3.5909
Power Center	2	50,893,059	3.8	62.7	49.7	1.79	10.9	9.8	3.6505
Unanchored	3	23,118,101	1.7	58.9	53.5	2.40	10.3	9.8	3.3645
Shadow Anchored	1	10,300,000	0.8	47.6	36.5	2.55	14.2	12.9	3.0050
Multifamily	27	182,684,263	13.8	19.5	19.0	7.11	23.2	22.9	2.7150
Cooperative	23	143,184,263	10.8	11.7	11.1	8.28	27.1	26.7	2.6131
High Rise	1	29,500,000	2.2	43.9	43.9	3.10	9.2	9.0	2.8800
Mid Rise	1	5,300,000	0.4	49.1	49.1	2.16	8.4	8.3	3.7700
Garden	2	4,700,000	0.4	70.7	70.7	2.50	9.6	9.1	3.5940
Industrial	7	131,092,740	9.9	55.0	54.2	3.14	10.6	10.1	3.1222
Warehouse Distribution	4	92,500,000	7.0	57.8	56.7	2.65	9.6	9.1	3.1944
Warehouse	2	31,109,838	2.4	45.0	45.0	4.71	13.8	13.3	2.8126
Manufacturing	1	7,482,902	0.6	61.5	61.5	2.56	9.4	9.1	3.5160
Self Storage	9	55,634,814	4.2	57.9	54.1	2.43	9.7	9.6	3.6243
Self Storage	9	55,634,814	4.2	57.9	54.1	2.43	9.7	9.6	3.6243
Mixed Use	2	39,000,000	2.9	51.7	51.7	3.43	10.8	10.6	3.1390
Multifamily/Retail	1	21,000,000	1.6	64.5	64.5	2.10	7.2	7.1	3.3550
Retail/Office	1	18,000,000	1.4	36.8	36.8	4.99	15.1	14.6	2.8870
Manufactured Housing	4	6,195,000	0.5	66.4	59.2	1.75	10.3	10.1	4.0884
Manufactured Housing	4	6,195,000	0.5	66.4	59.2	1.75	10.3	10.1	4.0884
Total	137	$1,323,320,792	100.0%	46.4%	44.6%	3.93x	13.6%	13.0%	3.1294%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

G.            Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	32	$492,684,263	37.2%	31.3%	31.1%	5.92x	17.7%	17.3%	2.7361%
Texas	14	181,479,021	13.7	53.6	52.2	2.38	10.5	9.8	3.6593
California	12	151,615,492	11.5	49.5	48.3	3.55	11.9	11.3	3.1616
Southern California	11	146,879,839	11.1	49.1	48.3	3.61	11.9	11.3	3.1488
Northern California	1	4,735,652	0.4	62.3	49.0	1.76	9.7	9.6	3.5600
Illinois	7	125,810,843	9.5	53.9	53.8	2.92	9.0	8.3	2.7903
Other(3)	72	371,731,174	28.1	59.2	54.0	2.55	12.0	11.3	3.4936
Total/Weighted Average	137	$1,323,320,792	100.0%	46.4%	44.6%	3.93x	13.6%	13.0%	3.1294%

(1)	The mortgaged properties are located in 34 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 30 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
998,396 - 1,000,000	3	$2,998,396	0.2%
1,000,001 - 2,000,000	9	14,424,959	1.1
2,000,001 - 3,000,000	7	17,300,223	1.3
3,000,001 - 4,000,000	4	13,650,000	1.0
4,000,001 - 5,000,000	9	42,165,973	3.2
5,000,001 - 6,000,000	7	40,060,000	3.0
6,000,001 - 7,000,000	4	26,484,283	2.0
7,000,001 - 8,000,000	1	7,500,000	0.6
8,000,001 - 9,000,000	1	8,450,000	0.6
9,000,001 - 10,000,000	1	9,700,000	0.7
10,000,001 - 15,000,000	13	157,956,000	11.9
15,000,001 - 20,000,000	2	33,500,000	2.5
20,000,001 - 30,000,000	8	199,977,899	15.1
30,000,001 - 50,000,000	4	169,653,059	12.8
50,000,001 - 70,000,000	1	57,000,000	4.3
70,000,001 - 80,000,000	3	225,000,000	17.0
80,000,001 - 90,000,000	1	82,000,000	6.2
90,000,001 - 100,000,000	1	100,000,000	7.6
100,000,001 - 115,500,000	1	115,500,000	8.7
Total:	80	$1,323,320,792	100.0%
Average	$16,541,510
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.37 - 1.50	3	$17,460,000	1.3%
1.51 - 2.00	7	103,529,711	7.8
2.01 - 2.50	15	267,109,918	20.2
2.51 - 3.00	11	144,169,000	10.9
3.01 - 3.50	10	284,840,000	21.5
3.51 - 4.00	2	14,450,000	1.1
4.01 - 4.50	1	13,750,000	1.0
4.51 - 5.00	6	133,527,899	10.1
5.01 - 17.85	25	344,484,263	26.0
Total:	80	$1,323,320,792	100.0%
Weighted Average:	4.10x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.34 - 1.50	4	$40,710,000	3.1%
1.51 - 2.00	9	129,379,711	9.8
2.01 - 2.50	14	224,818,918	17.0
2.51 - 3.00	12	291,510,000	22.0
3.01 - 3.50	8	139,140,000	10.5
3.51 - 4.00	1	6,000,000	0.5
4.01 - 4.50	3	61,677,899	4.7
4.51 - 5.00	8	147,597,579	11.2
5.01 - 17.59	21	282,486,684	21.3
Total:	80	$1,323,320,792	100.0%
Weighted Average:	3.93x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	58	$882,729,979	66.7%
Acquisition	18	267,147,753	20.2
Recapitalization	4	173,443,059	13.1
Total:	80	$1,323,320,792	100.0%
INTEREST RATE
Range of Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
2.2710 - 2.5000	2	$157,000,000	11.9%
2.5001 - 2.7500	6	262,000,000	19.8
2.7501 - 3.0000	12	215,809,604	16.3
3.0001 - 3.2500	29	203,414,659	15.4
3.2501 - 3.5000	3	42,166,000	3.2
3.5001 - 3.7500	14	191,838,630	14.5
3.7501 - 4.0000	7	188,931,899	14.3
4.0001 - 4.2500	5	56,750,000	4.3
4.2501 - 4.5160	2	5,410,000	0.4
Total:	80	$1,323,320,792	100.0%
Weighted Average:	3.1294%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.2 - 8.0	2	$32,000,000	2.4%
8.1 - 9.0	10	191,055,000	14.4
9.1 - 10.0	11	315,311,652	23.8
10.1 - 11.0	11	171,902,059	13.0
11.1 - 12.0	6	40,232,165	3.0
12.1 - 13.0	2	31,450,000	2.4
13.1 - 14.0	3	90,307,753	6.8
14.1 - 15.0	5	58,400,000	4.4
15.1 - 20.0	9	311,250,000	23.5
20.1 - 92.4	21	81,412,162	6.2
Total:	80	$1,323,320,792	100.0%
Weighted Average:	13.6%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.1 - 8.0	3	$36,600,000	2.8%
8.1 - 9.0	14	419,715,000	31.7
9.1 - 10.0	16	252,603,711	19.1
10.1 - 11.0	4	22,585,000	1.7
11.1 - 12.0	5	50,447,165	3.8
12.1 - 13.0	2	24,050,000	1.8
13.1 - 14.0	7	136,657,753	10.3
14.1 - 15.0	3	52,150,000	3.9
15.1 - 20.0	5	247,100,000	18.7
20.1 – 91.1	21	81,412,162	6.2
Total:	80	$1,323,320,792	100.0%
Weighted Average:	13.0%

(1)	The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	6	$158,827,899	12.0%
61 - 84	3	78,554,918	5.9
85 - 120	71	1,085,937,974	82.1
Total:	80	$1,323,320,792	100.0%
Weighted Average:	111 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
58 - 60	6	$158,827,899	12.0%
81 - 83	3	78,554,918	5.9
116 - 120	71	1,085,937,974	82.1
Total:	80	$1,323,320,792	100.0%
Weighted Average:	110 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	42	$1,019,264,000	77.0%
360	34	293,103,747	22.1
480	4	10,953,044	0.8
Total:	80	$1,323,320,792	100.0%
Weighted Average(3):	364 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	42	$1,019,264,000	77.0%
358 - 360	34	293,103,747	22.1
479	4	10,953,044	0.8
Total:	80	$1,323,320,792	100.0%
Weighted Average(3):	364 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard/Springing Cash Management	10	$445,680,958	33.7%
Springing	36	342,719,918	25.9
Hard/ In Place Cash Management	6	262,500,000	19.8
None	24	147,919,915	11.2
Soft/Springing Cash Management	4	124,500,000	9.4
Total:	80	$1,323,320,792	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	48	$869,265,876	65.7%
Lockout / GRTR 1% or YM or Defeasance / Open	4	217,735,652	16.5
GRTR 1% or YM / GRTR 1% or YM1 or Defeasance / Open	1	75,000,000	5.7
YM / YM or Defeasance / Open	1	75,000,000	5.7
GRTR 1% or YM / 1% / Open	22	61,184,263	4.6
Lockout / GRTR 1% or YM / Open	4	25,135,000	1.9
Total:	80	$1,323,320,792	100.0%
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
3.3 - 20.0	21	$138,484,263	10.5%
20.1 - 25.0	2	4,700,000	0.4
25.1 - 30.0	2	88,750,000	6.7
30.1 - 35.0	3	174,927,899	13.2
35.1 - 40.0	4	39,057,753	3.0
40.1 - 45.0	5	70,997,165	5.4
45.1 - 50.0	8	67,000,000	5.1
50.1 - 55.0	3	153,500,000	11.6
55.1 - 60.0	13	333,454,000	25.2
60.1 - 65.0	9	150,438,711	11.4
65.1 - 70.0	5	35,811,000	2.7
70.1 - 73.8	5	66,200,000	5.0
Total:	80	$1,323,320,792	100.0%
Weighted Average:	46.4%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
2.6 - 20.0	22	$140,584,263	10.6%
20.1 - 25.0	1	2,600,000	0.2
25.1 - 30.0	3	113,677,899	8.6
30.1 - 35.0	5	171,057,753	12.9
35.1 - 40.0	3	30,297,165	2.3
40.1 - 45.0	5	81,500,000	6.2
45.1 - 50.0	9	99,878,711	7.5
50.1 - 55.0	5	191,100,000	14.4
55.1 - 60.0	15	349,130,000	26.4
60.1 - 65.0	10	132,845,000	10.0
65.1 - 70.7	2	10,650,000	0.8
Total:	80	$1,323,320,792	100.0%
Weighted Average:	44.6%

AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	42	$1,019,264,000	77.0%
Amortizing Balloon	26	177,445,792	13.4
Interest Only, Amortizing Balloon	12	126,611,000	9.6
Total:	80	$1,323,320,792	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
12	1	$10,950,000	0.8%
24	2	14,360,000	1.1
36	6	58,816,000	4.4
60	3	42,485,000	3.2
Total:	12	$126,611,000	9.6%
Weighted Average:	41 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	34	$465,555,000	35.2%
1	32	601,288,487	45.4
2	6	105,371,305	8.0
3	7	142,656,000	10.8
4	1	8,450,000	0.6
Total:	80	$1,323,320,792	100.0%
Weighted Average:	1 month

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

V.             Certain Terms and Conditions

Allocation Between the RR Interest and the Non- Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).

Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates (other than the Class R Certificates) or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the applicable Master Servicer consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates (other than the Class R Certificates) on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such Class of Certificates. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related Classes of Exchangeable Certificates, pro rata, in accordance with their Class Percentage Interests. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the applicable Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.

Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non-Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class R Certificates and the RR Interest) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-F, X-G, X-H or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D, X-F, X-G and X-H Certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

(1)	The maximum certificate balances of the Class A-4, A-5, A-S, B and C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-4 and A-5 trust components discussed in footnote (9) to the table under “Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Exchangeable Certificates.”
(2)	The Class X-A, X-B, X-D, X-F, X-G and X-H Certificates are interest-only certificates.

(3)	The Class X-D, X-F, X-G and X-H Certificates and the RR Interest are Non-Offered Certificates.

(4)	Other than the Class X-D, X-F, X-G, X-H and R Certificates and the RR Interest.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B, X-D, X-F, X-G and X-H Certificates: To interest on the Class A-1, A-2, A-3, A-SB, X-A, X-B, X-D, X-F, X-G and X-H Certificates and the Class A-4, A-4-X1, A-4-X2, A-5, A-5-X1 and A-5-X2 trust components, pro rata, according to their respective interest entitlements.

2.	Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components: To principal on the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components and the RR Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.	Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components: To reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.	Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.	Class B, B-X1 and B-X2 trust components: To make distributions on the Class B, B-X1 and B-X2 trust components as follows: (a) first, to interest on the Class B, B-X1 and B-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4, A-5 and A-S trust components), to principal on the Class B trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

6.	Class C, C-X1 and C-X2 trust components: To make distributions on the Class C, C-X1 and C-X2 trust components as follows: (a) first, to interest on the Class C, C-X1 and C-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4, A-5, A-S and B trust components), to principal on the Class C trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

7.	Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4, A-5, A-S, B and C trust components), to principal on the Class D Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.	After the Class A-1, A-2, A-3, A-SB and D Certificates and the Class A-4, A-5, A-S, B and C trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class E, F, G and H Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Principal and interest payable on the Class A-4, A-4-X1, A-4-X2, A-5, A-5-X1, A-5-X2, A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Exchangeable Certificates:	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding certificate balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial certificate balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the table under “Certificate Structure”	Class A-4 Certificate Pass- Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	See footnote (9) to the table under “Certificate Structure”	Class A-5 Certificate Pass- Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate

Class A-S	$143,001,000	Class A-S Certificate Pass- Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$47,143,000	Class B Certificate Pass- Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$53,430,000	Class C Certificate Pass- Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the certificate balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, A-4-X1, A-4-X2
	Class A-4-1	Class A-4, A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, A-4-X2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, A-5-X1, A-5-X2
	Class A-5-1	Class A-5, A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, A-S-X1, A-S-X2
	Class A-S-1	Class A-S, A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, B-X1, B-X2
	Class B-1	Class B, B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, B-X2
“Class C Exchangeable Certificates”	Class C	Class C, C-X1, C-X2
	Class C-1	Class C, C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-5 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-5 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B trust component and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component. The maximum Certificate Balances of Class A-4, A-5, A-S, B and C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-4 and A-5 trust components discussed in footnote (9) to table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 trust component, Class A-5 trust component, Class A-S trust component, Class B trust component or Class C trust component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same Approximate Initial Credit Support, Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Allocation of Yield Maintenance Charges and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class X-D, X-F, X-G, X-H, F, G, H and R certificates), in the following amounts:

(1)	to each of the Class A-1, A-2, A-3, A-SB, A-4, A-4-1, A-4-2, A-5, A-5-1, A-5-2, A-S, A-S-1, A-S-2, B, B-1, B-2, C, C-1, C-2, D and E Certificates, the product of (a) the Non-Retained Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)	to the Class A-4-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 Certificates and the applicable principal prepayment,

(3)	to the Class A-4-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 Certificates and the applicable principal prepayment,

(4)	to the Class A-5-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 Certificates and the applicable principal prepayment,

(5)	to the Class A-5-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 Certificates and the applicable principal prepayment,

(6)	to the Class A-S-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)	to the Class A-S-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)	to the Class B-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 Certificates and the applicable principal prepayment,

(9)	to the Class B-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 Certificates and the applicable principal prepayment,

(10)	to the Class C-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,

(11)	to the Class C-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,

(12)	to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3 and Class A-SB Certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above, and

(13)	to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and

(y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-F, X-G, X-H, F, G, H or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-SB, D, E, F, G and H Certificates and the Class A-4, A-5, A-S, B and C trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Retained Percentage of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C trust component; seventh, to the Class B trust component; eighth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-4 and A-5 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-4, A-5, A-S, B or C trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3 or A-SB Certificates or the Class A-4 or A-5 trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D or E Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balance. The Notional Amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balance. The Notional Amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, A-4, A-4-X1, A-4-X2, A-5, A-5-X1, A-5-X2, X-A, X-B, X-D, X-F, X-G and X-H Certificates would be affected on a pari passu basis).

Servicing Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The related Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property (together with any other mortgage loan cross-collateralized with such mortgage loan) plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation. Additionally, a Government-Sponsored Relief Modification will not constitute an appraisal reduction event.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity.

A “Government-Sponsored Relief Modification” for any mortgage loan or serviced whole loan means any modification, waiver or amendment of the related mortgage loan or serviced whole loan that is necessary to facilitate a borrower’s ability to take advantage of any government-sponsored COVID-specific relief or stimulus program applicable to the mortgage loan or serviced whole loan, related mortgaged property or related borrower; provided that (A) any such action would not constitute a “significant modification” of such mortgage loan or companion loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the servicing standard), (B) agreeing to such action would be consistent with the servicing standard, and (C) agreeing to such action would not violate the terms, provisions or limitations of the Pooling and Servicing Agreement or any intercreditor agreement. For the avoidance of doubt, a Government-Sponsored Relief Modification may only be entered into by the applicable special servicer on behalf of the issuing entity.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-SB, D and E Certificates and the Class A-4, A-5, A-S, B and C trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates and the RR Interest) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class F, G and H Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to the non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2021-BNK37 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2021-BNK37 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by Certificate Balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with each Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such Special Servicer.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, either Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates other than the RR Interest. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, a Special Servicer is a Borrower Party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

applicable Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. Such Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK 2021-BNK37 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the BANK 2021-BNK37 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to the non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest), following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-SB, D and E Certificates and the Class A-4, A-5, A-S, B and C trust components are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK 2021-BNK37 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK 2021-BNK37 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Certain Terms and Conditions

other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK 2021-BNK37 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK 2021-BNK37 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK 2021-BNK37 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that BIG BNK37, LLC or its affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “V. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

River North
Fulton River District
Chicago River
Wolf Point
Franklin Street Bridge
Marina City
The River Hotel
W. Fulton St.
CTA BLUE LINE
W. Wacker Dr.
211 W. Wacker
222 North LaSalle
LaSalle-Wacker Building
17 West Wacker
35 West Wacker
333 Wacker Drive
CTA GREEN, PINK LINES
Clinton/Lake
Clark/Lake
CTA LOOP
State/Lake
Ogilvie Transportation Center (METRA)
150 North Wacker
155 N. Wacker
James R. Thompson Ctr/Atrium Mall
State of Illinois Building
Chicago Title & Trust Center
Gene Siskel Film Center
Oriental Theater
W. Randolph St.
Gogo
HERE Chicago
Boeing HQ
110 N. Wacker
101 N. Wacker
Kimpton Hotel Allegro
Cook County Building
Richard J. Daley Ctr.
DALEY PLAZA
108 N. State Street
Macy's
N. Jefferson St.
N. Clinton St.
N. Canal St.
N. Wacker Dr.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Michigan Ave.
OGILVIE
W. Washington St.
Washington/Wells
Washington/Dearborn
Wash./State
Pittsfield Building
Citigroup Center
South Branch Chicago River
110 North Wacker Drive
Madison Plaza
One North Wacker
1 North Wacker Drive
Chicago, IL 60606
W. Madison St.
COOK COUNTY
Lyric Opera of Chicago
1 South Wacker Drive
10 S. LaSalle
181 W. Madison
Chase Tower
GE Transportation
Chicago Mercantile Exchange
71 South Wacker Drive
1 North Franklin
Chicago Loop
CTA BLUE LINE
CTA RED LINE
W. Monroe St.
METRA COMMUTER RAIL
Monroe/Dearborn
Monroe/State
West Loop
129 South LaSalle
Franklin Center
LaSalle Bank Building
W. Adams St.
E. Adams St.
Union Station
UNION STATION
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. LaSalle St.
S. Clark St.
Dearborn St.
S. State St.
Willis (Sears) Tower
The Rookery Building
Quincy/Wells
Federal Reserve Bank of Chicago
Bank of America Building
W. Jackson Blvd.
Jackson/Dearborn
Jackson/State
S. Clinton St.
S. Canal St.
175 West Jackson
Chicago Board of Trade
LaSalle/Van Buren
DePaul University
Pritzker Park
CHICAGO
Chicago O'Hare Intl. Airport 12 miles
W. Van Buren St.
Chicago Stock Exchange
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
Roosevelt University
Eisenhower Expwy
290
Clinton
CTA BLUE LINE
LaSalle
E. Congress Pkwy.
D'Angelo Park
LA SALLE STREET METRA
Chicago Federal Building
W. Harrison St.
Harrison
Museum of Contemporary Photography
Printers Row
W. Polk St.
Dearborn Station
Dearborn Park
River City Condominiums
South Loop
CTA GREEN, ORANGE LINES
S. Michigan Ave.
Lake Michigan
Evanston
Oak Park
Oak Lawn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – One North Wacker

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$115,500,000		Location:	Chicago, IL
	Cut-off Date Balance(1):	$115,500,000		Size:	1,412,035 SF
	% of Initial Pool Balance:	8.7%		Cut-off Date Balance Per SF(1):	$249.99
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$249.99
	Borrower Sponsor:	The Irvine Company		Year Built/Renovated:	2001/NAP
	Guarantor:	71 South Wacker Drive Holdings LLC		Title Vesting:	Fee
	Mortgage Rate:	2.7185%		Property Manager:	Hines Interests Limited Partnership
	Note Date:	September 10, 2021		Current Occupancy (As of)(5):	81.3% (9/1/2021)
	Seasoning:	1 month		6/30/2020 Occupancy(5):	91.0%
	Maturity Date:	October 1, 2031		6/30/2019 Occupancy:	87.0%
	IO Period:	120 months		6/30/2018 Occupancy:	86.0%
	Loan Term (Original):	120 months		6/30/2017 Occupancy:	89.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(5):	$664,000,000
	Loan Amortization Type:	Interest only		As-Is Appraised Value Per SF(5):	$470.24
	Call Protection(2):	L(25),DorYM1(90),O(5)		As-Is Appraisal Valuation Date:	August 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM 7/31/2021 NOI:	$30,737,245
	Additional Debt Type (Balance)(1):	Pari Passu ($237,500,000)		TTM 6/30/2020 NOI:	$36,156,466
				TTM 6/30/2019 NOI:	$32,913,965
				TTM 6/30/2018 NOI:	$32,878,040
				U/W Revenues:	$70,771,979
				U/W Expenses:	$39,495,609
Escrows and Reserves(3)				U/W NOI:	$31,276,370
	Initial	Monthly	Cap	U/W NCF:	$28,833,804
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.21x / 2.96x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.2%
Replacement Reserve	$0	Springing	$299,964	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.2%
TI/LC Reserve	$0	Springing	$5,600,000	Cut-off Date LTV Ratio(1):	53.2%
Other Reserve(4)	$6,501,426	$0	NAP	LTV Ratio at Maturity(1):	53.2%

Sources and Uses
Sources			Uses
Original whole loan amount	$353,000,000	98.1%	Loan Payoff	$352,858,833	98.0%
Borrower Equity	6,961,961	1.9	Reserves	6,501,426	1.8
			Closing Costs	601,702	0.2
Total Sources	$359,961,961	100.0%	Total Uses	$359,961,961	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One North Wacker Whole Loan (as defined below).

(2)	Defeasance of the One North Wacker Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One North Wacker Whole Loan to be securitized and (b) November 1, 2024. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in November 2021.

(3)	See “Escrows” section.

(4)	Other Reserve consists of a free rent reserve ($1,915,596) and a landlord obligations reserve ($4,585,830).

(5)	The novel coronavirus pandemic is an evolving situation and could impact the One North Wacker Whole Loan more severely than assumed in the underwriting of the One North Wacker Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “One North Wacker Mortgage Loan”) is part of a whole loan that is evidenced by seven pari passu promissory notes, with an aggregate original principal balance of $353,000,000 (together, the “One North Wacker Whole Loan”). The One North Wacker Whole Loan is secured by a first priority fee mortgage encumbering a 1,412,035 square foot Class A office tower located in Chicago, Illinois (the “One North Wacker Property”). The One North Wacker Mortgage Loan is evidenced by the non-controlling Note A-3, Note A-4 and Note A-6 with an aggregate original principal balance of $115,500,000. The remaining promissory notes comprising the One North Wacker Whole Loan are summarized in the below table. The One North Wacker Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The One North Wacker Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$122,000,000	$122,000,000	BANK 2021-BNK36	Yes
A-2	$95,000,000	$95,000,000	Bank of America, National Association	No
A-3	$80,000,000	$80,000,000	BANK 2021-BNK37	No
A-4	$20,500,000	$20,500,000	BANK 2021-BNK37	No
A-5	$15,500,000	$15,500,000	Bank of America, National Association	No
A-6	$15,000,000	$15,000,000	BANK 2021-BNK37	No
A-7	$5,000,000	$5,000,000	BANK 2021-BNK36	No
Total	$353,000,000	$353,000,000

The Borrower and Borrower Sponsor. The borrower is One North Wacker LLC (the “One North Wacker Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is The Irvine Company, a private real estate developer, operator and investor headquartered in Newport Beach, California. The Irvine Company acquired the One North Wacker Property in two transactions in 2011 and 2015 for a purchase price of approximately $539 million and, after capital expenditures and leasing costs, maintains a current cost basis of $805 million. The non-recourse carveout guarantor is 71 South Wacker Drive Holdings LLC, an affiliate of the borrower sponsor.

The Property. The One North Wacker Property is a 51-story, 1,412,035 square foot, Class A, LEED Platinum certified office tower located in Chicago, Illinois. Originally constructed in 2001, the One North Wacker Property features a three story glass atrium lobby, column-free floor plates with floor-to-ceiling glass windows, a landscaped plaza, an on-site sundry shop, a 9,597 square foot conference center, a private fitness center and the One North Kitchen restaurant and bar. The One North Wacker Property also includes a two-story, 210-space below grade parking garage.

As of September 1, 2021, the One North Wacker Property was 81.3% leased to a granular rent roll of 48 tenants from a wide range of industries. The One North Wacker Property’s two largest tenants by net rentable area, Pricewaterhouse Coopers, LLP and UBS Americas Inc, are established, multinational corporations that have occupied the One North Wacker Property since its original construction in 2001. None of the remaining tenants contribute more than 9.5% to the underwritten base rent at the One North Wacker Property. Between 2013 and 2021, the property has maintained an average occupancy of 90%.

COVID-19 Update. As of September 9, 2021, the borrower sponsor had reported no collection issues. The borrower sponsor granted COVID-19 related rent relief to two food-service tenants, which rent relief is no longer outstanding other than approximately $10,260 of abated rent due to Munchies as of the closing date of the One North Wacker Whole Loan.

Major Tenants.

Pricewaterhouse Coopers, LLP (316,840 square feet, 22.4% of net rentable area, 27.9% of underwritten base rent). Pricewaterhouse Coopers, LLP (“PWC”) is one of the world’s largest accounting firms and one of the largest privately held firms in the United States. PWC employs over 284,000 employees in 155 countries. PWC’s professional services include audit, tax and consulting in various industries. PWC occupies 316,840 square feet at the One North Wacker Property on a lease that expires in October 2028, with three, five-year renewal options. PWC has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with payment of a termination fee of unamortized allowances, rent abatement, commissions and capital expenses plus a 9% interest rate. PWC is reportedly currently seeking to sublease 70,082 square feet (22.1% of its space). The One North Wacker Whole Loan is structured with a cash sweep period that will commence upon the earlier of (i) PWC’s failure to exercise its extension option for all of its leased space prior to the earlier of (x) the date that PWC is required to exercise such option under its lease and (y) the date that is 15 months prior to the then applicable expiration date of its lease; and (ii) PWC providing formal written notice that it relinquishes its lease renewal option with respect to all or a portion of its leased space. See “Lockbox and Cash Management” below.

UBS Americas Inc (138,445 square feet, 9.8% of net rentable area, 14.9% of underwritten base rent). Founded in 1862 and headquartered in Zurich, Switzerland, UBS Group AG is an international financial services company offering a full range of wealth management and investment services. UBS Americas Inc, a subsidiary of UBS Group AG, has been a tenant at the One North Wacker Property since 2001 and currently occupies 138,445 square feet. UBS Americas Inc recently renewed its lease through September 2032, which renewal will be effective October 1, 2022, and has two, five-year renewal options remaining. In connection with the ten-year renewal, UBS Americas Inc committed to a 2.5% annual rent increase and received $40.00 per square feet in tenant improvement allowances from the landlord and five months of abated rent from October 1, 2022 through February 28, 2023.

Barnes & Thornburg LLP (95,475 square feet, 6.8% of net rentable area, 9.5% of underwritten base rent). Barnes & Thornburg LLP is a national, full-service law firm that employs approximately 600 attorneys and operates 19 offices in the continental United States. Barnes & Thornburg LLP occupies 95,475 square feet at the One North Wacker Property on a lease that expires in February 2030, with two, five-year renewal options. Barnes & Thornburg currently subleases 27,747 square feet to Baker & Hostetler through April 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the tenancy at the One North Wacker Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
Pricewaterhouse Coopers, LLP	NR/NR/NR	316,840	22.4%	$32.68	$10,354,159	27.9%	10/31/2028	3 x 5 yr	Y(3)
UBS Americas Inc(4)	NR/Aa3/A+	138,445	9.8%	$40.04	$5,543,627	14.9%	9/30/2032	2 x 5 yr	N
Barnes & Thornburg LLP(5)	NR/NR/NR	95,475	6.8%	$36.95	$3,528,008	9.5%	2/28/2030	2 x 5 yr	N
Fitch Group, Inc.	NR/NR/NR	65,392	4.6%	$29.42	$1,923,828	5.2%	12/31/2031	2 x 5 yr	Y(6)
The McQuade Financial Group(7)	NR/NR/NR	50,342	3.6%	$40.60	$2,043,885	5.5%	8/31/2027	2 x 5 yr	N
Adams Street Partners, LLC	NR/NR/NR	40,444	2.9%	$30.91	$1,250,124	3.4%	9/30/2030	2 x 5 yr	Y(8)
B.C. Ziegler and Company	NR/NR/NR	32,445	2.3%	$29.80	$966,960	2.6%	7/31/2030	2 x 5 yr	Y(9)
Stifel, Nicolaus & Company	BBB/NR/BBB-	29,477	2.1%	$28.50	$840,095	2.3%	6/30/2034	NAP	Y(10)
The Irvine Company(11)	NR/NR/NR	25,116	1.8%	$0.00	$0	0.0%	Various(4)	NAP	N
Wipfli	NR/NR/NR	24,359	1.7%	$28.00	$682,052	1.8%	11/30/2029	2 x 5 yr(12)	Y(13)
Subtotal/Wtd. Avg.		818,335	58.0%	$33.16	$27,132,738	73.0%

Other Tenants		330,251	23.4%	$30.38	$10,032,085	27.0%
Vacant		263,449	18.7%	$0.00	$0	0.0%
Total/Wtd. Avg.		1,412,035	100.0%	$32.36(14)	$37,164,823	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Pricewaterhouse Coopers, LLP has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with payment of a termination fee of unamortized allowances, rent abatement, commissions and capital expenses plus a 9% interest rate.

(4)	In connection with its lease renewal, UBS Americas Inc received five months of abated rent from October 1, 2022 through February 28, 2023.

(5)	Barnes & Thornburg currently subleases 27,747 square feet to Baker & Hostetler through April 30, 2024.

(6)	Fitch Group, Inc. has the option to terminate its lease effective December 31, 2029, with 12 months’ notice and payment of a termination fee equal to $3,734,090.

(7)	The McQuade Financial Group currently subleases 3,456 square feet to Waitzman Voigt, D’Aquila through August 31, 2027.

(8)	Adams Street Partners, LLC has the option to terminate its lease effective September 30, 2027, with 12 months’ notice and payment of a termination fee equal to $1,929,294.

(9)	B.C. Ziegler and Company has the option to terminate its lease effective July 31, 2025, with 12 months’ notice and payment of a termination fee equal to $3,618,303.

(10)	Stifel, Nicolaus & Company has the option to terminate its lease effective December 31, 2030, with 12 months’ notice and payment of a termination fee equal to $2,240,918.

(11)	The Irvine Company is sponsor affiliated. The Irvine Company occupies 17,379 square feet expiring on July 31, 2024 and 7,737 square feet expiring on October 31, 2026.

(12)	Wipfli has one additional ten year renewal option after exercising its two five-year options.

(13)	Wipfli has the option to terminate its lease effective May 31, 2026, with 12 months’ notice and payment of a termination fee equal to $2,032,058.

(14)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the One North Wacker Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM/2021	2	2,528	0.2%	2,528	0.2%	$87,974	0.2%	$34.80
2022	6	33,154	2.3%	35,682	2.5%	$982,472	2.6%	$29.63
2023	2	8,964	0.6%	44,646	3.2%	$264,779	0.7%	$29.54
2024	9	66,083	4.7%	110,729	7.8%	$1,621,042	4.4%	$24.53
2025	7	47,400	3.4%	158,129	11.2%	$1,441,822	3.9%	$30.42
2026	5	56,331	4.0%	214,460	15.2%	$1,538,595	4.1%	$27.31
2027	6	80,313	5.7%	294,773	20.9%	$3,109,650	8.4%	$38.72
2028	7	363,072	25.7%	657,845	46.6%	$11,817,770	31.8%	$32.55
2029	2	32,112	2.3%	689,957	48.9%	$954,926	2.6%	$29.74
2030	8	203,448	14.4%	893,405	63.3%	$7,038,243	18.9%	$34.59
2031	1	65,392	4.6%	958,797	67.9%	$1,923,828	5.2%	$29.42
Thereafter	4	189,789	13.4%	1,148,586	81.3%	$6,383,722	17.2%	$33.64
Vacant	0	263,449	18.7%	1,412,035	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	59	1,412,035	100.0%			$37,164,823	100.0%	$32.36(3)
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the One North Wacker Property:

Historical Occupancy(1)

6/30/2017	6/30/2018	6/30/2019	6/30/2020	9/1/2021
89.0%	86.0%	87.0%	91.0%	81.3%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the One North Wacker Property:

Cash Flow Analysis

	2018(1)	2019(1)	2020(1)	TTM 7/31/2021	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$36,368,825	$37,210,886	$39,255,102	$37,501,013	$44,602,883	52.1%	$31.59
Reimbursements	27,554,940	26,297,908	28,082,091	28,380,399	39,387,779	46.0	27.89
Parking Income	885,253	854,306	687,047	262,917	450,597	0.5	0.32
Other Income(4)	1,415,339	1,189,211	1,029,114	598,902	1,110,080	1.3	0.79
Net Rental Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$85,551,339	100.0%	$60.59
(Vacancy & Concessions)	0	0	0	0	(14,779,360)	(33.1)	(10.47)
Effective Gross Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$70,771,979	82.7%	$50.12

Real Estate Taxes	20,814,040	20,212,039	20,586,725	24,744,256	25,436,918	35.9	18.01
Insurance	473,195	494,509	502,621	555,747	698,712	1.0	0.49
Other Operating Expenses	12,059,082	11,931,798	11,807,543	10,705,982	13,359,979	18.9	9.46
Total Operating Expenses	$33,346,317	$32,638,346	$32,896,888	$36,005,986	$39,495,609	55.8%	$27.97

Net Operating Income	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$31,276,370	44.2%	$22.15
Replacement Reserves	0	0	0	0	299,964	0.4	0.21
TI/LC	0	0	0	0	2,142,602	3.0	1.52
Net Cash Flow	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$28,833,804	40.7%	$20.42

NOI DSCR(5)	3.38x	3.38x	3.72x	3.16x	3.21x
NCF DSCR(5)	3.38x	3.38x	3.72x	3.16x	2.96x
NOI Debt Yield(5)	9.3%	9.3%	10.2%	8.7%	8.9%
NCF Debt Yield(5)	9.3%	9.3%	10.2%	8.7%	8.2%

(1)	Represents trailing 12 months as of June 30 for each respective year.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	U/W Gross Potential Rent includes contractual rent steps through October 1, 2022 ($751,146) and straight line averaged rent for investment grade rated tenants ($542,907).

(4)	Other Income includes storage income, antenna income and other miscellaneous income.

(5)	Debt service coverage ratios and debt yields are based on the One North Wacker Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the One North Wacker Property of $664,000,000 as of August 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2021, there was no evidence of any recognized environmental conditions at the One North Wacker Property.

Market Overview and Competition. The One North Wacker Property is situated at the northeast corner of Wacker Drive and Madison Street along the west side of North Franklin Street in the West Loop submarket of Chicago. The site is within walking distance of several public transportation options, including Chicago Transit Authority bus and “L” systems, Union Station and Ogilvie Transportation Center. Additionally, two interstates, I-90 and I-290, are accessible in close proximity to the One North Wacker Property.

The One North Wacker Property is located in the West Loop office submarket, within the Downtown Chicago office market. At the end of the second quarter of 2021, the West Loop office submarket was 84.9% Class A space, with inventory of 52,058 square feet, a vacancy rate of 15.2% and average asking rent of $44.69 per square foot. From 2016 to 2020, the Class A submarket added 6,332 square feet, vacancy ranged from 11.75% to 13.63% and asking rent increased by 17.0%.

The One North Wacker Property benefits from the area’s population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the One North Wacker Property was 80,323, 375,627 and 850,278, respectively. The estimated 2021 average household income within the same radii was $165,806, $145,096 and $124,630, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraiser’s market rent conclusions for the One North Wacker Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projection	Lease Type
Low-Rise Office <10k SF	$26.00	60	2.5% per annum	NNN
Low-Rise Office >10k SF	$26.00	120	2.5% per annum	NNN
Mid-Rise Office <10k SF	$27.00	84	2.5% per annum	NNN
Mid-Rise Office >10k SF	$27.00	120	2.5% per annum	NNN
High-Rise Office <10k SF	$33.00	84	2.5% per annum	NNN
High-Rise Office >10k SF	$33.00	120	2.5% per annum	NNN
Retail	$50.00	120	None	NNN

The following table presents recent office leasing data at comparable properties with respect to the One North Wacker Property:

Comparable Office Leases

Property Address	Year Built	Rentable Area (SF)	Occupancy	Asking Rent	Major Tenants
One North Wacker 1 North Wacker Drive	2001	1,412,035(1)	81.3%(1)	$32.36(1)	Pricewaterhouse Coopers, LLP, UBS Americas Inc, Barnes & Thornburg LLP, Fitch Group, Inc., The McQuade Financial Group
Bank of America Tower 110 North Wacker Drive	2020	1,546,909	76.4%	-	Bank of America, Lincoln International, Regus 18, Perkins Coie
River Point 444 West Lake Street	2016	1,081,702	99.4%	$46.05	McDermott Will and Emery, DLA Piper, LLP, Mead Johnson, Harrison Street Capital
300 North LaSalle Street(2)	2009	1,302,901	97.7%	$40.04	Aviva USA Corporation, Hub International, PSP Capital Partners
Mesirow Financial Building 353 North Clark Street	2009	1,184,255	91.6%	-	Intercontinental Exchange, Inc., Insight Global LLC, American Board of Medical Specialties
155 North Wacker Drive	2009	1,152,953	92.3%	$38.34	The Savo Group Ltd, Broker’s Risk Placement Service, Ogletree, Deakins, Nash
Hyatt Center 71 South Wacker Drive(2)	2005	1,687,710	95.9%	$30.16	Mayer Brown, LLP, IBM Corporation, iManage, Towers Watson, Milliman
One Eleven South Wacker 111 South Wacker Drive	2004	1,213,322	95%	$28.79	Houlihan Lokey, Harris Associates, RBC Wealth Management

Source: Appraisal.

(1)	Information obtained from underwritten rent roll.

(2)	300 North LaSalle Street and 71 South Wacker Drive are also owned by the borrower sponsor.

Escrows.

Real Estate Taxes – The One North Wacker Borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Trap Event Period (as defined below), (ii) during a DSCR Trigger Event Period (as defined below), or (iii) upon the One North Wacker Borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Insurance – The One North Wacker Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Trap Event Period, (ii) during a DSCR Trigger Event Period, or (iii) upon the One North Wacker Borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the One North Wacker Borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Replacement Reserve – During either a Cash Trap Event Period or a DSCR Trigger Event Period, the One North Wacker Borrower is required to deposit monthly $24,997 to a reserve for replacements to the One North Wacker Property, subject to a cap of $299,964. In lieu of monthly deposits to the replacement reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

TI/LC Reserve – During a DSCR Trigger Event Period, the One North Wacker Borrower is required to deposit monthly $178,550 for future tenant improvements and leasing commissions, subject to a cap of $5,600,000. In lieu of monthly deposits to the TI/LC reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Free Rent Reserve – At loan origination, the One North Wacker Borrower deposited $1,915,596 into a free rent reserve for outstanding obligations relating to The Alexander Group, Inc through April 1, 2022 and to Stifel, Nicolaus & Company through October 1, 2022. Funds in the free rent reserve account are required to be disbursed monthly as rent becomes due under each applicable lease.

Landlord Obligations Reserve – At loan origination, the One North Wacker Borrower deposited $4,585,830 into a landlord obligation reserve for outstanding obligations to The Alexander Group, Inc, Stifel, Nicolaus & Company, Boyd Watterson Asset Management LLC and The Jordan Company, L.P. Upon request from the One North Wacker Borrower, the lender will be required to disburse funds to reimburse the One North Wacker Borrower for costs and expenses incurred in the performance of certain unfunded landlord obligations set forth in the One North Wacker Whole Loan documents.

A “DSCR Trigger Event Period” will commence upon the date, tested quarterly, that the amortizing debt service coverage ratio is less than 1.15x and will expire on the date, tested quarterly, that the amortizing debt service coverage ratio assuming a 30 year-amortization period is equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The One North Wacker Whole Loan is structured with a hard lockbox and springing cash management. All rents from the One North Wacker Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the One North Wacker Borrower’s operating account. During a Cash Trap Event Period, the One North Wacker Borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One North Wacker Whole Loan documents. During a Cash Trap Event Period other than during any period in which a PWC Excess Cash Flow Sweep Stop is in effect, all excess cash is required to be held by the lender as additional security for the One North Wacker Whole Loan; provided that excess cash will be disbursed at the direction of the One North Wacker Borrower in the event of shortfalls in certain monthly expense items.

A “Cash Trap Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) PWC failing to exercise its extension option with respect to all of the PWC space prior to the earlier of (x) the date by which PWC is required to exercise such option pursuant to the lease and (y) 15 months prior to the then applicable lease expiration date, (iii) PWC providing notice that it is relinquishing its option to renew its lease with respect to all or a portion of the PWC space, (iv) PWC defaulting in the payment of rent for more than 45 days, or (v) PWC becoming subject of any proceedings as a debtor and (b) terminates when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), PWC exercises its renewal option or one or more replacement tenants lease its space, (iii) with respect to clause (a)(iii), one or more replacement tenants lease PWC’s space, (iv) with respect to clause (a)(iv), PWC has cured such default or one or more tenants lease its space, (v) with respect to clause (a)(v), PWC is no longer subject to any proceedings as a debtor or one or more tenants lease its space.

A “PWC Excess Cash Flow Sweep Stop” will be in effect if, as of any monthly payment date during a Cash Trap Event Period, (a) no event of default exists and (b) total undisbursed funds then on deposit in the excess cash flow account on such monthly payment date are not less than an amount equal to the product of (x) the applicable square footage impacted by PWC’s non-renewal, default or bankruptcy multiplied by (y) $30.

Property Management. The One North Wacker Property is managed by Hines Interests Limited Partnership.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The One North Wacker Borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the One North Wacker Borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the One North Wacker Borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the One North Wacker Property at the time with respect to the property and business interruption policies (excluding the terrorism, named storm and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

HCA Houston Healthcare Conroe
Conroe
River Bend Station
Woodloch
River Plantation Golf Club
3 Palms Action Sports Park
WG Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
242 Crossing Mall
Harpers Preserve
St. Lukes Health - The Woodlands
Houston Methodist The Woodlands Emergency Dept.
Texas Children's Hospital - The Woodlands
MONTGOMERY COUNTY
Research Forest Drive
Alden Bridge
Club at Carlton Woods
The Woodlands CC
Cochran's Crossing
Gosling Rd
Research Forest Dr
Lake Woodlands Dr
Woodlands Pkwy
Woodforest Bank Stadium
Memorial Hermann The Woodlands Med. Center
The Woodlands
Kuykendahl Rd
Flintridge Dr
ExxonMobil Hughes Landing
Lake Woodlands Plaza
Tamina
Mann Dr
The Woodlands Children's Museum
Market Street
The Woodlands Mall
1201 Lake Robbins
1201 Lake Robbins Drive
The Woodlands, TX 77380
Cynthia Woods Mitchell Pavilion
Lake Woodlands
Chevron Phillips Chemical Co.
The Woodlands Resort
The Woodlands CC
Harris Rd
Robinson Rd
Augusta Creek
Sawdust Rd
Grogans Mill Rd
Augusta Pines
Northcrest Dr
Gosling Rd
Rayford Rd
Wood Winds Shopping Center
Rayford
Rayford Rd
Birnham Woods Dr
HARRIS COUNTY
ExxonMobil Houston Campus
Hewitt Packard
Southwestern Energy Co.
Hardy Toll Rd
Grand Pkwy
Grand Parkway
Avonak
Kuykendahl Rd
Spring
Spring Stuebner Rd
The Market at Springwoods Village
Houston 24 miles
George Bush Intcntl. Airport 14 miles
Pundt Park
45
242
99
Conroe
The Woodlands
Spring
HOUSTON
Pasadena
Pearland
Missouri City
Sugar Land
Rosenberg
Baytown
Channelview
Galveston Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 1201 Lake Robbins

Mortgage Loan Information				Mortgaged Property Information(4)
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Office – Suburban
Original Principal Balance(1):	$100,000,000			Location:	The Woodlands, TX
Cut-off Date Balance(1):	$100,000,000			Size:	807,586 SF
% of Initial Pool Balance:	7.6%			Cut-off Date Balance Per SF(1):	$309.56
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$309.56
Borrower Sponsors:	The Howard Hughes Corporation			Year Built/Renovated:	2002/NAP
Guarantor:	The Woodlands Land Development Company, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.8270%			Property Manager:	Howard Hughes Management Services Company, LLC
Note Date:	October 8, 2021			Current Occupancy (As of)(4):	100.0% (11/1/2021)
Seasoning:	1 month			YE 2020 Occupancy(4):	100.0%
Maturity Date:	October 11, 2031			YE 2019 Occupancy:	100.0%
IO Period:	120 months			YE 2018 Occupancy:	100.0%
Loan Term (Original):	120 months			YE 2017 Occupancy:	100.0%
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$452,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF(4):	$559.69
Call Protection(2):	L(25),D(88),O(7)			As-Is Appraisal Valuation Date:	August 25, 2021
Lockbox Type:	Hard/In-place Cash Management
Additional Debt(1):	Yes			Underwriting and Financial Information(4)
Additional Debt Type (Balance):	Pari Passu ($150,000,000)			TTM NOI (8/31/2021):	$24,086,187
				YE 2020 NOI:	$24,374,004
				YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$35,365,647
				U/W Expenses:	$12,442,182
Escrows and Reserves(3)				U/W NOI:	$22,923,465
Initial		Monthly	Cap	U/W NCF:	$21,954,362
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.36x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 8.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 8.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$250,000,000	100.0%	Closing costs	$1,866,197	0.7%
			Equity Repatriation(6)	248,133,803	99.3
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%
(1)	The 1201 Lake Robbins Mortgage Loan (as defined below) is part of the 1201 Lake Robbins Whole Loan (as defined below) with an original aggregate principal balance of $250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1201 Lake Robbins Whole Loan.

(2)	At any time after the earlier of (i) October 8, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1201 Lake Robbins Whole Loan to be securitized, the 1201 Lake Robbins Borrower (as defined below) has the right to defease the 1201 Lake Robbins Whole Loan in whole, but not in part. Additionally, the 1201 Lake Robbins Borrower may prepay the 1201 Lake Robbins Whole Loan with 30 days’ notice on or after April 11, 2031.

(3)	See “Escrows” section below.

(4)	While the 1201 Lake Robbins Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1201 Lake Robbins Mortgage Loan more severely than assumed in the underwriting of the 1201 Lake Robbins Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The 1201 Lake Robbins Borrower purchased the property in December 2019. No prior historical financials are available.

(6)	The 1201 Lake Robbins Borrower purchased the property in December 2019 as part of a portfolio acquired by The Howard Hughes Corporation, and was unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The Mortgage Loan. The XX largest mortgage loan (the “1201 Lake Robbins Mortgage Loan”) is part of a whole loan (the “1201 Lake Robbins Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $250,000,000. The 1201 Lake Robbins Whole Loan is secured by a first priority fee mortgage encumbering an 807,586 SF office building, located in The Woodlands, Texas (the “1201 Lake Robbins Property”). The 1201 Lake Robbins Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2021-BNK37	Yes
A-2	$70,000,000	$70,000,000	WFB	No
A-3	$40,000,000	$40,000,000	WFB	No
A-4	$40,000,000	$40,000,000	WFB	No
Total	$250,000,000	$250,000,000

The Borrower and Borrower Sponsors. The borrower is HH Woodlands Tower Holdings, LLC (the “1201 Lake Robbins Borrower”), a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1201 Lake Robbins Mortgage Loan. The non-recourse carveout guarantor is The Woodlands Land Development Company, L.P. (the “1201 Lake Robbins Guarantor”).

The borrower sponsor is The Howard Hughes Corporation. Founded in 2010, the company owns, manages, and develops commercial, residential and mixed-use real estate throughout the United States. Through its Operating Assets segment, the company owns 15 retail, 32 office, 12 multi-family, and 13 other operating assets.

The Property. The 1201 Lake Robbins Property is a 30-story, Class A office building consisting of 807,586 rentable square feet situated on 5.1 acres of land. The property was originally built as the corporate headquarters for Anadarko and includes a fitness center, deli, and a 45,000 square foot annex which includes a large cafeteria and conference space. In 2019, Occidental Petroleum Corporation (“Occidental”) acquired Anadarko, and The Howard Hughes Corporation purchased both the 1201 Lake Robbins Property and an adjacent office building. Subsequently Occidental signed a new 13-year lease and consolidated its space from the adjacent building into the 1201 Lake Robbins Property. As of November 1, 2021, the 1201 Lake Robbins Property is 100% leased to Occidental.

The 1201 Lake Robbins Property is subject to a shared parking agreement with the adjacent building, whereby the 1201 Lake Robbins Borrower and the owner of the adjacent building reallocated parking spaces in each buildings garage such that the 1201 Lake Robbins Property is entitled to the use of 2,019 parking spaces as required under the Occidental lease.  Expenses are shared between the two property owners based on each owner’s share of the total available parking spaces.

COVID-19 Update. As of October 7, 2021, the 1201 Lake Robbins Property is open and operating. Occidental has made its October 2021 rental payment. The first debt service payment is due in November 2021.

Major Tenant.

Occidental Petroleum Corporation (BB/Ba2/BB: F/M/S&P; 807,586 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2032 lease expiration) Occidental is an international energy company with assets in the United States, Middle East, Africa and Latin America. Founded in 1920, Occidental is one of the largest oil producers in the Unites States including being a leading producer in the Permian and DJ Basins and offshore Gulf of Mexico. As of October 14, 2021, the company has a market capitalization of $30.0 billion and employs 11,800 people.

Occidental signed a new 13-year lease in December 2019 and has either two, 5-year or one, 10-year extension options for at least 250,000 square feet, with 12 months’ notice at 95% of fair market rent. The lease includes 2% annual rent increases and no termination or contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the 1201 Lake Robbins Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Occidental	BB/Ba2/BB	807,586	100.0%	$30.69	$24,784,815	100.0%	12/31/2032	Y(2)	N
Total Major Tenants		807,586	100.0%	$30.69	$24,784,815	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		807,586	100.0%	$30.69	$24,784,815	100.0%

Vacant Space		0	0.0%

Collateral Total		807,586	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the January 1, 2022 rent step.

(2)	Tenant has the option of two, 5-year or one, 10-year renewal option for at least 250,000 square feet at 95% of fair market rent.

The following table presents certain information relating to the lease rollover schedule at the 1201 Lake Robbins Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	807,586	100.0%	807,586	100.0%	$24,784,815	100.0%	$30.69
Vacant	0	0	0.0%	807,586	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	807,586	100.0%			$24,784,815	100.0%	$30.69

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 1201 Lake Robbins Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	11/1/2021(1)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Lake Robbins Center Property:

Cash Flow Analysis

	2020	TTM (8/31/2021)	U/W	%(1)	U/W $ per SF
Base Rent	$23,823,787	$24,141,438	$24,784,815(2)	67.7%	$30.69
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$23,823,787	$24,141,438	$24,784,815	67.7%	$30.69
Other Income	0	0	0	0.0	0.00
Total Recoveries	12,027,957	11,856,395	11,820,073	32.3	14.64
Net Rental Income	$35,851,744	$35,997,833	$36,604,888	100.0%	$45.33
(Vacancy & Credit Loss)	0	0	(1,239,241)	(5.0)	(1.53)
Effective Gross Income	$35,851,744	$35,997,833	$35,365,647	96.6%	$43.79

Real Estate Taxes	4,906,836	4,571,446	5,138,179	14.5	6.36
Insurance	635,236	647,661	697,633	2.0	0.86
Management Fee	1,349,404	1,147,138	1,060,969	3.0	1.31
Other Operating Expenses	4,586,264	5,545,401	5,545,401	15.7	6.87
Total Operating Expenses	$11,477,740	$11,911,646	$12,442,182	35.2%	$15.41

Net Operating Income	$24,374,004	$24,086,187	$22,923,465	64.8%	$28.39
Replacement Reserves	0	0	161,517	0.5	0.20
TI/LC	0	0	807,586	2.3	1.00
Net Cash Flow	$24,374,004	$24,086,187	$21,954,362	62.1%	$27.19

NOI DSCR(3)	2.51x	2.48x	2.36x
NCF DSCR(3)	2.51x	2.48x	2.26x
NOI Debt Yield(3)	9.7%	9.6%	9.2%
NCF Debt Yield(3)	9.7%	9.6%	8.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The U/W Base Rent represents the January 1, 2022 rent step.

(3)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 1201 Lake Robbins Whole Loan.

Appraisal. The appraiser concluded an “As-Is Market Value” of $452,000,000 as of August 25, 2021. The appraiser provided an “As Dark Value” of $223,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2021, there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The 1201 Lake Robbins Property is located in The Woodlands, Texas, approximately 29.5 miles north of Houston. The Woodlands is a mixed-use master-planned development that contains approximately 27,000 acres, of which approximately 20-25% will remain forest preserves, parks, golf courses, lakes and open space. The Woodlands includes over 1,650 companies including major corporations such as Chevron Phillips, Occidental, and Baker Hughes, and employs an estimated 22,629 people. Currently, the Woodlands is home to more than 60,000 residents, contains 3.9 million square feet of retail and commercial space and approximately 6.3 million square feet of office space. At full build out, the community is expected to have 132,500 residents and approximately 82,000 employees. The 1201 Lake Robbins Property is located directly adjacent to the Woodlands Waterway, which winds through the township and connects attractions along the way such as dining, hotels, nightlife and outdoor green space. According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was approximately 5,552, 62,548 and 160,703, respectively and the estimated 2020 average household income within the same radii was approximately $133,550, $132,792 and $141,072, respectively.

The 1201 Lake Robbins Property is located approximately 4.9 miles from the Grand Parkway, the outermost loop around Houston and provides accessibility throughout the area, and 1.1 miles from Interstate 45, a major north south thoroughfare. Additionally, the 1201 Lake Robbins Property is located 0.9 miles to The Woodlands Mall, featuring various dining and entertainment options and tenants such as Apple, Coach, Peloton and Nordstrom. The 1201 Lake Robbins Property is also located approximately 22.5 miles from the George Bush Intercontinental Airport.

According to the appraisal, the property is situated within in the Woodlands/Conroe submarket within the greater Houston office market. As of the second quarter of 2021, the submarket reported a total inventory of approximately 11.0 million square feet with a 19.1% vacancy rate and an average asking rent of $40.24 per square foot, net. The appraiser identified nine comparable buildings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

located within The Woodlands with rents ranging from $21.00 to $30.75 per square foot, net. The appraiser concluded a market rent for the 1201 Lake Robbins Property of $29.00 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Lake Robbins Property:

Market Rent Summary(1)

Market Rent (PSF)	$29.00
Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	$0.50 per annum
Tenant Improvements (New/Renewal)	$75.00/ $25.00
Leasing Commissions (New Renewal)	6.0%/ 6.0%
Free Rent	12 months

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1201 Lake Robbins Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Apple at Capital Ridge 320 South Capital of Texas Highway Austin, TX	Austin, TX	2015/NAP	216,511	Aug-2021	$140,000,000	$647
Waterway Plaza 1 10003 Woodloch Forest Drive The Woodlands, TX	The Woodlands, TX	2000/NAP	223,516	Jan-2021	$109,000,000	$488
Helios Plaza 201 Helios Way Houston, TX	Houston, TX	2009/NAP	377,185	Aug-2021	$178,000,000	$472
HP Inc. Plaza in City Place 10300 Energy Drive Spring, TX	Spring, TX	2018/NAP	378,402	Aug-2021	$217,581,200	$575
Ten West One 17420 Katy Freeway Houston, TX	Houston, TX	1998/NAP	199,000	Aug-2021	$67,100,000	$337

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable leases related to 1201 Lake Robbins Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(2)	Term	Annual Base Rent PSF(3)	Lease Type
1201 Lake Robbins (Subject) 1201 Lake Robbins Drive The Woodlands, TX	2002/NAP	807,586(4)	100%(4)	13 Yrs.	$30.69(5)	NNN
One, Two & Three Hughes Landing 1780, 1790 & 1800 Hughes Landing Boulevard The Woodlands, TX	2015/NAP	716,230	86%	5-10 Yrs.	$30.00	NNN
Woodlands Town Center 1 & 2 1330 & 1450 Lake Robbins Drive The Woodlands, TX	1999/NAP	280,415	82%	5-10 Yrs.	$24.50	NNN
3 Waterway Square Place 3 Waterway Avenue The Woodlands, TX	2013/NAP	232,045	87%	3-10 Yrs.	$29.00	NNN
4 Waterway Square Place 4 Waterway Avenue The Woodlands, TX	2008/NAP	218,551	100%	5 Yrs.	$29.00	NNN
21 Waterway 21 Waterway Avenue The Woodlands, TX	2005/NAP	102,816	99%	3-10 Yrs.	$30.50	NNN
24 Waterway 24 Waterway Avenue The Woodlands, TX	2008/NAP	308,000	91%	3-10 Yrs.	$29.00	NNN
Waterway Plaza Two 10001 Woodloch Forest Drive The Woodlands, TX	2000/NAP	142,270	60%	3-10 Yrs.	$26.50	NNN
Wildwood Corporate Centre II 480 WildWood Forest Drive The Woodlands, TX	2016/NAP	201,933	89%	5-10 Yrs.	$21.00	NNN
The Woodlands Tower 9950 Woodloch Forest Drive The Woodlands, TX	2014/NAP	595,854	34%	5-10 Yrs.	$30.75	NNN

(1)	Information obtained from the appraisal. Includes comparable buildings located in The Woodlands, TX.

(2)	Represents building occupancy as of September 2021, with the exception of the 1201 Lake Robbins Property

(3)	Represents quoted rental rates as of September 2021, with the exception of the 1201 Lake Robbins Property.

(4)	Information obtained from the underwritten rent roll.

(5)	Represents the underwritten base rent.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the 1201 Lake Robbins Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by 1201 Lake Robbins Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly replacement reserve deposit of $10,095.

TI/LC Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly TI/LC reserve deposit of $134,598.

Lockbox and Cash Management. The 1201 Lake Robbins Mortgage Loan is structured with a hard lockbox and in-place cash management. The 1201 Lake Robbins Borrower and property manager are required to direct the tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, to be applied in accordance with the loan documents. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to, or at the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

written direction, of the 1201 Lake Robbins Borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;

(ii)	the net cash flow debt yield being less than 6.0% for any calendar quarter;

(iii)	the occurrence of a Material Tenant Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 6.0%, tested quarterly, or the 1201 Lake Robbins Borrower delivers cash or a letter of credit in an amount which, if applied to the then principal balance of the 1201 Lake Robbins Mortgage Loan, would result in the debt yield threshold being satisfied;

●	with regard to clause (iii), a Material Tenant Event Cure occurs.

A “Material Tenant Event” will commence upon the occurrence of any of the following:

(i)	Occidental defaults under the lease beyond any notice and cure periods;

(ii)	Occidental becomes a debtor in a bankruptcy, insolvency or similar proceeding;

(iii)	Occidental goes dark in 50% or more of the 1201 Lake Robbins Property, unless it is caused by COVID-19 or any other pandemic event;

(iv)	The credit rating of Occidental is downgraded below “B” or the equivalent by any rating agency;

(v)	Occidental has not renewed its lease for a minimum of a five-year term on then-current market terms reasonably approved by lender, at least 12 months prior to loan maturity; or

(vi)	Occidental terminates, surrenders, or cancels its lease.

A “Material Tenant Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), either the event of default has been cured or the 1201 Lake Robbins Borrower has entered into one or more replacement leases for at least a five year term, for either the entire Occidental space or a portion of the space if the aggregate base rent is at least 90% of the base rent otherwise payable under the Occidental lease, and the tenant has taken occupancy and commenced paying full unabated rent as evidenced by an estoppel (“Replacement Lease Condition”);

●	if caused solely by clause (ii), either the bankruptcy has been discharged or dismissed, Occidental has assumed the lease and the bankruptcy trustee has approved the assumption or the occurrence of a Replacement Lease Condition;

●	if caused solely by clause (iii), Occidental has been continuously operating in more than 50% of the 1201 Lake Robbins Property for more than 90 days or if a sublease exists for more than 50% of the space, the sublease occupancy sweep cap of $50.00 PSF for the sublease square footage has been met, and Occidental is operating in the remainder of the 1201 Lake Robbins Property;

●	if caused solely by clause (iv), Occidental has a credit rating of “B” or higher by each rating agency that rates it;

●	if caused solely by clause (v), a binding and enforceable renewal of the Occidental lease approved by the lender has been delivered by Occidental; or

●	if caused solely by clause (vi) the occurrence of a Replacement Lease Condition.

Property Management. The 1201 Lake Robbins Property is managed by Howard Hughes Management Services Company, LLC.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. Provided, however, if TRIPRA is not in effect, the 1201 Lake Robbins Borrower is not required to pay premiums in excess of two times the premium for a separate all risk policy insuring the 1201 Lake Robbins Property on a stand along basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

W. 42nd St.
One River Place
Silver Towers
W. 41st St.
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Playwrights Horizons
9A
AMTRAK
W. 40th St.
W. 39th Street Ferry Terminal
Lincoln 495 Tunnel
Verizon Corporate Office
NY Museum of Contemporary Art
Cassa Times Square
W. 38th St.
Pier 78
W. 37th St.
DiMenna Ctr. for Classical Music
495
Casamia 36 Hotel
Jacob Javits Convention Center
W. 36th St.
Hudson Mercantile
Hudson River Hotel
3 Hudson Boulevard
The Spiral (Under Constr.)
12th Ave.
11th Ave.
10th Ave.
Dyer Ave.
W. 34th St.
34TH ST/ HUDSON YARDS
55 Hudson Yards
50 Hudson Yards (Under Constr.)
New York & Company Corp. Office
34TH ST/ PENN STA.
One Penn Plaza
W. 33rd St.
W. 33rd St.
PENN STATION
MANHATTAN
35 Hudson Yards
30 Hudson Yards
Madison Square Garden
Penn Station
LIRR
NJ TRANSIT
Western Yard (Under Development)
HUDSON YARDS
The Shops & Restaurants at Hudson Yards
NJ TRANSIT AMTRAK
James A. Farley General Post Office
LIRR
Vessel
W. 31st St.
W. 31st St.
30th Street Heli Pad
15 Hudson Yards
The Shed
10 Hudson Yards
Midtown
The High Line Elevated Park
W. 30th St.
W. 30th St.
W. 30th St.
1 Hudson Yards
Abington House
Morgan General Mail Facility
W. 29th St.
W. 29th St.
Hudson River Park
Magnet Theater
W. 28th St.
W. 28th St.
28TH ST/ 7TH AVE
Terminal Warehouse Building
W. 27th St.
Selina Chelsea Hotel
W. 27th St.
The Museum at FIT
Chelsea
Starret-Lehigh Building
W. 26th St.
W. 26th St.
Target Corporate Office
9th Ave.
8th Ave.
7th Ave.
12th Ave.
CHELSEA GALLERIES
Swedish Inst. College of Health Sciences
W. 25th St.
Hudson River
Gladstone Gallery
Gagosian
A C E
1 2 3
23RD ST
W. 24th St.
The High Line Elevated Park
HG Contemporary Gallery
Chelsea Waterside Park
9A
London Terrace Towers Owners, Inc.
405-465 West 23rd Street and 410-470 West 24th Street
New York, NY 10011
W. 23rd St.
23RD ST/ 7TH AVE
W. 22nd St.
Pier 62 Skatepark
W. 21st St.
The Irish Repository Theatre
Jack Shainman Gallery
The High Line Hotel
W. 20th St.
Chelsea Piers Sports & Entertainment Complex
Atlantic Theater Company
New York Live Arts
W. 19th St.
IAC Building
The Joyce Theater
Christine Burgin Gallery
W. 18th St.
18TH ST/ 7TH AVE
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
W. 17th St.
A C E
1 2 3
Rubin Museum of Art
W. 16th St.
14TH ST/ 8TH AVE
9A
CHELSEA MARKET
Google Corporate Office Campus
W. 15th St.
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Chelsea
East River
Greenpoint
MANHATTAN
HUDSON COUNTY
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – London Terrace Towers Owners, Inc.

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA(sf)/Aaa1(sf)			Property Type – Subtype:	Multifamily – Cooperative
Original Principal Balance:	$82,000,000			Location:	New York, NY
Cut-off Date Balance:	$82,000,000			Size(4):	633 Units
% of Initial Pool Balance:	6.2%			Cut-off Date Balance Per Unit:	$129,542
Loan Purpose:	Refinance			Maturity Date Balance Per Unit:	$129,542
Borrower Sponsor(1):	London Terrace Towers Owners, Inc.			Year Built/Renovated:	1932/2019-2021
Guarantor(1):	London Terrace Towers Owners, Inc.			Title Vesting:	Fee
Mortgage Rate:	2.3200%			Property Manager:	Residential Management Group, LLC
Note Date:	October 15, 2021			Current Occupancy (As of)(5)(6):	95.0% (9/22/2021)
Seasoning:	0 months			YE 2020 Occupancy(5)(6):	NAP
Maturity Date:	November 1, 2031			YE 2019 Occupancy(5):	NAP
IO Period:	120 months			YE 2018 Occupancy(5):	NAP
Loan Term (Original):	120 months			YE 2017 Occupancy(5):	NAP
Amortization Term (Original):	0 months			As-Is Appraised Value(6)(7):	$610,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per Unit(6)(7):	$963,665
Call Protection:	L(24),DorYM1(88),O(8)			As-Is Appraisal Valuation Date(7):	September 22, 2021
Lockbox Type:	None			Underwriting and Financial Information(6)
Additional Debt(2):	Yes			Most Recent NOI(8):	NAP
Additional Debt Type (Balance)(2):	Future Subordinate Debt			YE 2020 NOI(8):	NAP
				YE 2019 NOI(8):	NAP
				YE 2018 NOI(8):	NAP
				YE 2017 NOI(8):	NAP
				U/W Revenues:	$32,007,350
				U/W Expenses:	$17,128,824
				U/W NOI:	$14,878,526
				U/W NCF:	$14,720,276
				U/W DSCR based on NOI/NCF:	7.71x / 7.63x
				U/W Debt Yield based on NOI/NCF:	18.1% / 18.0%
Escrows and Reserves(3)				U/W Debt Yield at Maturity based on NOI/NCF:	18.1% / 18.0%
	Initial	Monthly	Cap	Cut-off Date LTV Ratio(7):	13.4%
Taxes	$0	Springing	NAP	LTV Ratio at Maturity(7):	13.4%
Insurance	$0	Springing	NAP	Coop-Rental Value(9):	$360,000,000 (9/22/2021)
Replacement Reserve	$0	Springing	NAP	Coop-LTV as Rental(9):	22.8%

Sources and Uses
Sources			Uses
Loan Amount	$82,000,000	100.0%	Loan Payoff	$54,767,954	66.8%
			Return of Equity	25,557,057	31.2
			Closing Costs	1,674,989	2.0
Total Sources	$82,000,000	100.0%	Total Uses	$82,000,000	100.0%

(1)	The London Terrace Towers Owners, Inc. Property (as defined below) is owned by London Terrace Towers Owners, Inc., the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.
(2)	See “Future Subordinate Debt” below for further discussion of the permitted future debt.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	Based solely on residential units including the one unit occupied by the superintendent and excludes the commercial unit.
(5)	Current Occupancy is being shown as the U/W Occupancy as taken from the appraisal. Historical Occupancy is not reported as all residential units are owned by tenant-shareholders.
(6)	See “Cash Flow Analysis Table” below for further information on the U/W values shown. The novel coronavirus pandemic is an evolving situation and could impact the London Terrace Towers Owners, Inc. Mortgage Loan more severely than assumed in the underwriting of the London Terrace Towers Owners, Inc. Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	For purposes of determining the Appraised Value, the value estimate reflected in the appraisal of the London Terrace Towers Owners, Inc. Property is determined as if such residential cooperative property were operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units. The gross sellout value does not represent a market value. The appraiser also provided a “Land Value” of $149.0 million for the land portion of the collateral assuming the property to be unimproved, which value (after deducting the share of non-collateral condominium interests (see “The Property” below)) would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.3%.
(8)	Most Recent NOI, YE 2020 NOI, YE 2019 NOI, YE 2018 NOI and YE 2017 NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

level of cash reserves.

(9)	The Coop-Rental Value and the Coop-LTV as Rental assumes the London Terrace Towers Owners, Inc. Property is operated as a rental property. Such value takes into account income from one commercial tenant, Eco Highline Cleaners, Inc.

The Mortgage Loan. The third largest mortgage loan (the “London Terrace Towers Owners, Inc. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $82,000,000 and secured by a first priority fee mortgage encumbering 633 residential cooperative units and one commercial unit located within four Class A, 19-story buildings located in New York, New York (the “London Terrace Towers Owners, Inc. Property”).

The Borrower and the Borrower Sponsor. The borrower is London Terrace Towers Owners, Inc., a cooperative housing corporation run by a 5-member Board of Directors. The borrower has no independent directors. The entity was formed on September 1987, to provide residences for shareholders who are entitled, solely by reason of their ownership of shares, to proprietary leases for apartments in the London Terrace Towers Condominium at 405 West 23rd Street, 410 West 24th Street, 465 West 23rd Street and 470 West 24th Street, New York City, NY. The London Terrace Towers Owners, Inc. Property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The London Terrace Towers Owners, Inc. Property is comprised of the “Residential Unit” of the London Terrace Towers Condominium, which encompasses four Class A, 19-story towers located at the corners of 23rd Street and Tenth Avenue, 23rd Street and Ninth Avenue, 24th Street and Tenth Avenue and 24th Street and 9th Avenue, in the Chelsea neighborhood of Manhattan. The Residential Unit includes 633 residential cooperative units (444,380 square feet) and one commercial unit (848 square feet) and a pro rata portion of the common area, which in total represent 94.329% of the condominium. The remaining (non-collateral) condominium interests are owned by the owners of 23 additional commercial units, currently rented as a pharmacy, barber shop, coffee shop, bank branch, grocery store and another laundry facility.

The 633 residential cooperative units consist of 310 studio units, 209 one-bedroom units, 42 two-bedroom units, four three-bedroom units, one four-bedroom unit, and 66 combined units. The average residential cooperative unit size is 703 square feet. One additional non-salable one-bedroom unit is dedicated to the on-site superintendent. Of the 632 salable residential cooperative units, 585 units have sold shares and are owner occupied. The remaining 47 residential cooperative units with unsold shares are rent regulated (13 rent controlled, 31 rent stabilized and 3 vacant).

Amenities at the London Terrace Towers Owners, Inc. Property include a 24-hour attended lobby, fitness and aquatics center (available for a membership fee), a laundry room, storage, and bicycle storage. The London Terrace Towers Owners, Inc. Property has a six-year (2021-2026) capital project in-place which totals approximately $29.5 million of which $809,364 has been spent, including Local Law 11 costs, roof replacement, boiler replacement, elevator modernization, electric infrastructure and Local Law 152 gas pipes.

The commercial unit at the London Terrace Towers Owners, Inc. Property is owned by the borrower and leased by it to Eco Highline Cleaners, Inc., a drop-off laundry, with a lease expiration date of June 30, 2026. The tenant has one, five-year renewal option, and pays an annual rent of approximately $107,935 ($127.28 PSF) in 2021, subject to 3% annual increases each June.

The table below shows the residential cooperative unit mix at the London Terrace Towers Owners, Inc. Property:

Unit Mix(1)

Unit Type	# Units	% of Total Units	Average SF per Unit
Studio	310	49.0%	469
1 Bedroom(2)	210	33.2%	755
2 Bedroom	42	6.6%	1,131
3 Bedroom	4	0.6%	1,467
4 Bedroom	1	0.2%	2,274
Combined Units(3)	66	10.4%	1,297
Total/Wtd. Avg.	633	100.0%	703
(1)	Based solely on residential units.
(2)	Includes one non-salable unit occupied by the superintendent.
(3)	The number of bedrooms were reconfigured when units were combined.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the London Terrace Towers Owners, Inc. Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit(3)
Gross Potential Rent(4)	$33,336,735	100.0%	$52,664.67
Other Income	332,346	1.0	525.03
Vacancy & Credit Loss(5)	(1,661,731)	(5.0)	(2,625.17)
Effective Gross Income	$32,007,350	96.0%	$50,564.53

Real Estate Taxes	8,797,996	27.5	13,898.89
Insurance	24,964	0.1	39.44
Management Fee	960,220	3.0	1,516.94
Other Expenses	7,345,644	22.9	11,604.49
Total Expenses	$17,128,824	53.5%	$27,059.75

Net Operating Income	$14,878,526	46.5%	$23,504.78
TI/LC	0	0.0	0
Capital Expenditures	158,250	0.5	250.00
Net Cash Flow	$14,720,276	46.0%	$23,254.78

NOI DSCR	7.71x
NCF DSCR	7.63x
NOI Debt Yield	18.1%
NCF Debt Yield	18.0%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the London Terrace Towers Owners, Inc. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the London Terrace Towers Owners, Inc. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraiser. While such projected net operating income assumes the London Terrace Towers Owners, Inc. Property is rented at market rates, all or a portion of the residential cooperative units at the London Terrace Towers Owners, Inc. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the London Terrace Towers Owners, Inc. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the London Terrace Towers Owners, Inc. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the Preliminary Prospectus.
(2)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Based solely on 633 residential units including one non-salable unit occupied by the superintendent and excludes the commercial unit.
(4)	Gross Potential Rent includes actual rental income for Eco Highline Cleaners, Inc. as per the tenant lease with a deduction for vacancy and tenant improvement allowance.
(5)	Vacancy & Credit Loss reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the London Terrace Towers Owners, Inc. Property as a multifamily rental property.

Appraisal. The appraiser provided a “Gross Sellout Value with Co-op Mortgage Debt (Non-market value)” of $610,000,000 as of September 22, 2021. The appraiser also concluded a “Market Value As Is As Stabilized Rental Property” of $360,000,000 as of September 22, 2021. The appraiser also provided a “Land Value” of $149,000,000 for the land portion of the collateral assuming the property to be unimproved, which value (after deducting the share of non-collateral condominium interests) would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.3%.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2021, there was no evidence of any recognized environmental conditions at the London Terrace Towers Owners, Inc. Property.

Market Overview and Competition. The London Terrace Towers Owners, Inc. Property is located in New York City within the New York multifamily market and the Midtown West multifamily submarket. The London Terrace Towers Owners, Inc. Property is in close proximity to the 23rd street subway station, which provides access to the A, C and E lines, and nearby attractions including the Hudson River Park, High Line Park, Chelsea Piers recreation center, restaurants, night clubs and art galleries. An important trend with employment has been the recent growth in the technology field. Both major tech companies, as well as small startups have leased space throughout the city and demand highly educated workers in this field. According to the appraisal, the Midtown West multifamily

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

submarket had an inventory of 33,519 units, a vacancy rate of 5.5% and average asking rent per unit per month of $4,310. According to the appraisal, the 2021 population within the 0.25-, 0.5- and one-mile radius of the London Terrace Towers Owners, Inc. Property was 18,051, 50,647, and 137,866, respectively. The 2021 estimated average household income within the same radii was $156,123, $177,212, and $193,354, respectively.

The following tables present certain information relating to the appraisal’s market rent conclusion for the London Terrace Towers Owners, Inc. Property:

Market Rent Summary

Residential
Monthly Market Rent (PSF)	$77.65
Avg Unit Size (SF)	703
Avg Monthly Market Rent per unit	$4,550

Commercial
Market Rent (PSF)	$125.00
Lease Term (Years)	5
Rent Increase Projection	3.0% per annum

The following table presents certain information relating to multifamily rental properties comparable to the London Terrace Towers Owners, Inc. Property:

Comparable Properties(1)

Property	Address	Year Built	# Units	Rental Rate Range(2)	Occupancy %
London Terrace Towers Owners, Inc.	405-465 West 23rd Street and 410-470 West 24th Street, New York, NY	1932	633(3)	$3,241 - $12,450	95.0%
Chelsea Tower	100 West 26th Street, New York, NY	2003	227	$3,645 - $3,645	99.1%
London Terrace Garden	435 West 23rd Street, New York, NY	1934	921	$3,075 - $10,000	100.0%
AVA High Line	525 West 28th Street, New York, NY	2015	405	$3,696 - $5,204	99.8%
The Tate	535 West 23rd Street, New York, NY	2001	325	$5,519 - $6,892	99.4%
Chelsea Mercantile	252 7th Avenue, New York, NY	1910	352	$5,250 - $5,600	99.7%
The Thomas Eddy	85 8th Avenue, New York, NY	1973	117	$3,800 - $3,800	98.3%
The Indigo Condominium	125 West 21st Street, New York, NY	2006	52	$6,300 - $8,900	100.0%
146 West 28th Street	146 West 28th Street, New York, NY	1910	18	$9,000 - $9,000	100.0%
305 West 16th Street	305 West 16th Street, New York, NY	2008	54	$10,500 - $10,500	100.0%

(1)	Source: Appraisal
(2)	The rents for the comparable properties are based on market rents for such properties, whether or not such properties include rent restricted units. All or a portion of the residential cooperative units at the London Terrace Towers Owners, Inc. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the London Terrace Towers Owners, Inc. Property were operated as a multifamily rental property.
(3)	Based solely on residential units including one unit occupied by the superintendent and excludes the commercial unit.

The London Terrace Towers Owners, Inc. Property is located in a growing submarket that is in demand due to its easy access to Midtown Manhattan, New York City’s main area of employment. According to the appraisal, construction has outpaced absorption over the past five years in the Midtown West multifamily submarket. Absorption is projected to outpace the construction in the submarket over the next five years. Given the amount of new supply entering the market, as well as population growth factors, the market is expected to experience demand sufficient to support new construction in the long term.

Escrows.

Taxes – During an event of default, the borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the borrower when the event of default is cured.

Insurance – In the event the London Terrace Towers Owners, Inc. Property is no longer covered by a blanket insurance policy or during an event of default, the borrower is required to deposit 1/12 of the annual estimated insurance premiums monthly.

Replacements Reserve – During an event of default, the London Terrace Towers Owners, Inc. Loan documents provide for ongoing monthly deposits of approximately $13,188 into a reserve for approved capital expenditures.

Lockbox and Cash Management. The London Terrace Towers Owners, Inc. Mortgage Loan does not require a lockbox or cash management.

Property Management. The London Terrace Towers Owners, Inc. Property is managed by Residential Management Group, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

Future Subordinate Debt. The London Terrace Towers Owners, Inc. borrower is permitted to obtain additional subordinate financing (including, without limitation, a revolving or term line of credit) which may be secured by the related Mortgaged Property, or unsecured, in the amount of the lesser of (i) $10,000,000 or (ii) such amount so that at all times the aggregate loan-to-value ratio with respect to the existing London Terrace Towers Owners, Inc. Mortgage Loan debt and all existing and proposed additional financing (together, the “Combined Debt”) does not exceed 35% and provided that, among other things: (a) no event of default has occurred and is continuing; (b) the debt yield for the Combined Debt is equal to or greater than 12.5%; (c) the subordinate lender is required to agree (i) that the subordinate debt will be subordinate in payment to the existing debt, (ii) that the London Terrace Towers Owners, Inc. borrower will only be required to make payments under such additional financing to the extent it is current and will remain current in paying all amounts payable under the London Terrace Towers Owners, Inc. Mortgage Loan documents and (iii) if the subordinate debt is secured by the London Terrace Towers Owners, Inc. Property, deliver of a reasonably acceptable subordination and standstill agreement; (d) the London Terrace Towers Owners, Inc. borrower pays all of the mortgagee’s actual out-of-pocket costs and expenses incurred by the mortgagee in connection with such additional subordinate financing, including, without limitation reasonable legal fees; and (e) such additional subordinate financing is required to have a maturity date that is either co-terminous with or extends beyond the term of the London Terrace Towers Owners, Inc. Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

One SoHo Square
161 Avenue of the Americas and 233 Spring Street
New York, NY 10013
MANHATTAN
Meatpacking District
Greenwich Village
West Village
SoHo
Nolita
Little Italy
Tribeca
Chinatown
Hudson River
Washington Square
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
The Cooper Union
The Public Theater
Ukrainian Museum
St. Johns University-Manhattan Campus
Hudson Park Library
Washington Arch
Jerome S. Coles Sports Center
James J. Walker Park
Morton Square
WebMD
375 Hudson Street
SoHo Playhouse
UPS Customer Center
The Dominick
NYC Fire Museum
Metropolitan College of New York
The Basilica of St. Patrick's Old Cathedral
Museum of Chinese in America
Italian American Museum
St. John's Park
Citi Headquarters
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
NYC Criminal Court
Columbus Park
NY County Supreme Court
US District Court
US Justice Department
1 Police Plaza
Pace University
Schimmel Center
New York Downtown Hospital
New York by Gehry
Woolworth Building
7 World Trade Ctr.
Westfield WTC
1 World Trade Ctr.
2 World Trade Ctr.
200 West Street
250 Vesey Street
200 Vesey Street
Brooklyn Bridge
Holland Tunnel
Hudson River Greenway
Whitehall Ferry
Pier 46
Pier 45
Pier 40
PATH
9A
78
W. 10th St
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6th Ave
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Waverly Pl
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7th Ave South
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Varick St
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Watts St
Hubert St
Franklin St
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Greene St
Mercer St
Grand St
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Kenmare St
Mott St
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Walker St.
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Park Pl
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North Bergen
West New York
Weehawken
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Upper West Side
Upper East Side
Central Park
West Side
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Midtown
Chelsea
Long Island City
Astoria
Queens
Greenpoint
Williamsburg
Brooklyn
East River
Lower East Side
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – One SoHo Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/A(sf))/Baa1(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$75,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$75,000,000		Size:	786,891 SF
	% of Initial Pool Balance:	5.7%		Cut-off Date Balance Per SF(1):	$597.29
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$597.29
	Borrower Sponsor:	The Gluck Family Trust		Year Built/Renovated:	1904-1926/2016
	Guarantor:	The Gluck Family Trust		Title Vesting:	Fee
	Mortgage Rate:	2.72466879%		Property Manager:	MEL Management Corp. (an affiliate of the borrowers)
	Note Date:	July 9, 2021		Current Occupancy (As of)(5):	92.5% (6/1/2021)
	Seasoning:	3 months		4/30/2021 TTM Occupancy(6):	NAV
	Maturity Date:	August 6, 2028		YE 2020 Occupancy(5)(6):	NAV
	IO Period:	84 months		YE 2019 Occupancy(6):	NAV
	Loan Term (Original):	84 months		YE 2018 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(5)(7):	$1,350,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(5):	$1,715.61
	Call Protection(2):	YM(27),DorYM(51),O(6)		As-Is Appraisal Valuation Date:	June 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(3):	Yes		TTM NOI (4/30/2021):	$51,408,293
	Additional Debt Type (Balance) (3):	Pari Passu ($395,000,000); Subordinate ($315,000,000); Mezzanine ($120,000,000); Future Mezzanine		YE 2020 NOI:	$46,957,475
				YE 2019 NOI:	$24,995,700
				YE 2018 NOI:	NAV
				U/W Revenues:	$83,142,799
				U/W Expenses:	$19,231,486
Escrows and Reserves(4)				U/W NOI:	$63,911,313
	Initial	Monthly	Cap	U/W NCF:	$63,328,788
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.92x / 4.88x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.6% / 13.5%
Replacement Reserve	$0	Springing	$150,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.6% / 13.5%
TI/LC Reserve	$0	Springing	$1,500,000	Cut-off Date LTV Ratio(1)(7):	34.8%
				LTV Ratio at Maturity(1)(7):	34.8%

Sources and Uses
Sources			Uses
Senior loan amount	$470,000,000	51.8%	Loan payoff(8)	$900,036,150	99.2%
Subordinate loan amount	315,000,000	34.7	Closing Costs	7,272,952	0.8
Mezzanine loan amount	120,000,000	13.2
Borrower Equity	2,309,102	0.3
Total Sources	$907,309,102	100.0%	Total Uses	$907,309,102	100.0%

(1)	The One SoHo Square Mortgage Loan (as defined below) is part of the One SoHo Square Senior Loan (as defined below), which is part of the One SoHo Square Whole Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One SoHo Square Senior Loan. See “One SoHo Square Total Debt Capital Structure” table below for metrics based on the One SoHo Square Whole Loan.

(2)	Defeasance of the full $785.0 million One SoHo Square Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 9, 2024. Prepayment in whole or in part is permitted at any time, subject to yield maintenance for any payment prior to March 6, 2028.

(3)	See “The Mortgage Loan”, “Subordinate and Mezzanine Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	While the One SoHo Square Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the One SoHo Square Whole Loan more severely than assumed in the underwriting of the One SoHo Square Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well

(6)	Historical occupancies are not presented as the One SoHo Square Property (as defined below) was undergoing lease up.

(7)	In determining the Appraised Value, the Appraiser valued the prospective tax abatement pursuant to Industrial and Commercial Abatement Program and utilized the net present value of the abatement ($21,200,000) in the “as-is” value. The abatement is projected to expire in 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

(8)	The One SoHo Square Whole Loan was used to payoff an existing CMBS loan previously securitized in GSMS 2019-SOHO.

The Mortgage Loan. The mortgage loan (the “One SoHo Square Mortgage Loan”) is part of a whole loan (the “One SoHo Square Whole Loan”) comprised of 20 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $470,000,000 (the “One SoHo Square Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $315,000,000 (the “One SoHo Square Subordinate Loan”). The One SoHo Square Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $785,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an 786,891 square foot office property located in New York, New York (the “One SoHo Square Property”). The One SoHo Square Mortgage Loan (evidenced by non-controlling note A-1-C-2), having an outstanding principal balance as of the Cut-off Date of $75,000,000, is being contributed to this transaction. The One SoHo Square Subordinate Loan will not be an asset of the Issuing Entity.

The One SoHo Square Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and Bank of Montreal (“BMO”) on July 9, 2021; and the note representing the One SoHo Square Mortgage Loan was acquired by Wells Fargo Bank, National Association from GSBI on August 26, 2021. The borrower sponsor utilized the proceeds of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan (as defined below in “Subordinate and Mezzanine Indebtedness”) to refinance existing debt on the One SoHo Square Property and pay loan closing costs.

The table below summarizes the promissory notes that comprise the One SoHo Square Whole Loan. The relationship between the holders of the One SoHo Square Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The One SoHo Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S	$685,083	$685,083	SOHO 2021-SOHO	Yes
A-1-C-1, A-1-C3, A-2-C-1,A-2-C-5	$135,000,000	$135,000,000	Benchmark 2021-B28	No
A-1-C-2	$75,000,000	$75,000,000	BANK 2021-BNK37	No
A-1-C-4, A-1-C-7, A-1-C-8, A-2-C-2, A-2-C-3	$112,000,000	$112,000,000	Benchmark 2021-B29	No

A-1-C-5, A-1-C-6	$70,000,000	$70,000,000	BBCMS 2021-C11	No

A-2-S, A-3-S	$314,917	$314,917	SOHO 2021-SOHO	No

A-2-C-4, A-2-C-6	$25,176,796	$25,176,796	3650R 2021-PF1	No
A-3-C-1, A-3-C-2, A-3-C-3	$51,823,204	$51,823,204	MSC 2021-L7	No
Total Senior Notes	$470,000,000	$470,000,000

Subordinate Notes
B-1, B-2, B-3	$315,000,000	$315,000,000	SOHO 2021-SOHO	No
Total (Whole Loan)	$785,000,000	$785,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The capital structure for the One SoHo Square Total Debt (as defined below) is shown below:

One SoHo Square Total Debt Capital Structure

(1)	The initial interest rate on the One SoHo Square Whole Loan is 2.72466879%. The interest rate on the One SoHo Square Mezzanine Loan is 5.05000%. The assumed initial weighted average interest rate on the One SoHo Square Total Debt is 3.03300%. “One SoHo Square Total Debt” means the aggregate principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan.

(2)	Based on the One SoHo Square Property square footage of 786,891 SF.

(3)	Based on the “as-is” appraised value of $1,350,000,000.

(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an U/W NOI and U/W NCF of $63,911,313 and $63,328,788, respectively. See “Underwritten Cash Flow Analysis” in this Term Sheet.

(5)	The One SoHo Square Mezzanine Loan was funded by Goldman Sachs Bank USA, DBR Investments Co. Limited, and Bank of Montreal.

(6)	Based on the “as-is” appraised value of $1,350,000,000, the implied Borrower Sponsor Equity contributed to the Property is $445,000,000.

The Borrower and Borrower Sponsors. The borrowers are SOHO AOA Owner, LLC, OSS 2016, LLC and 2016 SOHO LLC, each a Delaware limited liability company, that owns the One SoHo Square Property as tenants-in-common. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One SoHo Square Whole Loan. The borrower sponsor is comprised of entities controlled by the trustees of the Amended and Restated 2013 LG Revocable Trust and non-recourse carveout guarantor under the One SoHo Square Whole Loan is The Gluck Family Trust. The liability of the non-recourse carveout guarantor for certain single purpose entity and bankruptcy-related non-recourse carveouts is subject to a cap of 10% of the then outstanding principal balance of the One SoHo Square Whole Loan.

Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub and a former member of the executive committee of the Real Estate Board of New York. Stellar owns and manages over 12,000 apartments, over two million square feet of office space. Notable New York City projects, past and present, include 14 Wall Street, The Milk Building, 522 Fifth Avenue, 220 Fifth Avenue, Otto Greenpoint, The Windermere, Embassy House, Columbus Square and Independence Plaza.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The Property. The One SoHo Square Property is a 786,891 square foot, Class A, office property located in New York, New York, consisting of two adjacent parcels, that was designed by the architecture firm Gensler. The One SoHo Square Property is situated in the Hudson Square / Meatpacking District submarket on the northwest corner of 6th Avenue and Spring Street. The One SoHo Square Property features multiple amenities, including roof decks with panoramic views, building management systems, destination dispatch elevators, 24/7 attended lobby with exclusive key card access, a bike room, a message center, and an online tenant service request system. The One SoHo Square Property serves as the corporate headquarters for Flatiron Health, Warby Parker, Glossier and Double Verify (through November 2023, at which time Flatiron Health is expected take this space through February 2031 as further described below) which together occupy 47.9% of the net rentable area. As of June 1, 2021, the One SoHo Square Property was 92.5% leased to 14 tenants.

COVID-19 Update. As of October 20, 2021, the One SoHo Square Property was open and operational with no outstanding tenant rent relief agreements.

Major Tenants.

Largest Tenant: Flatiron Health (223,402 square feet, 28.4% of net rentable area; 29.0% of underwritten base rent; February 28, 2031 lease expiration) Flatiron Health is an oncology-focused electronic health records company that seeks to accelerate cancer research and improve the quality of care for cancer patients. Founded in 2012, Flatiron Health partners with hundreds of cancer centers and developers of oncology therapeutics to facilitate the collection of patient data for research and development purposes to accelerate and impact treatment worldwide. Flatiron’s lease at the One SoHo Square Property commenced in June 2018 and expires in February 2031. Flatiron’s lease has two, five-year extension options.

2nd Largest Tenant: Aetna (106,350 square feet; 13.5% of net rentable square feet; 14.9% of underwritten base rent; July 31, 2029 lease expiration) Aetna provides health insurance, as well as dental, vision and other plans to individuals, families and employers. Founded in 1853 in Hartford, Connecticut, Aetna offers: (i) a range of insurance and employee benefits products, (ii) programs and services that help control rising costs while striving to improve the quality of healthcare and (iii) tools and information to help people make better-informed decisions about their healthcare and financial well-being. Aetna’s lease at the One SoHo Square Property commenced in August 2018 and expires in July 2029. Aetna’s lease has two, one-year or five-year extension options.

3rd Largest Tenant: MAC (88,699 square feet; 11.3% of net rentable area; 13.1% of underwritten base rent; March 31, 2034 lease expiration) which stands for Make-Up Art Cosmetics (“MAC”), is a makeup and cosmetic supplier. Founded in 1984 in Toronto, Canada by photographer Frank Toskan and salon owner Frank Angelo, MAC is now sold in more than 120 countries around the globe and offers more than 50 collections each year. MAC’s lease at the One Soho Square Property commenced in November 2017 and expires in March 2034. MAC’s lease has two, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the tenancy at the One SoHo Square Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Flatiron Health(4)(5)	AA/Aa3/AA	223,402	28.4%	$87.17	$19,473,782	29.0%	2/28/2031	2, 5-year	Y
Aetna	NR/Baa2/BBB	106,350	13.5%	$93.77	$9,972,297	14.9%	7/31/2029	Various(6)	Y
MAC	NR/A1/A+	88,699	11.3%	$99.03	$8,784,122	13.1%	3/31/2034	2, 5-year	Y
Juul Labs(7)	NR/NR/NR	54,068	6.9%	$128.13	$6,927,707	10.3%	5/31/2032	2, 5-year	Y
Warby Parker	NR/NR/NR	83,286	10.6%	$75.68	$6,302,878	9.4%	1/31/2025	1, 5-year	Y
Glossier	NR/NR/NR	39,637	5.0%	$88.13	$3,493,168	5.2%	4/30/2028	1, 5-year	Y
Double Verify(8)	NR/NR/NR	30,668	3.9%	$87.40	$2,680,371	4.0%	2/28/2031	None	Y
Trader Joe’s	NR/NR/NR	26,126	3.3%	$95.69	$2,500,000	3.7%	5/31/2033	3, 5-year	Y
Managed By Q(9)	NR/NR/NR	27,334	3.5%	$86.53	$2,365,080	3.5%	6/30/2028	None	Y
Aveda	NR/A1/A+	20,194	2.6%	$90.52	$1,827,980	2.7%	5/31/2025	1, 5-year	Y
Total Major Tenants		699,764	88.9%	$91.93	$64,327,385	95.8%
Non-Major Tenants		28,208	3.6%	$99.72	$2,812,852	4.2%
Occupied Collateral Total		727,972	92.5%	$92.23	$67,140,237	100.0%

Vacant Space		58,919	7.5%

Collateral Total		786,891	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(4)	Flatiron Health will receive a rent abatement equal to 87.7% for the months of March 2027 through March 2028. Such abatement does not include space that has been pre-leased to Flatiron Health (35,523 square feet), which is currently occupied by Double Verify (see footnote (8) below) and another tenant.

(5)	Flatiron Health subleases 30,668 square feet (13.7% of Flatiron Health’s total square feet) to Petal for three years at approximately 35% of Flatiron Health’s contractual rent. Annual U/W Base Rent and Annual U/W Base Rent PSF represents Flatiron Health’s contractual rent.

(6)	Aetna has (i) one, 1-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice. If Aetna exercises the five-year renewal option, Aetna will subsequently have either (i) one, one-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice.

(7)	Juul Labs has is not in occupancy of its space but continues to pay its current rent. This space is currently listed as available for sublease.

(8)	Double Verify is expected to occupy the space through the end of the lease term ending on November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. Annual U/W Base Rent and Annual U/W Base Rent PSF represents Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health will receive a rent abatement of 91.3% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027. All other information represents the terms under Flatiron Health’s lease.

(9)	This space is currently listed as available for sublease. Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for co-working.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at the One SoHo Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023(3)	0	0	0.0%	0	0.0%	$0	0.0	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0	$0.00
2025	2	103,480	13.2%	103,480	13.2%	8,130,858	12.1%	$78.57
2026	1	4,855	0.6%	108,335	13.8%	89,652	0.1%	$18.47
2027	0	0	0.0%	108,335	13.8%	0	0.0%	$0.00
2028	2	66,971	8.5%	175,306	22.3%	5,858,247	8.7%	$87.47
2029	1	106,350	13.5%	281,656	35.8%	9,972,297	14.9%	$93.77
2030	0	0	0.0%	281,656	35.8%	0	0.0%	$0.00
2031(3)	3	254,862	32.4%	536,518	68.2%	22,332,354	33.3%	$87.63
Thereafter	5	191,454	24.3%	727,972	92.5%	20,756,829	30.9%	$108.42
Vacant	0	58,919	7.5%	786,891	100.00%	$0	0.00%	$0.00
Total/Weighted Average	14	786,891	100.0%			$67,140,237	100.0%	$92.23

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(3)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space and is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Annual U/W Base Rent and Annual U/W Base Rent PSF represents the term of the Double Verify lease. The Lease Expiration represents the lease expiration of Flatiron Health.

The following table presents historical occupancy percentages at the One SoHo Square Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	TTM 4/30/2021(1)	6/1/2021(2)
NAV	NAV	NAV	NAV	92.5%

(1)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One SoHo Square Property:

Cash Flow Analysis(1)

	2019	2020	TTM 4/30/2021	U/W	%(2)	U/W $ per SF
Base Rent	$53,253,724	$63,763,493	$65,746,242	$67,140,237(3)	77.4%	$85.32
Rent Average/Step Benefit	0	0	0	5,035,662(4)	5.8	6.40
Grossed Up Vacant Space	0	0	0	3,588,186	4.1	4.56
Gross Potential Rent	$53,253,724	$63,763,493	$65,746,242	$75,764,085	87.4%	$96.28
Other Income	665,493	545,417	410,353	515,692(5)	0.6	0.66
Expense Reimbursements	2,129,581	2,664,812	2,973,859	10,451,209	12.1	13.28
Net Rental Income	$56,048,799	$66,973,722	$69,130,454	$86,730,986	100.0%	$110.22
(Vacancy & Credit Loss)(6)	(16,604,337)	(5,059,796)	(2,158,794)	(3,588,186)	(4.1)	(4.56)
Effective Gross Income	$39,444,461	$61,913,927	$66,971,660	$83,142,799	95.9%	$105.66

Real Estate Taxes	8,227,689	8,719,383	9,219,628	12,375,948	14.9	15.73
Insurance	206,930	243,429	250,248	260,503	0.3	0.33
Management Fee	999,290	1,803,666	2,032,696	1,000,000	1.2	1.27
Other Operating Expenses	5,014,852	4,189,974	4,060,796	5,595,035	6.7	7.11
Total Operating Expenses	$14,448,761	$14,956,452	$15,563,367	$19,231,486	23.1%	$24.44

Net Operating Income(7)	$24,995,700	$46,957,475	$51,408,293	$63,911,313	76.9%	$81.22
Replacement Reserves	0	0	0	15,738	0.0	0.02
TI/LC	0	0	0	566,788	0.7	0.72
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	76.2%	$80.48

NOI DSCR(8)	1.93x	3.62x	3.96x	4.92x
NCF DSCR(8)	1.93x	3.62x	3.96x	4.88x
NOI Debt Yield(8)	5.3%	10.0%	10.9%	13.6%
NCF Debt Yield(8)	5.3%	10.0%	10.9%	13.5%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(4)	U/W Rent Average/Rent Step Benefit represents the present value of contractual rent steps from credit tenants and are taken through the remainder investment-grade tenants’ lease terms.

(5)	U/W Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

(6)	The underwritten economic vacancy is 4.1%. The One SoHo Square Property was 92.5% leased as of June 1, 2021.

(7)	The increase in Net Operating Income from the 2019 to 2020 and 2020 to TTM 4/30/2021 is primarily due to three new leases (13.0% of U/W Base Rent) commencing between February 2020 and March 2021. The increase in Net Operating Income from the TTM 4/30/2021 to U/W is primarily attributable to the inclusion of the present value of contractual rent step increments over the remainder of the investment-grade tenants’ lease terms ($5,035,662), as well as incremental expense reimbursements to account for adjusted real estate taxes ($5,573,438).

(8)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the One SoHo Square Senior Loan.

Appraisal. According to the appraisal, the One SoHo Square Property had an “As Is” appraised value of $1,350,000,000 as of June 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated June 18, 2021, there was no evidence of any recognized environmental conditions at the One SoHo Square Property.

Market Overview and Competition. The One SoHo Square Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Hudson Square/Meatpacking Office submarket. The One SoHo Square Property benefits from the area’s mass transit infrastructure that connects Manhattan to the outer boroughs and the surrounding suburbs in the tri-state area. Air transportation is available via JFK International Airport, Newark Liberty International Airport, and LaGuardia Airport, all of which are in close proximity to the One SoHo Square Property. Further, Penn Station and Grand Central are located in New York City, offering railroad access to Long Island, New York state, Connecticut, and New Jersey. The New York City metropolitan area has a diverse economy, with major employers including JPMorgan Chase & Co., Bank of America, New York-Presbyterian Healthcare System, Macy’s, Verizon Communications, PwC, Delta Air Lines Inc., and Time Warner Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

As of the first quarter of 2021, the Midtown South Office Market had approximately 3.4 million square feet under construction with an overall vacancy rate of 17.5% and average asking rents of $76.60 per square foot. As of the first quarter of 2021, the Hudson Square/Meatpacking Office submarket had approximately 988,866 square feet under construction with an overall vacancy rate of 6.4% and average asking rents of $79.55 per square foot.

The appraisal identified seven directly competitive office comparables. Comparable buildings were built between 1910 and 1987 and range in size from 236,512 square feet to 2,921,914 square feet. Average asking rents ranged from $85.00 to $90.00 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One SoHo Square Property:

Market Rent Summary(1)

	West Building (Floors 2-7)	West Building (Floors 8-9)	West Building (Floors 10-13)	East Building (Floors Mezz-7)	East Building (Floors 8-13)	East Building (Floors 14-15)
Market Rent (PSF)	$92.00	$105.00	$115.00	$92.00	$97.00	$115.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the One SoHo Square Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
635-641 Avenue of the Americas	New York, NY	1902 / 2015	267,000	Jun-2021	$325,000,000	$1,217
546 Broadway	New York, NY	1900 / NAP	93,600	Jun-2021	$160,000,000	$1,709
125 West End Avenue	New York, NY	1929 / NAP	399,309	Mar-2021	$597,015,923	$1,495
410 Tenth Avenue	New York, NY	1927 / 2021	634,359	Dec-2020	$952,840,000	$1,502
One Madison Avenue	New York, NY	1932 / 2023	1,392,565	May-2020	$2,300,000,000	$1,652
424 Fifth Avenue	New York, NY	1929 / 2020	680,493	Mar-2020	$1,289,501,065	$1,895
450 West 15th Street	New York, NY	1928 / 2012	320,789	May-2019	$600,000,000	$1,870

(1)	Information obtained from the appraisal.

Escrows.

Tax Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period (as defined below), the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

Insurance Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, except if the required insurance is carried under a blanket insurance policy, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next 12-month period.

Replacement Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, if and to the extent the amount on deposit therein is less than $150,000, the borrower is required to fund a replacement reserve in the amount of $13,197.

TI/LC Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount equal to the lesser of (i) $65,984 and (ii) the amount that would cause the replacement reserve to contain $1.5 million.

At origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements and leasing commissions in an amount equal to $3,142,373.

Lockbox and Cash Management. The One SoHo Square Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct all tenants of the One SoHo Square Property to deposit all rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One SoHo Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

Property and all other money received by the borrower or the property manager with respect to the One SoHo Square Property (other than tenant security deposits) to be deposited into such lockbox account within one business day of receipt thereof. On each business day that no One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

On each payment date during the continuance of a One SoHo Square Cash Sweep Period or an event of default under the One SoHo Square Whole Loan, all funds on deposit in the cash management account after payment of debt service on the One SoHo Square Whole Loan (and the One SoHo Square Mezzanine Loan provided that an event of default is not continuing), required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the One SoHo Square Whole Loan.

A “One SoHo Square Cash Sweep Period” means each period commencing upon: (1) an event of default under the One SoHo Square Whole Loan documents and concluding upon a cure of such event of default, (2) an event of default under the One SoHo Square Mezzanine Loan (as defined below) and concluding upon a cure or waiver of such event of default, (3) the debt yield (as calculated under the related loan documents), as determined as of the last day of any two consecutive fiscal quarters, is less than 5.00% (a “One SoHo Square Debt Yield Trigger”), and concluding when the debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, exceeds 5.00%, and (4) a failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other One SoHo Square Cash Sweep Period is continuing.

Notwithstanding the foregoing, if a One SoHo Square Cash Sweep Period is in effect or would be in effect solely as a result of a One SoHo Square Debt Yield Trigger, the borrowers may avoid the commencement of or terminate the continuance of a One SoHo Square Cash Sweep Period by either (x) prepaying (or partially defeasing) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0%, or (y) delivering to the lender, as additional collateral (the “One SoHo Square Debt Yield Collateral”), a letter of credit or cash equivalents satisfactory to the lender in an amount (the “One SoHo Square Debt Yield Cure Amount”) that, when subtracted from the sum of the then outstanding principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan would result in a debt yield that exceeds 5.0%. Thereafter, if the One SoHo Square Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the One SoHo Square Debt Yield Collateral held by the lender, then a One SoHo Square Cash Sweep Period will commence unless the borrowers prepay (or partially defease) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0% or increases the amount of the One SoHo Square Debt Yield Collateral to the then-current One SoHo Square Debt Yield Cure Amount.

Property Management. The One SoHo Square Property is self-managed by MEL Management Corp. (d/b/a Stellar Management), an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the One SoHo Square Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $120.0 million (the “One SoHo Square Mezzanine Loan”, and together with the One SoHo Square Whole Loan, the “One SoHo Square Total Debt”). The One SoHo Square Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the One SoHo Square Whole Loan. The One SoHo Square Mezzanine Loan accrues interest at a rate of 5.05000% per annum. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the One SoHo Square Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
One SoHo Square Mezzanine Loan	$120,000,000	5.050%	84	0	84	2.28x	7.1%	67.0%

Future Mezzanine or Subordinate Indebtedness Permitted. The related loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others, such mezzanine debt (i) is not in excess of $90.5 million, (ii) is subordinate to the One SoHo Square Mezzanine Loan, (iii) is obtained any time after July 9, 2023, (iv) is provided by a qualified lender (as defined in the loan documents), (v) is subject to an intercreditor agreement reasonably acceptable to the lender, (vi) is either coterminous with the One SoHo Square Whole Loan or freely pre-payable without premium or penalty from and after the related One SoHo Square Whole Loan maturity date, (vii) as of the date of its incurrence, does not cause the DSCR to be less than 2.22x or the debt yield to be less than 6.82%, (viii) as of the date of its incurrence, does not cause the aggregate loan-to-value ratio of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan, based on an updated appraisal of the One SoHo Square Property,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

to be greater than 67.0%, (ix) delivery of a rating agency confirmation and (x) if the mezzanine debt bears a floating rate of interest, execution of an interest rate cap agreement from a counterparty reasonably acceptable to the lender. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the One SoHo Square Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, then the borrower’s requirement will be capped at the greater of (a) the product of the rate of $0.10 per $100 times the lesser of (1) outstanding principal balance of the One SoHo Square Whole Loan and (2) the sum of 100% of the full replacement cost and the required amount of rental loss and/or business income interruption insurance and (b) insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

Park Avenue Plaza
55 East 52nd Street
New York, NY 10055
Upper East Side
MANHATTAN
Midtown
East Side
Murray Hill
CENTRAL PARK
The Pond
Central Park Zoo
Central Park South
Bryant Park
ROCKEFELLER CENTER
UNITED NATIONS
QUEENS-MIDTOWN TUNNEL
495
METRO NORTH
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
53RD ST
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
63RD ST/ LEXINGTON
LEXINGTON/ 59TH ST
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
ROCKEFELLER CTR.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
5TH AVE
BRYANT PARK
Barneys New York
Ritz Carlton
The Plaza Hotel
Apple Store, FAO Schwarz, GM Building
AKA Central Park
Four Seasons Hotel
150 East 57th St
The Concorde Hotel
The Bristol
400 Plaza
The Peninsula New York
St. Regis New York
909 Third Avenue
St. James Tower
New York Hilton Midtown
Museum of Modern Art
Lever House
399 Park
Lipstick Building
River Tower
Baccarat Hotel
666 Fifth Avenue
Three Tee
The Sutton
75 Rockefeller Plaza
345 Park
Beekman Hill
Radio City Music Hall
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51 Hotel
The Benjamin
Saks Fifth Avenue
Palmolive Building
ITT-American Building
Waldorf Astoria
Beekman Tower
GE Building
Tower 49
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
Consulate of the Republic of Singapore
860 UN Plaza
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Consulate General of Jamaica
British Consulate General NY
Japan Society
Roger Smith Hotel
Consulate General of Estonia
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
Hotel St. James
The Roosevelt Hotel
United Nations Visitor Centre
Club Quarters Grand Central
Millennium Hilton NY One UN Plaza
Cassa Hotel NY 45th Street
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Sofitel New York
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Royalton New York
Grand Central Terminal
Fitzpatrick Grand Central
Winstar Building
One Bryant Park
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
505 Fifth Ave.
One Vanderbilt
Chrysler Building
The Knickerbocker Hotel
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
Consulate General of Switzerland
Bryant Park Hotel
Park Terrace Hotel
Consulate General of South Africa
425 Fifth Ave.
260 Madison Ave.
The William Hotel
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
MANHATTAN
HUDSON COUNTY
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
BROOKLYN
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Park Avenue Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/AA-(sf)/Aaa(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$75,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$75,000,000		Size:	1,159,593 SF
	% of Initial Pool Balance:	5.7%		Cut-off Date Balance Per SF(1):	$292.49
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$292.49
	Borrower Sponsor:	Park Avenue Plaza Company L.P. and The Sungate Park Avenue Delaware Trust		Year Built/Renovated:	1980/2015
	Guarantor(2):	NAP		Title Vesting:	Fee
	Mortgage Rate:	2.83750%		Property Manager:	55 East 52nd Street Management L.P.
	Note Date:	October 8, 2021		Current Occupancy (As of)(6):	99.0% (10/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy(6):	98.7%
	Maturity Date:	November 5, 2031		YE 2019 Occupancy:	98.5%
	IO Period:	120 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		Appraised Value(6):	$1,063,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF(6):	$916.70
	Call Protection:	YM1(24),DorYM1(89),O(7)		Appraisal Valuation Date:	August 18, 2021
	Lockbox Type(3):	Hard/In Place Cash Management		Underwriting and Financial Information(6)
	Additional Debt(1):	Yes		TTM NOI (6/30/2021):	$48,269,811
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($264,170,000)		YE 2020 NOI:	$37,355,736
		Subordinate ($120,830,000)		YE 2019 NOI:	$43,307,357
		Mezzanine ($115,000,000)		YE 2018 NOI:	$41,060,217
		Future Mezzanine		YE 2017 NOI:	NAV
				U/W Revenues:	$113,220,721
				U/W Expenses:	$54,215,570
Escrows and Reserves(5)				U/W NOI(7):	$59,005,151
	Initial	Monthly	Cap	U/W NCF(7):	$56,975,864
Taxes:	$8,606,069	$2,238,800	NAP	U/W DSCR based on NOI/NCF(1):	6.05x / 5.84x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.4% / 16.8%
Cap Ex:	$0	Springing	$463,837	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.4% / 16.8%
TI/LC Reserve:	$43,543,892	Springing	$6,000,000	Cut-off Date LTV Ratio(1):	31.9%
				LTV Ratio at Maturity(1):	31.9%

Sources and Uses
Sources			Uses
Senior Loan Amount	$339,170,000	58.8%	Refinance Existing Debt	$512,914,175	89.0%
Subordinate Loan Amount	120,830,000	21.0	Reserves	52,149,961	9.0
Mezzanine Loan	115,000,000	20.0	Closing Costs	11,324,028	2.0
Borrower Equity	1,388,164	0.2
Total Sources	$576,388,164	100.0%	Total Uses	$576,388,164	100.0%

(1)	The Park Avenue Plaza Mortgage Loan (as defined below) is part of the Park Avenue Plaza Whole Loan (as defined below), which is comprised of eight pari passu senior promissory notes with an aggregate original principal balance of $339,170,000 (collectively, the “Park Avenue Plaza Senior Loans”) and one promissory note that is subordinate to the Park Avenue Plaza Senior Loans with an aggregate original principal balance of $120,830,000 ( the “Park Avenue Plaza Subordinate Companion Loan”, and together with the Park Avenue Plaza Senior Loans, the “Park Avenue Plaza Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the Park Avenue Plaza Senior Loans, without regard to the Park Avenue Plaza Subordinate Companion Loan or the Park Avenue Plaza Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire Park Avenue Plaza Whole Loan are $396.69, $396.69, 12.8%/12.4%, 12.8%/12.4%, 4.46x/4.31x, 43.3% and 43.3%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the Park Avenue Plaza Whole Loan and the Park Avenue Plaza Mezzanine Loan are $495.86, $495.86, 10.3%/9.9%, 10.3%/9.9%, 3.39x/3.27x, 54.1% and 54.1%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Park Avenue Plaza Whole Loan.

(3)	A cash management period is in place from origination through December 31, 2024. After December 31, 2024, the Park Avenue Plaza Whole Loan will revert to a hard lockbox with springing cash management.

(4)	See “Subordinate and Mezzanine Indebtedness” section below.

(5)	See “Escrows” below for further discussion of reserve requirements.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Park Avenue Plaza Whole Loan more severely than assumed in the underwriting of the Park Avenue Plaza Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The increase in Net Operating Income from TTM NOI (6/30/2021) to U/W NOI was due to the expiration of free rent periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Park Avenue Plaza Mortgage Loan”) is part of the Park Avenue Plaza Whole Loan in the original principal balance of $460,000,000. The Park Avenue Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 1,159,593 square foot Class A office property in New York, NY (the “Park Avenue Plaza Property”). The Park Avenue Plaza Whole Loan is comprised of the Park Avenue Plaza Senior Loans, consisting of eight pari passu senior promissory notes in the aggregate original principal balance of $339,170,000, and the Park Avenue Plaza Subordinate Companion Loan, consisting of one subordinate promissory note in the original principal balance of $120,830,000. The non-controlling senior Note A-2 and Note A-5, with an aggregate original principal balance of $75,000,000, represent the Park Avenue Plaza Mortgage Loan and will be included in the BANK 2021-BNK37 securitization trust. The non-controlling promissory Note A-1 in the original principal amount of $139,170,000 and the Park Avenue Plaza Subordinate Companion Loan are expected to be contributed to the MSC 2021-PLZA securitization trust. The remaining Park Avenue Plaza Senior Loans, evidenced by non-controlling promissory Notes A-3, A-4, A-6, A-7 and A-8, with an aggregate original principal balance of $125,000,000 are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Park Avenue Plaza Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2021-PLZA securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans —The Park Avenue Plaza Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$139,170,000	$139,170,000	MSC 2021-PLZA	No
A-2	$50,000,000	$50,000,000	BANK 2021-BNK37	No
A-3	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
A-4	$10,000,000	$10,000,000	Morgan Stanley Bank, N.A.	No
A-5	$25,000,000	$25,000,000	BANK 2021-BNK37	No
A-6	$35,000,000	$35,000,000	Morgan Stanley Bank, N.A.	No
A-7	$10,000,000	$10,000,000	Morgan Stanley Bank, N.A.	No
A-8	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
B-1	$120,830,000	$120,830,000	MSC 2021-PLZA	Yes(1)
Total	$460,000,000	$460,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans— The Park Avenue Plaza Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower is Park Avenue Plaza Owner LLC (the “Park Avenue Plaza Borrower”), a single-purpose Delaware limited liability company with two independent directors in its organizational structure. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Park Avenue Plaza Whole Loan. The Park Avenue Plaza Borrower is indirectly owned and controlled by Park Avenue Plaza Company L.P. (the “Fisher Brothers Sponsor”) and The Sungate Park Avenue Delaware Trust (“Sungate” and collectively with the Fisher Brothers Sponsor, the “Borrower Sponsor”). The Fisher Brothers Sponsor is owned by affiliates of Fisher Brothers, a family-owned, multi-generational real estate investment company with expertise in owning and managing Class A office space, as well as developing both residential and commercial space, with a focus on urban markets on the East Coast. Founded in 1915, the firm has developed over 10 million square feet of Class A office space. Fisher Brothers’ portfolio includes assets such as 1345 Avenue of the Americas, 605 Third Avenue, 299 Park Avenue in Manhattan and Station Place in Washington, DC.

The Property. The Park Avenue Plaza Property is a Class A, 44-story office property totaling 1,159,593 square feet located in New York, New York. The Park Avenue Plaza Property was built in 1980 on a 0.88 acre site by Fisher Brothers and has been continuously owned by the family since its construction. The Park Avenue Plaza Property is located on Park Avenue between 52nd and 53rd Street in the Park Avenue office submarket of Midtown Manhattan, just behind a four-floor landmarked building, the Racquet and Tennis Club. Park Avenue Plaza is a LEED Platinum, Energy Star-certified glass and steel office tower with a green façade and approximately 31,000 square foot floor plates. Due to its position behind the Racquet and Tennis Club and south of Lever House, the Park Avenue Plaza Property benefits from unobstructed views up Park Avenue. Since January 2020, the Borrower Sponsor has invested approximately $38.8 million in capital expenditures at the Park Avenue Plaza Property, including tenant improvement work and lobby renovations. The Park Avenue Plaza Property is 99.0% leased as of October 1, 2021, by a number of top financial services, fund management and consulting firms. Notable tenants at the Park Avenue Plaza Property include BlackRock, which is currently headquartered at the Park Avenue Plaza Property (32.3% of net rentable area, 29.6% of underwritten base rent), Evercore, which is headquartered at the Park Avenue Plaza Property (29.3% of NRA, 30.4% of underwritten base rent), Intercontinental Exchange (“ICE”) (8.1% of NRA, 9.9% of underwritten base rent), Morgan Stanley (8.1% of NRA, 8.8% of underwritten base rent) and Duff & Phelps (7.8% of NRA, 8.5% of underwritten base rent). The Park Avenue Plaza Property benefits from many long-term leases, with an average lease term of 16.3 years. The Park Avenue Plaza Property has averaged over 99% occupancy dating back to 2011.

Major Tenants.

BlackRock (375,022 square feet, 32.3% of net rentable area, 29.6% of underwritten rent). BlackRock is a public investment management firm that specializes in equity and fixed income products, as well as alternative and money market instruments, which it invests in on behalf of institutional and retail investors worldwide. The firm has offices in more than 30 countries and is currently headquartered at the Park Avenue Plaza Property. BlackRock has given notice that it will vacate all 375,022 square feet of its space upon its lease expiration in April 2023 to relocate to its new global headquarters at 50 Hudson Yards. The Park Avenue Plaza Borrower has executed a lease with Jennison Associates commencing upon BlackRock’s lease expiration to take 120,809 square feet (floors 24 through 27) of BlackRock’s existing space with a lease expiration date of February 28, 2040.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

Evercore (339,447 square feet, 29.3% of net rentable area, 30.4% of underwritten rent). Evercore is an independent investment banking advisory firm founded in 1995. The company provides advisory services on merges and mergers and acquisitions, strategic shareholder advisory, restructurings and capital structure to corporate clients. Evercore has offices in 28 cities around the globe and generates approximately 75% of its revenue in the United States. Evercore is headquartered at the Park Avenue Plaza Property. Evercore has been a tenant at the Park Avenue Plaza Property since 2006 and has extended and expanded its space at the Park Avenue Plaza Property multiple times. As of October 1, 2021, Evercore occupies 339,447 square feet (of which 119,484 square feet of space is subleased from Aon through April 30, 2023) through December 31, 2035 and has one, five-year extension option remaining.

Intercontinental Exchange (94,119 square feet, 8.1% of net rentable area, 9.9% of underwritten rent). Intercontinental Exchange (“ICE”) is a leading provider of regulated marketplaces and clearing services for global commodity trading, primarily of electricity, and agricultural commodities, metals, interest rates, equities, exchange traded funds, or ETFs, credit derivatives, digital assets, bonds and currencies, and also offers mortgage and technology services. It manages a handful of global over-the-counter (OTC) markets and regulated futures exchanges. The firm also owns ICE Futures Europe, a European energy futures and options platform, as well as NYSE Holdings (including the New York Stock Exchange). The company serves clients in over 150 countries. ICE’s largest geographical market is the United States with nearly 65% of the company’s revenue. ICE has been a tenant at the Park Avenue Plaza Property since 2012 and as of October 1, 2021, occupies 94,119 square feet at the Park Avenue Plaza Property, through November 30, 2028. ICE has two, five-year extension options remaining.

Morgan Stanley (93,590 square feet, 8.1% of net rentable area, 8.8% of underwritten rent). Morgan Stanley is a bank holding company, that provides diversified financial services on a worldwide basis. Morgan Stanley operates a global securities business which serves individual and institutional investors and investment banking clients. Morgan Stanley also operates a global asset management business and was a top five loan contributor to United States commercial mortgage-backed securities deals in 2020. Morgan Stanley has been a tenant at the Park Avenue Plaza Property since 2008 and has extended and expanded its space at the Park Avenue Plaza Property multiple times. As of October 1, 2021, Morgan Stanley occupies 93,590 square feet through April 30, 2036.

General Atlantic (91,666 square feet, 7.9% of net rentable area, 7.6% of underwritten rent). General Atlantic is a private growth equity firm which offers portfolio management, financial planning and investment advisory services to customers worldwide. General Atlantic has been a tenant at the Park Avenue Plaza Property since 2007, as of October 1, 2021 occupies 91,666 square feet (of which 60,464 square feet is subleased from Aon through April 30, 2023) and has a lease expiration of July 31, 2039. General Atlantic has one, five-year extension option remaining.

The following table presents certain information relating to the major tenants at the Park Avenue Plaza Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
BlackRock(3)	NR/Aa3/AA-	375,022	32.3%	$76.16	$28,562,646	29.6%	4/30/2023	(3)	N
Evercore(4)	NR/NR/NR	339,447	29.3%	$86.32	29,302,485	30.4%	12/31/2035(4)	1, 5-year	N
ICE	NR/A3/BBB+	94,119	8.1%	$101.59	9,561,684	9.9%	11/30/2028	2, 5-year	N
Morgan Stanley(5)	A/A1/BBB+	93,590	8.1%	$91.00	8,516,690	8.8%	4/30/2036	(5)	Y
General Atlantic(6)	NR/NR/NR	91,666	7.9%	$79.49	7,286,396	7.6%	7/31/2039(6)	1, 5-year	N
Duff & Phelps	NR/NR/NR	91,019	7.8%	$90.00	8,191,710	8.5%	12/31/2035	1, 5-year	N
BBR Partners	NR/NR/NR	30,345	2.6%	$85.00	2,579,325	2.7%	6/30/2037	1, 5-year	N
Court Square(7)	NR/NR/NR	29,545	2.5%	$72.00	2,127,240	2.2%	4/30/2023(7)	None	N
Total Major Tenants		1,144,753	98.7%	$83.97	$96,128,176	99.6%

Non-Major Tenants		3,640	0.3%	$96.43	351,005	0.4

Occupied Collateral Total		1,148,393	99.0%	$84.01	$96,479,181	100.0%

Vacant Space		11,200	1.0%

Collateral Total		1,159,593	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

(3)	BlackRock has given notice that it will vacate its space upon its natural lease expiration of April 30, 2023. The Park Avenue Plaza Borrower has already executed a lease with Jennison Associates commencing upon BlackRock’s lease expiration to take 120,809 square feet (floors 24 through 27) of BlackRock’s existing space with a lease expiration date of February 28, 2040.

(4)	Evercore commenced occupancy as a subtenant of Aon on floors 35 through 38 (119,484 square feet) on July 25, 2006 with a lease expiration coterminous with Aon’s natural lease expiration of April 30, 2023. Evercore executed a lease as of July 1, 2018 with a commencement of May 1, 2023 (after Aon’s tenancy expires) and a lease expiration of December 31, 2035 (coterminous with the rest of its space).

(5)	Morgan Stanley has the right to extend the term of its lease for either one, five-year option or one, ten-year option.

(6)	General Atlantic commenced occupancy as a subtenant of Aon on floor 32 (30,293 square feet) on August 1, 2007 and floor 33 (30,171 square feet) on January 15, 2010 with a lease expiration date coterminous with Aon’s natural lease expiration of April 30, 2023. On July 8, 2016 General Atlantic executed a lease with a lease commencement on May 1, 2023 (after Aon’s tenancy expires) with a lease expiration on July 31, 2039 (coterminous with the rest of its space).

(7)	Court Square commenced occupancy as a subtenant of Aon on floor 34 (29,545 square feet) on February 22, 2012 with a lease expiration coterminous with Aon’s natural lease expiration of April 30, 2023. Evercore executed a lease on July 1, 2018 with a commencement of May 1, 2023 (after Aon’s/Court Square’s tenancy expires) and a lease expiration of December 31, 2035 (coterminous with the rest of its space).

The following table presents certain information relating to the lease rollover schedule at the Park Avenue Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023(2)	1	256,024	22.1%	256,024	22.1%	17,928,534	18.6%	70.03
2024	1	1,369	0.1%	257,393	22.2%	200,004	0.2%	146.10
2025	1	283	0.0%	257,676	22.2%	97,751	0.1%	345.41
2026	0	0	0.0%	257,676	22.2%	$0	0.0%	$0.00
2027	0	0	0.0%	257,676	22.2%	$0	0.0%	$0.00
2028	1	94,119	8.1%	351,795	30.3%	9,561,684	9.9%	101.59
2029	0	0	0.0%	351,795	30.3%	$0	0.0%	$0.00
2030	0	0	0.0%	351,795	30.3%	$0	0.0%	$0.00
2031	0	0	0.0%	351,795	30.3%	$0	0.0%	$0.00
Thereafter	9	796,598	68.7%	1,148,393	99.0%	68,691,208	71.2%	86.23
Vacant	0	11,200	1.0%	1,159,593	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	13	1,159,593	100.0%			$96,479,181	100.0%	$84.01
(1)	Information is based on the underwritten rent roll. Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.

(2)	2023 rollover has been adjusted to reflect signed leases that will take effect upon BlackRock’s and Aon’s planned vacancy. Jennison Associates has signed a lease to take 118,998 square feet of BlackRock’s space through February 2040. All of the remaining Aon subleased space currently occupied by General Atlantic (60,464 square feet), Court Square (29,545 square feet) and Evercore (119,484 square feet) will convert to prime leases upon the with existing tenants’ lease expiration dates as described above.

(3)	Wtd. Avg. Underwritten Base Rent PSF and Underwritten Base Rent excludes vacant space.

The following table presents historical occupancy percentages at the Park Avenue Plaza Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/1/2021(2)
100%	96.1%	98.5%	98.7%	99.0%
(1)	Information obtained from the borrower sponsor.

(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Park Avenue Plaza Property:

Cash Flow Analysis(1)

	2018	2019	2020	6/31/2021 TTM	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$81,458,357	$86,426,028	$96,255,809	$97,592,006	$96,479,181(3)	84.4%	$83.20
Reimbursements	17,839,630	20,477,198	15,436,088	15,727,742	13,616,686	11.9	11.74
Other Income	3,958,645	5,432,930	5,353,738	4,985,339	3,453,995	3.0	2.98
Free Rent	(6,991,487)	(11,418,703)	(24,918,133)	(15,862,263)	0	0.0	0.00
SL Rent	0	0	0	0	817,867	0.7	0.71
Net Rental Income	$96,265,145	$100,917,453	$92,127,502	$102,442,824	$114,367,729	100.0%	$98.63
Less Vacancy & Credit Loss	0	0	0	0	(1,147,008)	(1.2)	(0.99)
Effective Gross Income	$96,265,145	$100,917,453	$92,127,502	$102,442,824	$113,220,721	100.0%	$97.64

Real Estate Taxes	25,158,799	26,773,563	26,865,584	26,865,584	26,865,584	23.7	23.17
Insurance	972,416	963,034	1,064,621	1,118,388	1,118,388	1.0	0.96
Management Fee	914,148	929,585	950,006	957,443	1,000,000	0.9	0.86
Other Operating Expenses	28,159,565	28,943,914	25,891,555	25,231,598	25,231,598	22.3	21.76
Total Operating Expenses	$55,204,928	$57,610,096	$54,771,766	$54,173,013	$54,215,570	47.9%	$46.75

Net Operating Income(4)	$41,060,217	$43,307,357	$37,355,736	$48,269,811	$59,005,151	52.1%	$50.88
Replacement Reserves	0	0	0	0	289,898	0.3	0.25
TI/LC	0	0	0	0	1,739,390	1.5	1.50
Net Cash Flow	$41,060,217	$43,307,357	$37,355,736	$48,269,811	$56,975,864	50.3%	$49.13

NOI DSCR	4.21x	4.44x	3.83x	4.95x	6.05x
NCF DSCR	4.21x	4.44x	3.83x	4.95x	5.84x
NOI Debt Yield	12.1%	12.8%	11.0%	14.2%	17.4%
NCF Debt Yield	12.1%	12.8%	11.0%	14.2%	16.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Underwritten Gross Potential Rent Revenue is based on the rent roll as of October 1, 2021 and includes rent steps of $1,576 through September 30, 2022.

(4)	The increase in Net Operating Income from 6/31/2021 TTM to U/W was due to the expiration of free rent periods.

Appraisal. The appraisal concluded to an “as-is – excluding escrow account” value as of August 18, 2021 of $1,063,000,000. Such value assumes (i) that the lender will utilize a $38 million reserve for tenant improvements and capital expenditures and (ii) that a subsequent purchaser would not be responsible for those costs, but would receive such reserve in the event of a sale. Upon loan origination, $43,543,892 was reserved with the lender for outstanding tenant improvements and leasing commissions.

Environmental Matters. According to the Phase I environmental report dated September 24, 2021, there was no evidence of any recognized environmental conditions at the Park Avenue Plaza Property.

COVID-19 Update. The Park Avenue Plaza Mortgage Loan was originated on October 8, 2021 and as of October 21, 2021, the Borrower Sponsor has reported that the Park Avenue Plaza Property is open and operating and no lease modification or rent relief requests have been received and all tenants have remained current on all rent and lease obligations.

Market Overview and Competition. The Park Avenue Plaza Property is located in New York, New York, within the Park Avenue submarket of the Manhattan office market. Access to the Park Avenue Plaza Property is provided by the Lexington Avenue - 53rd Street Subway Station, the Fifth Avenue – 53rd Street Subway station and Grand Central Terminal. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Park Avenue submarket was approximately 10.3%, with average asking rents of $103.52 per square foot and inventory of approximately 26.0 million square feet. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Manhattan office market was approximately 9.7%, with average asking rents of $73.89 per square foot and inventory of approximately 468.0 million square feet. According to the appraisal, the 2020 population within a quarter-, half-and one-mile radius of the Park Avenue Plaza Property was 3,418, 36,164 and 174,471, respectively. The 2020 median household income within the same quarter-, half- and one-mile radius was $188,743, $210,372 and $194,585, respectively.

The appraisal noted that the Manhattan office market continues to suffer from the effects of the COVID-19 pandemic. The availability rate increased for the fifth consecutive quarter, to 18.7%, a record high. The increases were consistent across the three major markets (Midtown, Midtown South and Downtown), with changes between 30 and 160 basis points. Seventeen contiguous large blocks of 100,000 square feet and above drove the 140-basis-point increase from last quarter. Following the minimal leasing totals and increased availability, quarterly absorption closed at negative 9.5 million square feet, a slight increase from the first quarter. Available sublease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

space increased by 1.1 million square feet quarter-over-quarter and was up to 22.0 million square feet by quarter’s end. Despite this increase, approximately 2.2 million square feet of sublease space has been removed from the market since October 2020.

Overall asking rents in Manhattan fell in the second quarter 2021 by 0.2% to $73.89 Per SF, representing the smallest quarter-over-quarter decrease since the onset of the pandemic. Rents remain 9.6% below pre-pandemic levels, reaching their lowest point in more than five years

The following table presents certain information relating to the appraisal’s market rent conclusion for the Park Avenue Plaza Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Free Rent (months) (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office (Floors Mezz-14)	$85.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 15-21)	$87.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 22-29)	$90.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 30-38)	$95.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 39-41)	$100.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 42-44)	$110.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%

Source: Appraisal.

The following table presents comparable office leases with respect to the Park Avenue Plaza Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Park Avenue Plaza (subject)(1) New York, NY	1980	1,159,593	BlackRock	375,022	Various	$76.16	Mod. Gross
399 Park Avenue New York, NY	1961	1,576,437	Blue Owl Capital	25,096	Aug. 2021	$107.00	Mod. Gross
280 Park Avenue New York, NY	1968	1,307,746	GQG Partners	8,996	Jul. 2021	$92.00	Mod. Gross
499 Park Avenue New York, NY	1981	303,000	Deutsche Bundesbank	5,684	Jun. 2021	$110.00	Mod. Gross
888 Seventh Avenue New York, NY	1969	908,299	QVT Financial LP	12,503	Jun. 2021	$110.00	Mod. Gross
280 Park Avenue New York, NY	1968	1307,746	Kyndryl	49,751	Jun. 2021	$85.00	Mod. Gross
345 Park Avenue New York, NY	1969	1,983,246	Blackstone	718,845	Mar. 2021	$85.00	Mod. Gross
40 West 57th Street New York, NY	1972	779,017	Lightyear Capital	13,500	Mar. 2021	$92.50	Mod. Gross
399 Park Avenue New York, NY	1961	1,576,437	Capital Group Companies	25,107	Feb. 2021	$107.00	Mod. Gross

Source: Appraisal.

(1)	Information based on the underwritten rent roll other than year built.

Escrows.

Real Estate Taxes – At origination, $8,606,069 was required to be deposited into a reserve for real estate taxes. During a Cash Trap Period (as defined below) or Trigger Period (as defined below), the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/6 of the real estate taxes that the lender estimates will be payable during the next six months for the Park Avenue Plaza Property (initially, $2,238,800). Monthly real estate tax collections are in place.

Insurance – During a Cash Trap Period or a Trigger Period, the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

required so long as either (i) the Park Avenue Plaza Borrower pays the insurance premiums directly on a monthly basis and provides written evidence of such payment to lender within five business days of payment, or (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the Park Avenue Plaza Whole Loan documents.

Replacement Reserve – During a Trigger Period, the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $19,327 into a reserve for capital expenditures; provided that such monthly deposits are not required at any time that the funds in such reserve exceed $463,837.

Rollover Reserve – At origination, approximately $43,543,892 was required to be deposited into a reserve for outstanding tenant improvement and/or leasing commission expenses with respect to the tenants Jennison Associates, Morgan Stanley, Evercore, and BBR Partners. During a Trigger Period, the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $120,791 into a reserve for future tenant improvement and leasing commission expenses; provided that such monthly deposits are not required at any time that the funds in such reserve (excluding the initial deposit, the proceeds of any Park Avenue Plaza Permitted Junior Mezzanine Loan (as defined below) deposited into such account, and lease termination fees deposited into such account) exceed $6,000,000. During the continuance of a Trust Fund Expense Deposit Period (as defined below), to the extent there is not sufficient funds on deposit in the Trust Fund Expense Account (as described below) or excess cash flow to pay the Trust Fund Expenses (as defined below), the lender is required to utilize funds in the rollover reserve for the payment of any Trust Fund Expenses outstanding for more than ten business days following written notice from the lender demanding payment of the same. If the lender applies funds in the rollover reserve to any Trust Fund Expenses in accordance with the immediately preceding sentence, then, after an aggregate amount equal to the Trust Fund Expense Cap (as defined below) has been deposited into the Trust Fund Expense Account, any such funds in the rollover reserve utilized to pay Trust Fund Expenses are required to be replenished with excess cash flow in accordance with the priority of payments described below under “Lockbox and Cash Management.”

Trust Fund Expense Account – If a Trust Fund Expense Deposit Period Exists, excess cash flow is required to be funded into a reserve for the payment of Trust Fund Expenses in accordance with the priority of payments set forth under “Lockbox and Cash Management” below.

“Trust Fund Expenses” means all actual fees and out-of-pocket costs and expenses of (w) the lender, (x) the master servicer of the MSC 2021-PLZA securitization (the “PLZA Master Servicer”) (other than monthly master servicing fees), (y) the special servicer of the MSC 2021-PLZA securitization (the “PLZA Special Servicer”) and (z) the trustee of the MSC 2021-PLZA securitization (the “PLZA Trustee”), but in each case only to the extent resulting from any event of default, or a good faith determination of an imminent event of default or good faith pursuit of an enforcement action in respect of a default under the Park Avenue Plaza Whole Loan (for the avoidance of doubt, the foregoing shall include a good faith pursuit of an alleged default) (including, without limitation, any enforcement expenses and any liquidation fees, workout fees, special servicing fees or any other similar fees and interest payable on advances made by the PLZA Master Servicer, the PLZA Special Servicer or the PLZA Trustee with respect to delinquent debt service payments or expenses of curing any default under the Park Avenue Plaza Whole Loan and any expenses paid by the PLZA Master Servicer, the PLZA Special Servicer or the PLZA Trustee in respect of the protection and preservation of the Park Avenue Plaza Property (including, without limitation, the payment of (x) taxes to the extent amounts in the tax reserve account are insufficient to pay amounts then-due and (y) insurance premiums, to the extent amounts in the insurance premium reserve account are insufficient to pay amounts then-due)) and the costs of all property inspections, appraisals, property condition reports and environmental assessments in connection with the Park Avenue Plaza Property (and any updates of the existing property inspection, appraisal, property condition report and/or environmental assessment) that the PLZA Master Servicer, the PLZA Special Servicer or the PLZA Trustee obtain in connection with any event of default, or a good faith determination of an imminent event of default or the good faith pursuit of an enforcement action in respect of a default under the Park Avenue Plaza Whole Loan (for the avoidance of doubt, the foregoing include a good faith pursuit of an alleged default).

“Trust Fund Expense Deposit Period” means the period commencing upon any Trust Fund Expenses having been incurred and not paid by the Park Avenue Plaza Borrower within 10 business days after written demand for the same from the lender and ending when an amount equal to the Trust Fund Expense Cap (as defined below) has been deposited into the Trust Fund Expense Account. If the Park Avenue Plaza Borrower pays Trust Fund Expenses in accordance with the related loan documents in an amount equal to or greater than $1,500,000, then a Trust Fund Expense Deposit Period will never exist under the loan documents.

“Trust Fund Expense Cap” means $1,500,000, less the amount of Trust Fund Expenses paid for by the Park Avenue Plaza Borrower prior to the commencement of a Trust Fund Expense Deposit Period.

Lockbox and Cash Management. The Park Avenue Plaza Whole Loan is structured with a hard lockbox and in place cash management (provided cash management becomes springing after December 31, 2024 as described below). The Park Avenue Plaza Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to cause all tenants of the Park Avenue Plaza Property to deposit all rents directly into the lockbox account, and to deposit any rents or other income received by the Park Avenue Plaza Borrower or property manager into the lockbox account within two business days of receipt. If no Cash Trap Period or Trigger Period exists, all funds in the lockbox account are required to be disbursed to the Park Avenue Plaza Borrower’s operating account. During the existence of a Cash Trap Period or Trigger Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Park Avenue Plaza Whole Loan, (iii) during a Trigger Period, to make the monthly deposits into the rollover reserve and replacement reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

following the end of the Cash Trap Period, the lender has the right to reasonably approve if a Trigger Period exists) and lender-approved extraordinary expenses, (v) to pay debt service on the Park Avenue Plaza Mezzanine Loan (as defined below), (vi) if the Park Avenue Plaza Permitted Junior Mezzanine Loan has been incurred, to pay debt service on the Park Avenue Plaza Permitted Junior Mezzanine Loan, (vii) if a Trust Fund Expense Deposit Period exists, to the Trust Fund Expense Account, provided that funds deposited into the Trust Fund Expense Account must not, in the aggregate, exceed the Trust Fund Expense Cap, (viii) if a Trust Fund Expense Deposit Period is not in effect, to the rollover reserve, to the extent to replenish any funds therein that were used to pay Trust Fund Expenses, and (ix) if a Trust Fund Expense Deposit Period is not in effect, to pay all remaining funds into an excess cash flow reserve to be held as additional security for the Park Avenue Plaza Whole Loan during the continuance of such Cash Trap Period or Trigger Period. If no event of default exists, at the written request of the Park Avenue Plaza Borrower, the lender is required to apply funds in the excess cash flow reserve to pay shortfalls in required reserves deposits, debt service and mezzanine debt service, and property level expenses, provided that the lender will not be required to release amounts in such reserve if the balance of such reserve, when aggregated with the balance of the rollover reserve, would be less than the aggregate amount of approved leasing expenses (unless such disbursement is for approved leasing expenses).

“Cash Trap Period” means the period commencing on the origination date and ending on December 31, 2024 (“Cash Trap End Date”).

“Trigger Period” at any time after the Cash Trap End Date means a period:

(i)	commencing upon an event of default under the Park Avenue Plaza Whole Loan documents, and ending upon the cure of such event of default and the lender’s acceptance of such cure; or

(ii)	commencing upon an event of default under the Park Avenue Plaza Mezzanine Loan documents, and ending upon the cure of such event of default and the mezzanine lender’s acceptance of such cure; or

(iii)	commencing upon the date that, as of the last day of any calendar quarter, the debt yield on the Park Avenue Plaza Whole Loan is less than 8.25% and ending upon the date that such debt yield has been at least 8.25% as of the last day of two consecutive calendar quarters; or

(iv)	commencing upon the date that, as of the last day of any calendar quarter, the aggregate debt yield on the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan, and (if then incurred or to be incurred) the Park Avenue Plaza Permitted Junior Mezzanine Loan, is less than 6.60% and ending upon the date that such aggregate debt yield has been at least 6.60% as of the last day of two consecutive calendar quarters; or

(v)	commencing upon a Trust Fund Expense Deposit Period (as defined below) and ending when the Trust Fund Deposit Period has ended pursuant to the definition thereof.

Property Management. The Park Avenue Plaza Property is managed by 55 East 52nd Street Management, L.P., an affiliate of the Park Avenue Plaza Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At origination, Morgan Stanley Mortgage Capital Holdings LLC made a mezzanine loan to the sole member of the Park Avenue Plaza Borrower (the “Park Avenue Plaza Mezzanine Borrower”) in the amount of $115,000,000 (the “Park Avenue Plaza Mezzanine Loan”) secured by 100% of the equity interests in the Park Avenue Plaza Borrower. The Park Avenue Plaza Mezzanine Loan accrues interest at the rate of 3.60% per annum, requires payments of interest only until its maturity date, and is coterminous with the Park Avenue Plaza Whole Loan. The Park Avenue Plaza Mezzanine Loan was sold to a third party, New York Life Insurance Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

The Park Avenue Plaza total debt as of the origination date is summarized in the following table:

Park Avenue Plaza Total Debt Summary

Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$339,170,000	2.8375%	5.84x	17.4%	31.9%
Subordinate Companion Loan	$120,830,000	2.8375%	4.31x	12.8%	43.3%
Mezzanine Loan	$115,000,000	3.6000%	3.27x	10.3%	54.1%
Total Debt	$575,000,000	2.9900%	3.27x	10.3%	54.1%

In connection with certain transfers of the Park Avenue Plaza Property, the owner of the equity interests in the Park Avenue Plaza Mezzanine Borrower is permitted to obtain a junior mezzanine loan (the “Park Avenue Plaza Permitted Junior Mezzanine Loan”) secured by 100% of the direct equity interests in the Park Avenue Plaza Mezzanine Borrower, provided that, among other conditions, the aggregate loan-to-value ratio of the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan and the Park Avenue Plaza Permitted Junior Mezzanine Loan does not exceed 54.1%, the aggregate debt service coverage ratio of the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan and the Park Avenue Plaza Permitted Junior Mezzanine Loan is at least 2.0x, the debt yield of the Park Avenue Plaza Whole Loan is at least 12.6% and the aggregate debt yield of the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan and the Park Avenue Plaza Permitted Junior Mezzanine Loan is at least 10.0%, the Park Avenue Plaza Permitted Junior Mezzanine Loan has a term coterminous with the Park Avenue Plaza Whole Loan, and the related mezzanine lender enters into a customary intercreditor agreement with the lender in form reasonably acceptable to the lender and acceptable to each rating agency rating securities backed by the Park Avenue Plaza Whole Loan.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Park Avenue Plaza Borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the Park Avenue Plaza Property together with 24 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts within the meaning of TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. In the event that TRIPRA is no longer in effect, the Park Avenue Plaza Borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the Park Avenue Plaza Whole Loan documents (without giving effect to the cost of terrorism and earthquake and fire following earthquake components of such property and business interruption/rental loss insurance) at the time that terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

1 Union Square South Retail
One Union Square South
New York, NY 10003
MANHATTAN
Flatiron District
Union Square
Chelsea
Greenwich Village
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NoHo
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Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
Greenpoint
MANHATTAN
Chelsea
Greenwich Village
Williamsburg
Hoboken
NEW JERSEY
SoHo
Little Italy
Tribeca
Chinatown
JERSEY CITY
Lower East Side
BROOKLYN
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 1 Union Square South Retail

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/BBB(sf)/A3(sf)		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$75,000,000		Location:	New York, NY
	Cut-off Date Balance:	$75,000,000		Size:	236,215 SF
	% of Initial Pool Balance:	5.7%		Cut-off Date Balance Per SF:	$317.51
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$317.51
	Borrower Sponsor:	The Related Companies, L.P.		Year Built/Renovated:	1998/NAP
	Guarantor:	The Related Companies, L.P.		Title Vesting(3):	Leasehold
	Mortgage Rate:	2.2710%		Property Manager:	Related Management Company, L.P. (an affiliate of the borrower)
	Note Date:	September 10, 2021		Current Occupancy (As of)(4):	100.0% (6/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy(4):	100.0%
	Maturity Date:	October 6, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$290,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$1,227.70
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 11, 2021
	Lockbox Type(1):	Soft/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		TTM NOI (6/30/2021):	$18,831,867
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$18,054,986
				YE 2019 NOI:	$19,026,855
				YE 2018 NOI:	$18,660,453
				U/W Revenues:	$32,610,437
				U/W Expenses:	$18,749,734
Escrows and Reserves(2)				U/W NOI(5):	$13,860,703
	Initial	Monthly	Cap	U/W NCF:	$13,336,306
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	8.03x / 7.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	18.5% / 17.8%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.5% / 17.8%
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio:	25.9%
Regal Letter of Credit(2)	$7,222,923	$0	NAP	LTV Ratio at Maturity:	25.9%
Ground Rent Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$75,000,000	98.1%	Loan payoff	$75,366,250	98.6%
Cash equity contribution	1,432,990	1.9	Closing costs	1,066,740	1.4
Total Sources	$76,432,990	100.0%	Total Uses	$76,432,990	100.0%
(1)	See “Lockbox and Cash Management” section for further description.

(2)	See “Escrows” section.

(3)	See “Ground Lease” section.

(4)	While the 1 Union Square South Retail Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1 Union Square South Retail Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The decrease in U/W NOI compared to historicals is primarily due to the underwritten vacancy factor and ground rent expense (see “Operating History and Underwritten Net Cash Flow” and “Ground Lease” sections).

The Mortgage Loan. The sixth largest mortgage loan (the “1 Union Square South Retail Mortgage Loan”) is evidenced by a first priority leasehold mortgage encumbering an anchored retail property totaling 236,215 square feet located in New York, New York (the “1 Union Square South Retail Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The Borrower and Borrower Sponsors. The borrower is Union Square Retail Lessee, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1 Union Square South Retail Mortgage Loan. The borrower sponsor and nonrecourse carveout guarantor is The Related Companies, L.P (“Related”). The borrower is owned 51% by OTR (an affiliate of the State Teachers Retirement System of Ohio) and 49% by Related Union Square Retail Associates, LLC (“RUSRA”), an affiliate of Related.

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in New York City, Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C., London and Abu Dhabi. Related disclosed 11 prior foreclosures and defaults, primarily driven by the great recession.

The Property. The 1 Union Square South Retail Property consists of the leasehold interest in a 5-level (inclusive of lower level) retail property located within the base of a 27-story luxury residential building located on an entire city black bounded by East 14th Street, Fourth Avenue, East 13th Street and Broadway in the Union Square neighborhood of Manhattan (the residential portion of the building is not part of the collateral). Built in 1998, the 1 Union Square South Retail Property comprises 236,215 square feet of rentable area and is currently 100.0% occupied by seven tenants, including Regal Cinema, Best Buy, Nordstrom Rack, Duane Reade, Citibank, Mid Rockland Imaging, and Union Square Wines. Approximately 51.5% of the underwritten base rent is attributable to investment grade tenants (Citibank, Duane Reade and Best Buy). The property has been 100.0% occupied since 2010, and all current tenants have been in-place since 2010 or earlier. The 1 Union Square South Retail Property is subject to a ground lease through December 31, 2095 (see “Ground Lease” section below).

The ground floor of the 1 Union Square South Retail Property contains an entrance for each of the seven tenants and three retail suites which are occupied by Citibank, Duane Reade and Union Square Wines. Best Buy occupies second floor space within the property with a small entrance area on the ground floor. Nordstrom Rack and Mid Rockland Imaging occupy lower level space, also with small ground floor entrance areas. The Regal Cinema theater space is accessed along Broadway and East 13th Street and contains a box office area on the ground floor with the majority of the space on the second through fourth floors.

Two wholly owned subsidiaries of the borrower (Union Square Development Associates, LLC and Union Square Development Associates II, LLC) were formed to hold the interests in leases to Circuit City and Virgin, respectively, as an aspect of the borrower’s leasing strategy for replacement tenants for those spaces within the lease approval constraints established by the 1 Union Square South Ground Lease (see “Ground Lease” section). Circuit City and Virgin are no longer in occupancy, and the subsidiaries have entered into subleases with each of the tenants currently in occupancy at the 1 Union Square South Property (collectively, the related rent is the “Sub-Rent”), except for Regal Cinema (with whom the borrower has a direct lease). The subsidiaries are required to remain special purpose entities and have no assets or liabilities other than their interests in the leases and subleases. As additional security for the 1 Union Square South Retail Mortgage Loan, the borrower has pledged its interests in the subsidiaries.

Major Tenants.

Largest Tenant by UW Base Rent: Regal Cinema (118,779 square feet; 50.3% of net rentable area; 24.5% of underwritten base rent; 4/30/2028 lease expiration) – Regal Cinema operates a 17-screen flagship movie theater at the 1 Union Square South Retail Property. The tenant has been in occupancy since 1998 and signed an extension on March 4, 2019 for five years from May 1, 2023 through April 30, 2028 at a base rental rate of $56.96 per square foot. In conjunction with the extension, the tenant contributed approximately $8 million of its own capital towards a renovation of its space with the borrower contributing approximately $2 million (total renovation cost was approximately $10 million, or $84 per square foot). The recent renovations increased the theater from 14 to 17 screens and added state-of-the-art cinematic experiences, including a panoramic Screen X and enhanced 4DX experience (which combines smell and motion to the viewing experience), as well as a bar and Lavazza coffee shop. Regal Cinema has three, five-year extension options following its 2028 lease expiration. As further outlined in the “COVID-19 Update” section below, Regal Cinema is currently paying 12% of gross sales in lieu of all base rent and expense reimbursements through May 31, 2022. The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

2nd Largest Tenant by UW Base Rent: Citibank (9,755 square feet; 4.1% of net rentable area; 19.0% of underwritten base rent; 3/31/2028 lease expiration) – Citibank has operated a bank branch at the 1 Union Square South Property since 2010 and recently extended its lease for eight years from April 1, 2020 through March 31, 2028. The appraiser concluded to a market rent of $475 per square foot for the Citibank space. The tenant has a current rental rate of $475 per square foot and was underwritten to its straight line average over the remaining lease term of $499.81 due to the tenant’s investment grade nature. Citibank has the right, effective at any time, to terminate its lease with respect to approximately 2,000 square feet of ground floor space, upon 2 years’ prior written notice to the landlord. Citibank has two, five-year renewal options following its March 2028 lease expiration.

3rd Largest Tenant by UW Base Rent: Nordstrom Rack (32,136 square feet; 13.6% of net rentable area; 18.1% of underwritten base rent; 6/30/2025 lease expiration) – Nordstrom Rack has been a tenant since 2009 and renewed its lease on June 30, 2020 for five years through June 30, 2025. The appraiser concluded to a market rent of $145 per square foot for the Nordstrom Rack space compared to the tenant’s current contractual and underwritten rent of $145.18 per square foot. Nordstrom Rack has three, five-year extension options following its 2025 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

COVID-19 Update. As of October 14, 2021, the 1 Union Square South Retail Property was fully operational with all tenants open for business. The following tenants are currently subject to rent relief agreements:

●	Regal Cinema (24.5% of underwritten base rent) negotiated a rent relief agreement in July 2021, which states that all rent owed from April 1, 2020 to June 20, 2021 will be deferred and repaid over 60 monthly installments commencing June 1, 2022 (provided that, as long as the tenant performs all of its duties in a timely manner (including all payments scheduled in the agreement), then the landlord will waive the repayment of 40% of the total deferred rent). The tenant is also entitled to apply a $2 million credit as a tenant improvement abatement to the deferred rent owed beginning June 1, 2022. In addition, from June 21, 2021 to May 31, 2022, the tenant is required to pay 12% of gross sales in lieu of all base rent and expense reimbursements (with the tenant returning to its contracted rent on June 1, 2022). The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

●	Best Buy (16.0% of underwritten base rent) received 100% base rent deferment for rent owed in September, October, and November 2020, which is being repaid in 12 monthly instalments, which commenced in January 2021.

●	Union Square Wines (3.1% of underwritten base rent) is currently receiving a 25% base rent abatement through December 2021 (contracted base rent will re-commence in January 2022).

The following table presents certain information relating to the tenancy at the 1 Union Square South Retail Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Regal Cinema(3)	NR/Ba1/NR	118,779	50.3%	$52.99	$6,294,078	24.5%	4/30/2028	3, 5-year	N
Citibank	A/A3/BBB+	9,755	4.1%	$499.81	$4,875,648	19.0%	3/31/2028	2, 5-year	Y(4)
Nordstrom Rack	BBB/Ba1/BB+	32,136	13.6%	$145.18	$4,665,600	18.1%	6/30/2025	3, 5-year	N
Duane Reade	BBB-/Baa2/BBB	13,947	5.9%	$304.61	$4,248,375	16.5%	9/30/2030	4, 5-year	N
Best Buy	NR/A3/BBB+	46,088	19.5%	$89.54	$4,126,720	16.0%	1/31/2025	4, 5-year	N
		220,705	93.4%	$109.70	$24,210,421	94.1%

Non-Major Tenants		15,510	6.6%	$97.24	$1,508,129	5.9%

Occupied Collateral Total		236,215	100.0%	$108.88	$25,718,550	100.0%

Vacant Space		0	0.0%

Collateral Total		236,215	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totaling $30,696, as well as straight line rent averaging credit over the remaining lease terms for Citibank and Duane Reade due to the investment grade nature of these tenants. The current contractual rental rates for Citibank and Duane Reade are $475.00 per square foot and $288.47 per square foot, respectively.

(3)	Regal Cinema is currently required to pay 12% of gross sales in lieu of base rent and reimbursements through May 31, 2022, at which point the tenant will re-commence paying its contracted base rent of $52.99 per square foot, plus reimbursements. The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements for October 2021 through May 2022.

(4)	Citibank has the right, effective at any time, to terminate its lease with respect to approximately 2,000 square feet of ground floor space, upon two years’ written notice to the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The following table presents certain information relating to the historical sales at the 1 Union Square South Retail Property:

Historical Sales(1)

	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)(2)	Occupancy Cost (2019)(2)
Regal Cinema(3)	$1,738,239	$1,759,546	$787,385(4)	$110,706(4)	44.8%(4)
Citibank	NAP	NAP	NAP	NAP	NAP
Nordstrom Rack	$1,413	$1,272	$1,171	$388	14.6%
Duane Reade	$926	$919	$844	$603	36.9%
Best Buy	$1,465	$1,483	$1,291	$629	10.8%

(1)	Information obtained from the borrower and underwritten rent roll.

(2)	2020 operations and sales were negatively impacted by COVID-19. The occupancy costs shown are based on underwritten rent and reimbursements divided by 2019 sales, unless otherwise noted.

(3)	Regal Cinema sales PSF are shown on a per-screen basis, based on 14 screens.

(4)	Regal Cinema underwent a substantial 18-month renovation totaling approximately $10 million over the course of 2019 and 2020, which increased the theatre to 17 screens and added state-of-the-art cinematic experiences. Due to operations being impacted by both COVID-19 and the renovations, the occupancy cost shown for Regal Cinema is based on 2018 sales.

The following table presents certain information relating to the lease rollover schedule at the 1 Union Square South Retail Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	2	78,224	33.1%	78,224	33.1%	$8,792,320	34.2%	$112.40
2026	0	0	0.0%	78,224	33.1%	$0	0.0%	$0.00
2027	0	0	0.0%	78,224	33.1%	$0	0.0%	$0.00
2028	2	128,534	54.4%	206,758	87.5%	$11,169,726	43.4%	$86.90
2029	0	0	0.0%	206,758	87.5%	$0	0.0%	$0.00
2030	3	29,457	12.5%	236,215	100.0%	$5,756,504	22.4%	$195.42
2031	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	236,215	100.0%			$25,718,550	100.0%	$108.88

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have termination options, which are not reflected on the table above.

The following table presents historical occupancy percentages at the 1 Union Square South Retail Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from tenant leases.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1 Union Square South Retail Property:

Cash Flow Analysis

	2018	2019	2020	TTM 6/30/2021	U/W	%(1)	U/W $ per SF
Base Rent	$24,422,672	$24,819,907	$24,268,821	$25,111,883	$25,718,550(2)	75.9%	$108.88
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$24,422,672	$24,819,907	$24,268,821	$25,111,883	$25,718,550	75.9%	$108.88
Other Income	0	0	0	0	0	0.0	0.00
Percentage Rent	8,290	0	0	0	0	0.0	0.00
Total Recoveries	8,452,746	8,884,562	8,572,586	8,981,285	8,177,815	24.1	$34.62
Net Rental Income	$32,883,708	$33,704,469	$32,841,407	$34,093,168	$33,896,365	100.0%	$143.50
(Vacancy & Credit Loss)	0	0	0	0	(1,285,927)(3)	5.0	(5.44)
Effective Gross Income	$32,883,708	$33,704,469	$32,841,407	$34,093,168	$32,610,437	96.2%	$138.05

Real Estate Taxes	$8,670,409	$8,990,880	$9,160,009	$9,368,311	$9,160,009	28.1%	$38.78
Insurance	78,802	85,302	83,435	84,306	113,079	0.3	0.48
Management Fee	494,872	497,681	377,184	410,169	652,209	2.0	2.76
Ground Rent	3,723,059	3,933,798	3,933,798	3,933,798	7,543,743(4)	23.1	31.94
Other Operating Expenses	1,256,113	1,169,953	1,231,994	1,464,717	1,280,694	3.9	5.42
Total Operating Expenses	$14,223,255	$14,677,614	$14,786,421	$15,261,301	$18,749,734	57.5%	$79.38

Net Operating Income	$18,660,453	$19,026,855	$18,054,986	$18,831,867	$13,860,703(5)	42.5%	$58.68
Replacement Reserves	0	0	0	0	51,967	0.2	0.22
TI/LC	0	0	0	0	472,430	1.4	2.00
Net Cash Flow	$18,660,453	$19,026,855	$18,054,986	$18,831,867	$13,336,306	40.9%	$56.46

NOI DSCR	10.81x	11.02x	10.46x	10.90x	8.03x
NCF DSCR	10.81x	11.02x	10.46x	10.90x	7.72x
NOI Debt Yield	24.9%	25.4%	24.1%	25.1%	18.5%
NCF Debt Yield	24.9%	25.4%	24.1%	25.1%	17.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps through February 2022 totaling $30,696

(3)	The underwritten economic vacancy is 5.0%. The 1 Union Square South Retail Property was 100.0% physically occupied as of June 1, 2021.

(4)	The underwritten ground rent expense represents the 10-year average projected ground rent payments (see “Ground Lease” section).

(5)	The decline in U/W Net Operating Income compared to historicals is primarily attributable to underwritten vacancy and ground rent.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 1 Union Square South Retail Property of $290,000,000 as of August 11, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated August 6, 2021, there was no evidence of any recognized environmental conditions at the 1 Union Square South Retail Property.

Market Overview and Competition. The 1 Union Square South Retail Property is located on an entire city block bounded by East 14th Street to the north, 4th Avenue to the east, East 13th Street to the south and Broadway to the west, within the Union Square neighborhood of Manhattan. The property is adjacent to Union Square, a 9-acre park situated along the northeastern edge of Greenwich Village that is home to the oldest and largest greenmarket in New York City. The area immediately surrounding Union Square contains a mix of uses comprising office, hotel, retail and residential. According to the appraisal, the area’s historical commercial use is evident by the concentration of traditional loft buildings, many of which have been converted for office and residential uses. Further, the neighborhood’s luxury residential space, retail shops, restaurants, and boutique hotels attract both local residents and tourists. According to a third-party market research provider, within a two mile radius of the 1 Union Square South Retail Property, the estimated 2021 population and average household income are 619,910 and $146,357, respectively.

According to a third-party market research report, the property is situated within the Gramercy Park submarket of the New York retail market. As of the third quarter of 2021, the submarket reported total inventory of approximately 2.4 million square feet with a 4.0% vacancy rate and average asking rents of $115.34 per square foot. Since 2006, the submarket has reported an average vacancy rate of approximately 2.4%. The appraiser concluded to market rents for the 1 Union Square South Retail Property ranging from $55.00 per square foot for the Regal Cinema movie theater space to $475.00 per square foot for the ground-corner Citibank space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1 Union Square South Retail Property:

Market Rent Summary(1)

	Ground-Corner (Citibank)	Ground-Union Square South Retail (Duane Reade)	Second Floor (Best Buy)	Lower Level (Nordstrom Rack)	Multi-Level Theater (Regal Cinema)
Market Rent (PSF)	$475	$385	$150	$145	$55
Lease Term (Years)	10	15	15	15	15
Lease Type	Gross	Gross	Gross	Gross	Net
Rent Increase Projection	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year	10% Every 5 Years
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Ongoing reserves for real estate taxes are not required as long as no Cash Trap Event Period (as defined below) has occurred and is continuing.

Insurance – Ongoing insurance reserves are not required as long as (i) no Cash Trap Event Period has occurred and is continuing; and (ii) an acceptable blanket policy is in effect.

Replacement Reserve – Ongoing replacement reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing monthly replacement reserves will be required in an amount equal to $3,937 (approximately $0.20 per square foot per year).

Leasing Reserve – Ongoing leasing reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing monthly leasing reserves will be required in an amount equal to $39,369 (approximately $2.00 per square foot per year).

Regal Letter of Credit – The borrower deposited a letter of credit in an amount equal to $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

Ground Rent Reserve – Ongoing ground rent reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing ground rent reserves will be required in an amount equal to the ground rent payable under the ground lease for the month in which the monthly payment date occurs.

Lockbox and Cash Management. The borrower is required to direct tenants to pay all rents directly into a property account established by the borrower and controlled and administered by OTR (which holds a 51% equity interest in the borrower). In addition, the 1 Union Square South Retail Mortgage Loan is structured with an in-place soft lockbox with springing cash management, into which the borrower is required to cause all funds deposited into the property account that would otherwise be payable to RUSRA (which holds a 49% equity interest in the borrower) under the operating agreement to be deposited directly. In the absence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the RUSRA’s operating account on each business day. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account, and all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 8.5%.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 9.0% for two consecutive calendar quarters.

Property Management. The 1 Union Square South Retail Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

Ground Lease. The 1 Union Square South Retail Property is subject to a ground lease with First Sterling Corporation and West Realty Co., LLC, collectively, as ground lessor and the borrower as ground lessee (the “1 Union Square South Ground Lease”). The 1 Union Square South Ground Lease has an expiration date of December 31, 2095 with no renewal options. The current ground rental rate is $3,933,798, which is fixed through June 30, 2023. On July 1, 2023, the ground rent will enter its first “Revaluation Period”, at which point the ground rent will be adjusted based on a reset formula set forth in the ground lease. The reset formula effectively equates to the total annual in-place base rent at the 1 Union Square South Retail Property (including Sub-Rent, as applicable; in addition to market rent for any then vacant space, as applicable) at the time of the revaluation multiplied by 30.69% (the “Adjustment Factor”). According to the appraisal, the total annual base rental rate at the time of the first revaluation is estimated to be $26,006,771, which when multiplied by 30.69%, would equate to an annual estimated ground rent of $7,981,478 for the period commencing July 1, 2023 and ending June 30, 2028. Note, the Adjustment Factor could be increased by percentage rent payments; however, no percentage rent payments were forecasted by the appraisal. The adjusted ground rent for the second and third revaluation periods (occurring in 2048 and 2073, respectively) will be calculated in the same manner based on the total Sub-Rent rental rates at the commencement of the respective periods. The ground rent schedule is further outlined in the table below.

Period	Annual Ground Rent
July 1, 2018 – June 30, 2023	$3,933,798
July 1, 2023 – June 30, 2028	First Revaluation Period
7th through 10th Rental Periods (July 1, 2028 – June 30, 2048)	12% increase every 5 years
11th Rental Period (July 1, 2048 – June 30, 2053)	Second Revaluation Period
12th through 15th Rental Periods (July 1, 2053 – June 30, 2073)	12% increase every 5 years
16th Rental Period (July 1, 2073 – June 30, 2078)	Third Revaluation Period
17th though ground lease expiration (July 1, 2078 – December 31, 2095)	12% increase every 5 years

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1 Union Square South Retail Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1 Union Square South Retail Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Distribution Center
7230

Live in style
Restful retreat

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Raymour & Flanigan Campus
7230, 7248 & 7272 Morgan Road;
4545 & 4563 Morgan Place
Liverpool, NY 13090
Clay
Liverpool
ONONDAGA COUNTY
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Raymour & Flanigan Campus

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance(1):	$57,000,000		Location:	Liverpool, NY
	Cut-off Date Balance(1):	$57,000,000		Size:	952,214 SF
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per SF(1):	$91.37
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$91.37
	Borrower Sponsors:	Neil Goldberg and Seth Goldberg		Year Built/Renovated:	1970/2016-2020
	Guarantor:	Neil Goldberg Family Asset Preservation Trust		Title Vesting:	Fee
	Mortgage Rate:	2.9250%		Property Manager:	Raymours Furniture Company, Inc. (borrower-affiliate)
	Note Date:	September 9, 2021		Current Occupancy (As of)(3):	100.0% (11/1/2021)
	Seasoning:	1 month		TTM 6/30/2021 Occupancy:	100.0%
	Maturity Date:	October 1, 2031		YE 2020 Occupancy(3):	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original/ARD):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3)(4):	$149,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(3)(4):	$156.48
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 4, 2021
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information(3)
	Additional Debt(1):	Yes		TTM NOI (6/30/2021) (5):	$4,473,049
	Additional Debt Type (Balance) (1):	Pari Passu ($30,000,000)		YE 2020 NOI:	$4,473,047
				YE 2019 NOI:	$4,353,047
				YE 2018 NOI:	$4,903,048
				U/W Revenues:	$11,411,073
				U/W Expenses:	$2,963,549
Escrows and Reserves(2)				U/W NOI(5):	$8,447,524
	Initial	Monthly	Cap	U/W NCF:	$7,809,540
Taxes	$216,876	$108,438	NAP	U/W DSCR based on NOI/NCF(1):	3.27x / 3.03x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.7% / 9.0%
Replacement Reserve	$0	$13,490	$650,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.7% / 9.0%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.4%
Required Repairs	$36,000	$0	NAP	LTV Ratio at Maturity(1):	58.4%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$87,000,000	100.0%	Return of Equity	$45,599,654	52.4%
			Loan Payoff	39,240,759	45.1
			Closing Costs	1,906,710	2.2
			Reserves	252,876	0.3
Total Sources	$87,000,000	100.0%	Total Uses	$87,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Raymour & Flanigan Campus Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	While the Raymour & Flanigan Campus Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Raymour & Flanigan Campus Whole Loan more severely than assumed in the underwriting of the Raymour & Flanigan Campus Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The appraisal also provided a “Hypothetical – As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively.

(5)	The increase in UW NOI from TTM NOI is attributable to the single tenant, Raymours Furniture Company, Inc., executing a new 15-year NNN lease in September 2021.

The Mortgage Loan. The mortgage loan (the “Raymour & Flanigan Campus Mortgage Loan”) is part of a whole loan (the “Raymour & Flanigan Campus Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $87,000,000. The Raymour & Flanigan Campus Whole Loan is secured by a first priority fee mortgage encumbering a 952,214 square foot industrial warehouse distribution center located in Liverpool, New York (the “Raymour & Flanigan Campus Property”). The Raymour & Flanigan Campus Mortgage Loan is evidenced by Note A-1 with an original principal amount of $57,000,000. Note A-2 was contributed to BANK 2021-BNK36 securitization trust. The Raymour & Flanigan Campus Whole Loan is being serviced pursuant to the pooling and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$57,000,000	$57,000,000	BANK 2021-BNK37	Yes
A-2	$30,000,000	$30,000,000	BANK 2021-BNK36	No
Total	$87,000,000	$87,000,000

The Borrower and Borrower Sponsors. The borrower is Campus FSC, LLC (the “Raymour & Flanigan Campus Borrower”), a New York limited liability company structured to be bankruptcy-remote with two independent directors. The borrower sponsors are Neil Goldberg and Seth Goldberg, and the non-recourse carveout guarantor is Neil Goldberg Family Asset Preservation Trust.

The Goldberg family has owned and operated Raymours Furniture Company, Inc. (d.b.a. Raymour & Flanigan Furniture) (“Raymour & Flanigan”) since its founding in 1947. Neil Goldberg, the Chief Executive Officer and Chairman of Raymour & Flanigan, joined the family business in 1972 and was later joined by Steven Goldberg and Michael Goldberg. Seth Goldberg became President of Raymour & Flanigan in January 2021. Collectively, the family members serve as the senior executives of Raymour & Flanigan and oversee the operation of over 11.0 million square feet of commercial real estate, which includes a portfolio of 80 retail, 20 industrial and 1 office property related to the furniture business, as well as 125 retail and 7 industrial properties with third party tenants. The borrower sponsors have owned the Raymour & Flanigan Campus Property for more than 20 years.

The Property. The Raymour & Flanigan Campus Property is a 952,214 square foot, Class A, industrial warehouse distribution center that was constructed in 1970 on a 66.28-acre site in Liverpool, New York. The Raymour & Flanigan Campus Property is located 6.4 miles from Syracuse. Primary access to the Raymour & Flanigan Campus Property is provided by Morgan Road, Factory Avenue, Liverpool Bypass/Crown Road and Henry Clay Boulevard. Regional access is provided by Interstate 90 (New York State Thruway), with direct access less than one mile from the Raymour & Flanigan Campus Property, and Interstates 81 and 690.

The Raymour & Flanigan Campus Property is 100.0% occupied by Raymours Furniture Company, Inc. and serves as the company’s headquarters. In total, the campus has 818,475 square feet (86.0%) of warehouse space and 133,739 square feet (14.0%) of office/flex space and features 713 surface parking spaces. The five buildings that comprise the improvements include the Northern Distribution Center, the Field Support Center, the Customer Service and Learning Development Center, the Transportation Building and the Recycling Building.

The Northern Distribution Center building is located at 7230 Morgan Road and is comprised of 584,206 square feet (551,602 square feet of warehouse space and 32,604 square feet of office space). The warehouse space is used as one of four main distribution hubs for Raymour & Flanigan, receiving furniture directly from foreign and domestic manufacturers, and features 44-foot clear ceiling heights and 74 elevated loading docks. The office space is used to house Raymour & Flanigan’s information technology department, which includes inventory management, e-commerce and technology security.

The Field Support Center building is located at 7248 Morgan Road and is comprised of 113,364 square feet (67,258 square feet of warehouse space and 46,106 square feet of office space). The warehouse space is used as a film studio for filming of all television commercials and photography used for all print and media for Raymour & Flanigan, and features 16-foot clear ceiling heights and three elevated loading docks. The office space houses corporate functions including human resources, finance, accounting, marketing, operations, logistics, legal and real estate.

The Customer Service and Learning Development Center building is located at 7272 Morgan Road and is comprised of 195,835 square feet (146,178 square feet of warehouse space and 49,657 square feet of office space). The warehouse space is used for customer service, delivering products to end users, and features 16-foot clear ceiling heights and 20 elevated loading docks. The office space is used for corporate leadership development programs and for the customer care department.

The Transportation Building is located at 4545 Morgan Place and is comprised of 18,419 square feet (13,047 square feet of warehouse space and 5,372 square feet of office space). The Transportation Building is used by Raymour & Flanigan to service all trucks, trailers, tractors and fleet vehicles and features 16-foot clear ceiling heights and 12 drive-in doors.

The Recycling Building is located at 4563 Morgan Place and features 40,390 square feet of warehouse space used to compact and process cardboard, plastic and Styrofoam used by Raymour & Flanigan’s operations for recycling and sale in the secondary market. The Recycling Building features 16-foot clear ceiling heights, two drive-in doors and 18 elevated loading docks.

COVID-19 Update. As of September 9, 2021, the borrower has reported that the Raymour & Flanigan Campus Property is open and operating, with the sole tenant having paid its full October 2021 rent payment. Raymour & Flanigan has not been granted any rent relief and has not missed any rent payments.

Single Tenant.

Raymours Furniture Company, Inc. is the sole tenant at the Raymour & Flanigan Campus Property and is affiliated with the borrower sponsors. The borrower sponsors, Neil and Seth Goldberg, and various members of their family, own and control Raymour & Flanigan, the largest furniture retailer in the Northeast United States. Founded in 1947, Raymour & Flanigan is a privately held, family run

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

American furniture retail chain headquartered in Liverpool, New York. Raymour & Flanigan operates 103 full-line showrooms, 27 outlet centers, 5 clearance centers, 15 customer service centers and 4 distribution centers, serving customers in seven states: Connecticut, Delaware, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island. Approximately one-third of Raymour & Flanigan’s sales are generated in the metropolitan New York market.

Raymours Furniture Company, Inc. has been a tenant at the Raymour & Flanigan Campus Property for over 20 years and, in September 2021, signed a new 15-year NNN lease at a fixed annual rent of $9.50 PSF with no termination or contraction options.

The following table presents certain information relating to the tenancy at the Raymour & Flanigan Campus Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)

Raymours Furniture Company, Inc.	NR/NR/NR	952,214	100.0%	$9.50	$9,048,156	100.0%	9/8/2036	N

Collateral Total		952,214	100.0%	$9.50	$9,048,156	100.0%

(1)	Information is based on the borrower rent roll.

The following table presents certain information relating to the lease rollover schedule at the Raymour & Flanigan Campus Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	952,214	100.0%	952,214	100.0%	$9,048,156	100.0%	$9.50
Vacant	0	0	0.0%	952,214	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	952,214	100.0%			$9,048,156	100.0%	$9.50
(1)	Information is based on the borrower rent roll.

The following table presents historical occupancy percentages at the Raymour & Flanigan Campus Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	6/30/2021	11/1/2021
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Raymour & Flanigan Campus Property:

Cash Flow Analysis

	2018	2019	2020	6/30/2021 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$4,903,048	$4,353,047	$4,473,047	$4,473,048	$9,048,156	75.3%	$9.50
Reimbursements	2,281,884	2,562,141	3,412,875	2,601,350	2,963,500	24.7	3.11
Net Rental Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$12,011,656	100.0%	$12.61
(Vacancy & Concessions)	0	0	0	0	(600,583)	(6.6)(3)	(0.63)
Effective Gross Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$11,411,073	100.0%	$11.98

Real Estate Taxes	1,142,427	1,222,870	2,179,370	1,228,260	1,295,087	11.3	1.36
Insurance	262,361	320,155	322,525	322,525	351,750	3.1	0.37
Other Operating Expenses	877,096	1,019,116	910,980	1,050,564	1,316,712	11.5	1.38
Total Operating Expenses	$2,281,884	$2,562,141	$3,412,875	$2,601,349	$2,963,549	26.0%	$3.11

Net Operating Income	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$8,447,524	74.0%	$8.87
Replacement Reserves	0	0	0	0	161,876	1.4	0.17
TI/LC	0	0	0	0	476,108	4.2	0.50
Net Cash Flow	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$7,809,540	68.4%	$8.20

NOI DSCR(4)	1.90x	1.69x	1.73x	1.73x	3.27x
NCF DSCR(4)	1.90x	1.69x	1.73x	1.73x	3.03x
NOI Debt Yield(4)	5.6%	5.0%	5.1%	5.1%	9.7%
NCF Debt Yield(4)	5.6%	5.0%	5.1%	5.1%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent is based on the in place rent per the lease of $9.50 PSF, which is fixed over the lease term with no rent increases. The increase in U/W Gross Potential Rent from historical periods is attributable to the single tenant, Raymours Furniture Company, Inc., executing such new 15-year NNN lease in September 2021.

(3)	Represents economic vacancy. The Raymour & Flanigan Campus Property is currently 100.0% occupied.

(4)	Debt service coverage ratios and debt yields are based on the Raymour & Flanigan Campus Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Raymour & Flanigan Campus Property of $149,000,000 as of August 4, 2021. The appraisal also provided a “Hypothetical-As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively, based on the principal balance of the Raymour & Flanigan Campus Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated August 23, 2021, identified the Transportation Building has been used as a vehicle maintenance center since the 1990s. A trench drain system in the staging area collects spilled fluids that are directed to an oil-water separator system and discharged to the city sewer system. There is some evidence of superficial oil staining on paved areas. The lender obtained a Remedial Cost Estimate from the Consultant to determine a probable range of costs to assess the systems and their impact to soil and groundwater, to achieve regulatory closure. The Consultant determined a probable maximum cost estimate for such work of $454,245.

Market Overview and Competition. The Raymour & Flanigan Campus Property is located within the Northeast Outer Onondaga County industrial submarket of the Syracuse industrial market. According to the appraisal, as of the second quarter of 2021, the Northeast Outer Onondaga County industrial submarket contained approximately 10.0 million square feet of industrial space, with an additional 3.8 million square feet under construction. This 3.8 million square feet is an Amazon Fulfillment Center expected to be completed in the fall of 2021. The vacancy rate in the Northeast Outer Onondaga County industrial submarket was 1.9% as of the second quarter of 2021, and the average asking rent was $5.57 per square foot.

According to the appraisal, the estimated 2021 population within a one, three and five-mile radius of the Raymour & Flanigan Campus Property was 6,447, 54,884 and 137,475, respectively, and the estimated 2021 average household income within the same radii was $65,227, $78,628 and $75,505, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Raymour & Flanigan Campus Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
NDC Building Space	$8.50	10	3% per annum
FSC Building Space	$8.50	10	3% per annum
LDI/CSC Building Space	$8.00	10	3% per annum
Transportation Building Space	$7.50	10	3% per annum
Recycling Building Space	$6.00	10	3% per annum

The following table presents recent leasing data at comparable properties with respect to the Raymour & Flanigan Campus Property:

Comparable Industrial Leases

Property Address	Year Built	Total NRA (SF)	Distance from Subject (miles)	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Base Rent PSF	Escalations
Raymour & Flanigan Campus 7230, 7248 & 7272 Morgan Road; 4545 & 4563 Morgan Place Liverpool, NY	1970	952,214(1)	-	Raymours Furniture Company, Inc.	Sep-21 / 15.0(1)	952,214(1)	$9.50(1)	Flat
400 Oritani Drive Blauvelt, NY	2008	98,451	243	Amazon	Apr-20 / 10.0	70,000	$10.15	3.0% Annual
6017 Tarbel Road Syracuse, NY	1960	15,050	9.9	Thresh Enterprises	Mar-20 / 5.0	15,050	$5.95	3.0% Annual
6600 New Venture Drive Syracuse, NY	1988	88,540	11.3	Empire Telecom	Dec-19 / 5.0	88,540	$5.36	3.0% Annual
5928 Court Street Road Syracuse, NY	1975	30,000	9.8	Parksite Inc	Feb-19 / 3.0	30,000	$4.50	3.0% Annual
147 Falso Drive Syracuse, NY	1960	13,600	9.1	Tomra Pacific Inc.	Oct-17 / 10.0	13,600	$4.85	3.0% Annual
13 Jensen Drive Somerset, NJ	2007	366,896	241	Turtle Hughes	Feb-21 / 10.0	159,170	$8.50	3.0% Annual
88 Long Hill Street East Hartford, CT	1960	540,000	259	Ameriport Logistics Inc.	Sep-20 / 10.0	165,600	$6.35	3.0% Annual
3 Enterprise Drive Newburgh, NY	1985	348,673	205	United Natural Foods	Aug-20 / 10.0	180,000	$6.00	3.0% Annual
230 Riverview Drive Perth Amboy, NJ	2020	332,808	262	Home Depot	Jul-20 / 10.0	332,808	$8.78	3.0% Annual

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

Escrows.

Taxes – The Raymour & Flanigan Campus Whole Loan documents provide for an upfront reserve of approximately $216,876 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Raymour & Flanigan Campus Property ($108,438 initially).

Insurance – If the Raymour & Flanigan Campus Property is no longer covered by a blanket insurance policy, the Raymour & Flanigan Campus Borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve –The Raymour & Flanigan Campus Borrower is required to deposit $13,490 for replacements monthly, subject to a cap of $650,000.

TI/LC Reserve – During a Cash Sweep Period (as defined below), the Raymour & Flanigan Campus Borrower is required to deposit monthly TI/LC deposits of $79,351, which reserve will be disbursed to the Raymour & Flanigan Campus Borrower when the Cash Sweep Period expires.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Required Repairs – The Raymour & Flanigan Campus Borrower is required to deposit $36,000, which represents 120% of estimated costs for completion of required repairs.

Lockbox and Cash Management. The Raymour & Flanigan Campus Whole Loan is structured with a hard lockbox and in place cash management. The Raymour & Flanigan Campus Borrower is required to direct the tenant of the Raymour & Flanigan Campus Property to deposit all rents directly into the lockbox account, which funds are then required to be swept to the lender-controlled cash management account on each business day, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Raymour & Flanigan Campus Whole Loan, (iii) to make the monthly deposit into the Replacement Reserve and the TI/LC Reserve, if any as described above under “Escrows,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if a Cash Sweep Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the Raymour & Flanigan Campus Whole Loan during the continuance of such Cash Sweep Period and (vi) if no event of default exists under the Raymour & Flanigan Campus Whole Loan and no Cash Sweep Period exists, to disburse any remainder to the borrower.

A “Cash Sweep Period” will occur:

a)	If the DSCR is less than 1.20x for any calendar quarter and expires when the DSCR equals or exceeds 1.25x for two consecutive calendar quarters;

b)	when Raymour & Flanigan goes dark, vacates or gives notice of its intent to vacate or terminate its lease and continuing until it is re-opened and operating, in the case of termination until its space is re-leased to one or more replacement tenants acceptable to the lender;

c)	when Raymour & Flanigan defaults in the payment of rent under its lease and continuing until the default is cured;

d)	when Raymour & Flanigan becomes the subject of bankruptcy and continuing until it and its assets are no longer subject to bankruptcy and the lease remains unaltered.

Property Management. The Raymour & Flanigan Campus Property is managed by Raymours Furniture Company, Inc., an affiliate of the Raymour & Flanigan Campus Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Raymour & Flanigan Campus Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Raymour & Flanigan Campus Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

HOBBY LOBBY

Pick'n Save
SAVE TIME
SHOP ONLINE!

CVS/pharmacy

DOLLAR GENERAL

Walgreens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

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ExchangeRight Portfolio 49

1	Valspar Industrial - Massillon, OH	Massillon, OH
2	Pick 'n Save - Wauwatosa, WI	Wauwatosa, WI
3	Walgreens - Chicago (Foster Pl), IL	Chicago, IL
4	Walgreens - Hesperia, CA	Hesperia, CA
5	Hobby Lobby - Huber Heights, OH	Huber Heights, OH
6	Hobby Lobby - Christiansburg, VA	Christiansburg, VA
7	Walgreens - Saint Joseph, MO	Saint Joseph, MO
8	CVS Pharmacy - Waukegan, IL	Waukegan, IL
9	Walgreens - Galesburg, IL	Galesburg, IL
10	Verizon Wireless - Bristol, VA	Bristol, VA
11	Fresenius Medical Care - Shelbyville, KY	Shelbyville, KY
12	Walgreens - Indianapolis, IN	Indianapolis, IN
13	Octapharma Plasma - Virginia Beach, VA	Virginia Beach, VA
14	Dollar General - Auburn, ME	Auburn, ME
15	Dollar General - Penns Grove, NJ	Penns Grove, NJ
16	Dollar General - Brunswick, GA	Brunswick, GA
17	Dollar General - Romulus, MI	Romulus, MI
18	Dollar General - East Windsor, CT	East Windsor, CT
19	Dollar General - Grand Rapids, MI	Grand Rapids, MI
20	Dollar General - Lansing, MI	Lansing, MI
21	Dollar Tree - Christiansburg, VA	Christiansburg, VA
22	Dollar General - Hammond, LA	Hammond, LA
23	Dollar General - Allen Park, MI	Allen Park, MI
24	Dollar General - Jackson, MI	Jackson, MI
25	Dollar General - Westland, MI	Westland, MI
26	Dollar General - Battle Creek, MI	Battle Creek, MI
27	Dollar General - Wyoming, MI	Wyoming, MI
28	Dollar General - Temple, TX	Temple, TX
29	Dollar General - Prattville, AL	Prattville, AL

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JACKSONVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – ExchangeRight 49

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Various – See Table
Original Principal Balance(1):	$45,000,000			Location:	Various – See Table
Cut-off Date Balance(1):	$45,000,000			Size:	621,901 SF
% of Initial Pool Balance:	3.4%			Cut-off Date Balance Per SF:	$110.63
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$110.63
Borrower Sponsors:	ExchangeRight Real Estate, LLC			Year Built/Renovated:	Various – See Table
Guarantors:	David Fisher, Joshua Ungerecht, and Warren Thomas			Title Vesting:	Fee
Mortgage Rate:	3.5160%			Property Manager:	Self-managed
Note Date:	August 12, 2021			Current Occupancy (As of)(4):	100.0% (11/1/2021)
Seasoning:	2 months			YE 2020 Occupancy(4)(5):	NAV
Maturity Date:	September 11, 2026			YE 2019 Occupancy(5):	NAV
IO Period:	60 months			YE 2018 Occupancy(5):	NAV
Loan Term (Original):	60 months			YE 2017 Occupancy(5):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$111,855,00
Loan Amortization Type:	Interest Only			As-Is Appraisal Value Per SF(4):	$179.86
Call Protection(2):	L(26),D(27),O(7)			As-Is Appraisal Valuation Date(6):	Various
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(4)
Additional Debt(1):	Yes			YE 2020 NOI(5):	NAV
Additional Debt Type (Balance):	Pari Passu ($23,800,000)			YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
Escrows and Reserves(3)				U/W Revenues:	$7,889,751
	Initial	Monthly	Cap	U/W Expenses:	$1,413,678
Real Estate Taxes	$483,162	$91,275	NAP	U/W NOI:	$6,476,073
Insurance	$0	Springing	NAP	U/W NCF:	$6,273,413
Replacement Reserves	$305,914	$3,973	NAP	U/W DSCR based on NOI/NCF(1):	2.64x / 2.56x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.1%
Immediate Repairs	$327,115	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.1%
CVS Prepaid Rent Reserve	$1,846,374	$0	NAP	Cut-off Date LTV Ratio(1):	61.5%
Existing TI/LC Reserve	$15,000	$0	NAP	LTV Ratio at Maturity(1):	61.5%

Sources and Uses
Sources			Uses
Original loan amount	$68,800,000	59.4%	Purchase price(7)	$111,044,859	95.9%
Cash equity contribution	47,032,410	40.6	Reserves	3,477,565	3.0
			Closing Costs	1,309,986	1.1
Total Sources	$115,832,410	100.0%	Total Uses	$115,832,410	100.0%
(1)	The ExchangeRight 49 Mortgage Loan (as defined below) is part of the ExchangeRight 49 Whole Loan (as defined below) with an original aggregate principal balance of $68,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the ExchangeRight 49 Whole Loan.

(2)	At any time after the earlier of (i) October 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight 49 Whole Loan to be securitized, the ExchangeRight 49 Borrower (as defined below) has the right to defease the ExchangeRight 49 Whole Loan in whole, but not in part. Additionally, the ExchangeRight 49 Borrower may prepay the ExchangeRight 49 Whole Loan with 30 days’ notice on or after March 11, 2026.

(3)	See “Escrows” section below.

(4)	While the ExchangeRight 49 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 49 Whole Loan more severely than assumed in the underwriting of the ExchangeRight 49 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Historical occupancy and NOI are unavailable, as the ExchangeRight 49 Properties (as defined below) were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(6)	The individual appraisal valuation dates range from April 19, 2021 to July 23, 2021.

(7)	The ExchangeRight 49 Properties were acquired between June 2021 and August 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The mortgage loan (the “ExchangeRight 49 Mortgage Loan”) is part of a whole loan (the “ExchangeRight 49 Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,800,000 and secured by the fee interests in 26 single tenant retail properties, two single tenant medical office properties and one industrial property totaling 621,901 square feet (the “ExchangeRight 49 Properties”) located across 16 states. The ExchangeRight 49 Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BANK 2021-BNK37	Yes
A-2	$23,800,000	$23,800,000	WFB	No
Total	$68,800,000	$68,800,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 49 DST (the “ExchangeRight 49 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 49 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 49 Whole Loan. The non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet under management across over 950 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. The ExchangeRight 49 Borrower is an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower, and such borrowers have the same non-recourse carveout guarantors. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 49 Borrower has master leased the ExchangeRight 49 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 49 Properties and payment of all expenses incurred in the maintenance and repair of the Exchange Right 49 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 49 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 49 Mortgage Loan and, upon an event of default under the ExchangeRight 49 Mortgage Loan, the lender has the right to cause the ExchangeRight 49 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 49 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 49 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 49 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 49 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight 49 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 49 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 49 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 49 Whole Loan in full is not delivered to the lender.

COVID-19 Update. As of October 22, 2021, all of the ExchangeRight 49 Properties were open and operating with no outstanding tenant rent relief agreements.

The Properties. The ExchangeRight 49 Properties comprise 26 single tenant retail properties, two single tenant medical office properties and one single tenant industrial property totaling 621,901 square feet and located across 16 states. The ExchangeRight 49 Properties are located in Ohio (two properties, 40.4% of net rentable area), Virginia (four properties, 13.1% of net rentable area), Michigan (eight properties, 11.9% of net rentable area), Wisconsin (1 property, 9.7% of net rentable area), Illinois (3 properties, 6.4% of net rentable area), with the 11 remaining properties located in Alabama, California, Connecticut, Georgia, Indiana, Kentucky, Louisiana, Maine, Missouri, New Jersey, and Texas.

Built between 1942 and 2015 with 12 properties renovated between 1987 and 2020, the ExchangeRight 49 Properties range in size from 5,000 square feet to 189,910 square feet.

The ExchangeRight 49 Properties are net leased to 10 nationally recognized tenants, eight of which (occupying 26 properties and representing 87.3% of underwritten base rent) are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 49 Properties, have leases expiring after the stated maturity date of the ExchangeRight 49 Whole Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 49 Properties. As of November 1, 2021, the ExchangeRight 49 Properties are 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Pick ‘n Save Wauwatosa, WI	2008; 2012/NAP	60,598	9.7%	$18,500,000	16.5%	$18.68	16.2%	12/31/2029	4 x 5 yrs.	N
Valspar Industrial Massillon, OH	1994/2007	189,910	30.5%	$18,600,000	16.6%	$5.63	15.3%	4/30/2034	None	N
Walgreens Chicago (Foster Pl), IL	2004/NAP	15,330	2.5%	$7,900,000	7.1%	$30.98	6.8%	12/31/2029	10 x 5 yrs.	N
Walgreens Hesperia, CA	2004/NAP	14,560	2.3%	$6,000,000	5.4%	$25.89	5.4%	5/31/2029	10 x 5 yrs.	N
Hobby Lobby(1) Christiansburg, VA	1990/2018	55,000	8.8%	$5,700,000	5.1%	$6.75	5.3%	3/31/2028	3 x 5 yrs.	N
Hobby Lobby Huber Heights, OH	1990/2005	61,504	9.9%	$5,900,000	5.3%	$6.00	5.3%	6/30/2029	3 x 5 yrs.	N
Walgreens Saint Joseph, MO	2003/NAP	14,560	2.3%	$5,150,000	4.6%	$23.01	4.8%	6/30/2028	10 x 5 yrs.	N
CVS Pharmacy Waukegan, IL	2002/NAP	10,896	1.8%	$4,600,000	4.1%	$26.76	4.2%	1/31/2028	10 x 5 yrs.	N
Walgreens Galesburg, IL	2003/NAP	13,650	2.2%	$4,050,000	3.6%	$19.93	3.9%	6/30/2028	10 x 5 yrs.	N
Verizon Wireless Bristol, VA	2007/NAP	5,000	0.8%	$3,850,000	3.4%	$47.50	3.4%	3/31/2029	None	N
Fresenius Medical Care Shelbyville, KY	2013/NAP	8,459	1.4%	$2,650,000	2.4%	$19.37	2.3%	9/30/2028	3 x 5 yrs.	N
Walgreens Indianapolis, IN	1993/NAP	13,000	2.1%	$2,550,000	2.3%	$12.31	2.3%	12/31/2028	3 x 5 yrs.	N
Octapharma Plasma Virginia Beach, VA	1997/2019	11,314	1.8%	$2,550,000	2.3%	$13.00	2.1%	3/31/2030	3 x 5 yrs.	N
Dollar General Auburn, ME	2015/NAP	9,026	1.5%	$2,150,000	1.9%	$14.23	1.8%	3/31/2030	3 x 5 yrs.	N
Dollar General Penns Grove, NJ	1950/2011	9,381	1.5%	$1,850,000	1.7%	$13.54	1.8%	4/30/2029	2 x 5 yrs.	N
Dollar General East Windsor, CT	2013/NAP	9,409	1.5%	$1,700,000	1.5%	$12.58	1.7%	12/31/2028	5 x 5 yrs.	N
Dollar General Grand Rapids, MI	1942/2017	8,694	1.4%	$1,550,000	1.4%	$13.00	1.6%	8/31/2027	4 x 5 yrs.	N
Dollar General Brunswick, GA	2013/NAP	9,002	1.4%	$1,775,000	1.6%	$12.34	1.6%	10/31/2028	4 x 5 yrs.	N
Dollar Tree(1) Christiansburg, VA	1990/2018	10,000	1.6%	$1,500,000	1.3%	$11.00	1.6%	2/28/2030	3 x 5 yrs.	N
Dollar General Romulus, MI	2013/NAP	9,100	1.5%	$1,720,000	1.5%	$12.04	1.6%	6/30/2028	5 x 5 yrs.	N
Dollar General Allen Park, MI	1984/2012	9,600	1.5%	$1,300,000	1.2%	$10.02	1.4%	5/31/2027	4 x 5 yrs.	N
Dollar General Lansing, MI	2013/NAP	9,026	1.5%	$1,530,000	1.4%	$10.57	1.4%	5/31/2029	5 x 5 yrs.	N
Dollar General Hammond, LA	2013/NAP	9,026	1.5%	$1,475,000	1.3%	$10.56	1.4%	6/30/2028	3 x 5 yrs.	N
Dollar General Westland, MI	1964/2012	9,100	1.5%	$1,300,000	1.2%	$9.86	1.3%	10/31/2027	4 x 5 yrs.	N
Dollar General Battle Creek, MI	1979/1987	11,766	1.9%	$1,250,000	1.1%	$7.51	1.3%	2/28/2029	4 x 5 yrs.	N
Dollar General Jackson, MI	1955/2020	8,053	1.3%	$1,300,000	1.2%	$10.73	1.2%	4/30/2030	4 x 5 yrs.	N
Dollar General Wyoming, MI	1950/2019	8,737	1.4%	$1,225,000	1.1%	$9.85	1.2%	3/31/2029	4 x 5 yrs.	N
Dollar General Temple, TX	2007/NAP	9,100	1.5%	$1,155,000	1.0%	$7.89	1.0%	10/31/2027	3 x 5 yrs.	N
Dollar General Prattville, AL	1995/NAP	9,100	1.5%	$1,075,000	1.0%	$7.67	1.0%	5/31/2029	3 x 5 yrs.	N
Total/Weighted Average		621,901	100.0%	$111,855,000	100.0%	$11.25	100.0%
(1)	The Hobby Lobby – Christiansburg, VA property and the Dollar Tree - Christiansburg, VA are located within the same retail center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the major tenants at the ExchangeRight 49 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB / Baa2 / BBB-	5	71,100	11.4%	$1,619,000	$22.77	23.1%
Dollar General	BBB / Baa2 / NR	15	138,120	22.2%	$1,486,758	$10.76	21.2%
Pick ‘n Save	BBB / Baa1 / NR	1	60,598	9.7%	$1,132,234	$18.68	16.2%
Valspar Industrial	BBB / Baa2 / BBB	1	189,910	30.5%	$1,068,420	$5.63	15.3%
Hobby Lobby	NR / NR / NR	2	116,504	18.7%	$740,274	$6.35	10.6%
CVS(3)	BBB / Baa2 / NR	1	10,896	1.8%	$291,532	$26.76	4.2%
Verizon Wireless	BBB+ / Baa1 / A-	1	5,000	0.8%	$237,500	$47.50	3.4%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	8,459	1.4%	$163,824	$19.37	2.3%
Octapharma Plasma	NR / NR / NR	1	11,314	1.8%	$147,082	$13.00	2.1%
Dollar Tree	BBB / Baa2 / NR	1	10,000	1.6%	$110,000	$11.00	1.6%
Total Major Tenants		29	621,901	100.0%	$6,996,624	$11.25	100.0%

Vacant Space			0	0.0%

Collateral Total			621,901	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

(3)	CVS prepaid their rent through the loan term. See “Escrows” section below.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 49 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	29	621,901	100.0%	621,901	100.0%	$6,996,624	100.0%	$11.25
Vacant	0	0	0.0%	621,901	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	621,901	100.0%			$6,996,624	100.0%	$11.25
(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

The following table presents historical occupancy percentages at the ExchangeRight 49 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight 49 Properties were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 49 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$6,932,887	85.1%	$11.15
IG Rent Averaging	63,737	0.8	0.10
Gross Potential Rent	$6,996,624	85.9%	$11.25
Total Recoveries	1,146,357	14.1	1.84
Net Rental Income	$8,142,981	100.0%	$13.09
(Vacancy & Credit Loss)	(253,230)(3)	(3.6)	(0.41)
Effective Gross Income	$7,889,751	96.9%	$12.69

Real Estate Taxes	$966,320	12.2%	$1.55
Insurance	82,567	1.0	0.13
Management Fee	236,693	3.0	0.38
Other Operating Expenses	128,098	1.6	0.21
Total Operating Expenses	$1,413,678	17.9%	$2.27

Net Operating Income	$6,476,073	82.1%	$10.41
Replacement Reserves	47,672	0.6	0.08
TI/LC	154,988	2.0	0.25
Net Cash Flow	$6,273,413	79.5%	$10.09

NOI DSCR	2.64x
NCF DSCR	2.56x
NOI Debt Yield	9.4%
NCF Debt Yield	9.1%

(1)	Historical operating statements are not available, as the ExchangeRight 49 Borrower acquired the ExchangeRight 49 Properties between June 2021 and August 2021, and such information was not provided by the sellers.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The ExchangeRight 49 Properties were 100.0% occupied as of November 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Appraisal. According to the appraisals dated between April 19, 2021 and July 23, 2021 the ExchangeRight 49 Properties had an aggregate “As-is” value of $111,855,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 49 Properties dated from April 29, 2021 to July 27, 2021 identified recognized environmental conditions at the Valspar Industrial – Massillon, OH property and the Walgreens - Galesburg, IL property and identified controlled recognized environmental conditions at the Pick ‘n Save - Wauwatosa, WI property, the Walgreens - Chicago (Foster Pl), IL property, the Dollar General - East Windsor, CT property, and the Dollar General - Jackson, MI property. No recognized environmental conditions or controlled recognized environmental conditions were identified at the remaining 23 ExchangeRight 49 Properties.

The Valspar Industrial – Massillon, OH property has been utilized as industrial manufacturing facility and hazardous substances were used, stored, and/or generated at the property. The property was identified as a Resource Conservation and Recovery Act Large Quantity Generator of hazardous waste since 1995 and possibly earlier. Violations have been identified and compliance has been met with respect to all violations. A Phase II environmental site assessment was conducted on July 27, 2021 to evaluate the potential impacts of hazardous substances as a consequence of release from current or historical manufacturing operations. Identified contaminants were below applicable remediation levels and no further investigation was recommended.

The Walgreens - Galesburg, IL property operated as a gasoline service station between 1972 and 1994 and had five Underground Storage Tanks (“USTs”), which were removed on December 11, 2001. Prior investigations identified onsite soil and groundwater contamination. Between June 2001 and April 2002, the five USTs were removed, the building was demolished and excavation of the contaminated soils from the area below the former building was completed.  Based upon the soil samples obtained, soil contamination exists above applicable residential clean-up standards. The Illinois EPA issued a No Further Remediation (NFR) letter, which included land use restrictions and engineering controls at the property, on September 26, 2002. Because the property contains material levels of contaminants related to the former auto repair and gas station, an environmental insurance policy was obtained in lieu of a Phase II.

See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The loan documents require an upfront reserve of $483,162 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $91,275.

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, Walgreens – Indianapolis, IN, and Walgreens – Saint Joseph, MO properties.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 49 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Allen Park, MI, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Dollar General – Westland, MI, Octapharma Plasma – Virginia Beach, VA, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

Replacement Reserve – The loan documents require an upfront reserve of $305,914 for replacements plus ongoing monthly reserves in an amount equal to $3,973.

In addition, the borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

TI/LC Reserve – The loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $38,901; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $327,115 for immediate repairs.

CVS Prepaid Rent Reserve – The loan documents require an upfront reserve of $1,846,374 for the amount of prepaid rent under the tenant’s lease at the CVS Pharmacy – Waukegan, IL property. So long as no event of default is continuing, lender is required to make monthly disbursements in an amount equal to $24,294 beginning in October 2021 through (and including) August 2026.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $15,000 for an outstanding tenant improvement allowance at the Fresenius Medical Care – Shelbyville, KY property.

Lockbox and Cash Management. The ExchangeRight 49 Whole Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.50x; and

(iii)	the monthly payment date occurring in March 2026 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters; or

●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management Section”) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2026 (6 months prior to the maturity date of the ExchangeRight 49 Whole Loan).

A “Qualified Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) ExchangeRight 49 Properties continues to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 49 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 49 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

A “Qualified REIT Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved REIT (as defined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 49 Whole Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 49 Borrower and any SPE component entity, (b) control the ExchangeRight 49 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 49 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 49 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 49 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 49 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Rights of First Refusal. The single tenant at each of the following seven properties has a right of first refusal (“ROFR”) to purchase the related property: CVS Pharmacy – Waukegan, IL, Pick ‘n Save – Wauwatosa, WI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 49 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

FAMILY
DOLLAR
DOLLAR
TREE
Family Dollar - Galena Park, TX

DOLLAR GENERAL
Dollar General - Uniontown, PA

Walgreens
Walgreens - Southfield, MI

SHERWIN-WILLIAMS
Sherwin Williams - Oak Forest, IL

HyVee
Hy-Vee - South Sioux City, NE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

ONTARIO
MICHIGAN
Lake Huron
Lake Michigan
TORONTO
Lake Ontario
MILWAUKEE
Grand Rapids
Flint
Lansing
Southfield
London
Hamilton
BUFFALO
NY
DETROIT
Lake Erie
CHICAGO
Battle Creek
Toledo
CLEVELAND
PENN.
South Bend
INDIANA
Fort Wayne
OHIO
Akron
Canton
Kankakee
Lafayette
Lima
PITTSBURGH
Uniontown
INDIANAPOLIS
COLUMBUS
Terre Haute
Dayton
CINCINNATI
WEST VIRGINIA
Charleston
LOUISVILLE
KY
Lexington
Evansville
VA

ONTARIO
VERMONT
Portland
MAINE
Lake Ontario
Rochester
Syracuse
NEW YORK
Albany
Concord
Manchester
BOSTON
Worcester
Springfield
Providence
Holbrook
Hartford
CT
New Haven
Niantic
PENNSYLVANIA
Scranton
Bridgeport
NEW YORK
Newark
Allentown
Harrisburg
Reading
Trenton
NEW JERSEY
Atlantic Ocean
PHILADELPHIA
Wilmington
MD
BALTIMORE
Atlantic City
WASH. D.C.
Largo
DE

Aberdeen
St. Cloud
WISCONSIN
MINNEAPOLIS
ST. PAUL
SOUTH DAKOTA
MINNESOTA
Pierre
Rochester
Sioux Falls
La Crosse
Madison
Sioux City
South Sioux City
IOWA
Cedar Rapids
Rockford
NEBRASKA
OMAHA
Des Moines
Davenport
Lincoln
Peoria
ILLINOIS
Springfield
St. Joseph
KANSAS CITY
MISSOURI
KANSAS
Topeka
Columbia
Salina
Jefferson City
ST. LOUIS
WICHITA

Kyle
HOUSTON
Galena Park
Texas City
New Braunfels
SAN ANTONIO
Seguin
Rosenberg
Uvalde
Lake Jackson
Victoria
TEXAS
Beeville
Rockport
Alice
Corpus Christi
Nuevo Laredo
Laredo
Gulf of Mexico
Port Mansfield
Edinburg
McAllen
Weslaco
Harlingen
Brownsville
MEXICO
Reynosa
Matamoros

IN
OH
WV
WASH. DC
MD
LOUISVILLE
Lexington
Charleston
Richmond
Petersburg
KY
Roanoke
VA
VIRGINIA BEACH
NASHVILLE
Knoxville
Greensboro
Winston-Salem
Durham
RALEIGH
TN
CHARLOTTE
NC
Chattanooga
Fayetteville
Huntsville
ATLANTA
Athens
Columbia
Wilmington
SC
Conyers
Augusta
Charleston
Montgomery
GA
Savannah
AL
Atlantic Ocean
Albany
Dothan
Valdosta
FL
Tallahassee
JACKSONVILLE

ExchangeRight Net Leased Portfolio #51

1	Holbrook Shopping Center - Holbrook, MA	Holbrook, MA
2	Walgreens - Largo, MD	Largo, MD
3	Walgreens - Charlotte, NC	Charlotte, NC
4	Walgreens - Virginia Beach, VA	Virginia Beach, VA
5	Walgreens - Salem, OH	Salem, OH
6	Walgreens - Southfield, MI	Southfield, MI
7	Hy-Vee - South Sioux City, NE	South Sioux City, NE
8	Fresenius Medical Care - Conyers, GA	Conyers, GA
9	WellMed - McAllen, TX	McAllen, TX
10	Walgreens - Omaha, NE	Omaha, NE
11	WellMed - Corpus Christi, TX	Corpus Christi, TX
12	Bank of America - Niantic, CT	Niantic, CT
13	Verizon - Lansing, MI	Lansing, MI
14	Dollar General - Baltimore, MD	Baltimore, MD
15	Family Dollar - Galena Park, TX	Galena Park, TX
16	Sherwin Williams - Oak Forest, IL	Oak Forest, IL
17	Dollar General - Uniontown, PA	Uniontown, PA
18	Dollar General - Petersburg, VA	Petersburg, VA
19	O'Reilly - Kankakee, IL	Kankakee, IL
20	Dollar General - Kyle, TX	Kyle, TX
21	Citizen's Bank - Bay Village, OH	Bay Village, OH
22	Dollar General - Weslaco, TX	Weslaco, TX
23	Dollar General - Texas City, TX	Texas City, TX
24	Dollar General - Huntsville, AL	Huntsville, AL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – ExchangeRight Net Leased Portfolio #51

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various - Various
	Original Principal Balance:	$44,450,000		Location(2):	Various
	Cut-off Date Balance:	$44,450,000		Size(2):	325,003 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$136.77
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$136.77
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(2):	Various / Various
	Guarantors:	ExchangeRight Real Estate, LLC		Title Vesting:	Fee
		David Fisher, Joshua Ungerecht and Warren Thomas		Property Manager:	NLP Management, LLC (borrower related)
	Mortgage Rate:	3.5600%		Current Occupancy (As of)(3):	100.0% (11/1/2021)
	Note Date:	October 26, 2021		YE 2020 Occupancy(3)(4):	NAV
	Seasoning:	0 months		YE 2019 Occupancy(4):	NAV
	Maturity Date:	November 1, 2026		YE 2018 Occupancy(4):	NAV
	IO Period:	60 months		YE 2017 Occupancy(4):	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value(3)(5):	$79,265,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(3):	$243.89
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(5):	Various
	Call Protection:	L(24),D(31),O(5)		Underwriting and Financial Information(3)
	Lockbox Type:	Hard/Springing Cash Management		YE 2020 NOI(4):	NAV
	Additional Debt:	None		YE 2019 NOI(4):	NAV
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				U/W Revenues:	$4,679,840
				U/W Expenses:	$140,395
Escrows and Reserves(1)				U/W NOI:	$4,539,445
	Initial	Monthly	Cap	U/W NCF:	$4,364,234
Taxes	$148,360	$40,670	NAP	U/W DSCR based on NOI/NCF:	2.83x / 2.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.2% / 9.8%
Replacement Reserve	$0	$5,524	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.2% / 9.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	56.1%
Environmental Reserve	$1,377,684	$0	NAP	LTV Ratio at Maturity:	56.1%
Deferred Maintenance	$87,774	$0	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$44,450,000	52.9%	Purchase price	$80,934,385	96.3%
Borrower Equity	39,626,499	47.1	Reserves	2,113,818	2.5
			Closing Costs	1,028,296	1.2
Total Sources	$84,076,499	100.0%	Total Uses	$84,076,499	100.0%

(1)	See “Escrows” section below for further discussion of reserve requirements.

(2)	See “The Properties” section below.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #51 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between June 3, 2021 and September 23, 2021.

(5)	The individual appraisals are dated between August 24, 2021 through September 29, 2021.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #51 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $44,450,000 and secured by the fee interests in 24 net leased, retail and medical office properties located in thirteen states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #51 Mortgage Loan is ExchangeRight - Net Leased Portfolio 51 DST (the “ExchangeRight Net Leased Portfolio #51 Borrower”), a Delaware statutory trust with at least one independent trustee, and legal counsel to the ExchangeRight Net Leased Portfolio #51 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. The borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet of commercial properties under management and owns more than 950 investment-grade retail and multifamily properties located in 40 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio #51 Borrower is an affiliate of the ExchangeRight 49 Borrower, and such borrowers have the same non-recourse carveout guarantors.

The ExchangeRight Net Leased Portfolio #51 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #51 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #51 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #51 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #51 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #51 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #51 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #51 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #51 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #51 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #51 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 23 single-tenant and 1 multi-tenant retail and medical office properties totaling 325,003 square feet and located across thirteen states. The ExchangeRight Properties are located in Nebraska (two properties, 24.8% of NRA and 10.3% of underwritten rent), Texas (six properties, 17.1% of NRA and 14.2% of underwritten rent), Massachusetts (1 property, 14.1% of NRA and 9.1% of underwritten rent), Maryland (two properties, 8.2% of NRA and 12.0% of underwritten rent), Virginia (two properties, 7.5% of NRA and 10.6% of underwritten rent) and Michigan (two properties, 5.6% of NRA and 11.8% of underwritten rent), with the nine remaining ExchangeRight Properties located in Alabama, Connecticut, Illinois, Georgia, North Carolina, Ohio and Pennsylvania. Built between 1947 and 2018, with 5 of the 24 properties built between 2010 and 2018 (inclusive), the ExchangeRight Properties range in size from 2,400 SF to 66,958 square feet.

The ExchangeRight Properties are leased to the following thirteen nationally recognized tenants operating in diverse retail or medical office segments: Family Dollar, WellMed, Walgreens, Verizon, Dollar General, Hy-Vee, Dollar Tree, O’Reilly, Citizen’s Bank, Tractor Supply, Bank of America, Fresenius Medical Care and Sherwin Williams. The ExchangeRight Properties have a weighted average remaining lease term of approximately 7.6 years. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Holbrook Shopping Center Holbrook, MA	1961 / 2020	45,885	14.1%	Various(2)	$7,850,000	9.9%	$444,124	$9.68	9.1%	Various(3)
Walgreens Largo, MD	2008 / NAP	14,564	4.5%	3/12/2028	$7,100,000	9.0%	$446,813	$30.68	9.1%	5, 5-year
Walgreens Charlotte, NC	2007 / NAP	14,820	4.6%	9/30/2032	$6,730,000	8.5%	$387,000	$26.11	7.9%	None
Walgreens Virginia Beach, VA	2005 / NAP	14,480	4.5%	10/31/2030	$6,400,000	8.1%	$410,000	$28.31	8.4%	None
Walgreens Salem, OH	2004 / NAP	14,820	4.6%	12/31/2029	$6,270,000	7.9%	$369,996	$24.97	7.6%	None
Walgreens Southfield, MI	2002 / NAP	13,650	4.2%	5/30/2028	$5,750,000	7.3%	$415,000	$30.40	8.5%	None
Hy-Vee South Sioux City, NE	1990, 2002 / 2008	66,958	20.6%	7/31/2027	$5,000,000	6.3%	$318,051	$4.75	6.5%	1, 5-year
Fresenius Medical Care Conyers, GA	2010 / NAP	9,750	3.0%	7/31/2027	$3,550,000	4.5%	$221,787	$22.75	4.5%	2, 5-year
WellMed McAllen, TX	1976 / 2018	11,006	3.4%	4/1/2030	$3,290,000	4.2%	$199,539	$18.13	4.1%	2, 5-year
Walgreens Omaha, NE	1995 / NAP	13,500	4.2%	12/31/2026	$2,950,000	3.7%	$184,237	$13.65	3.8%	None
WellMed Corpus Christi, TX	2007 / 2016	9,202	2.8%	6/30/2030	$2,910,000	3.7%	$174,838	$19.00	3.6%	2, 5-year
Bank of America Niantic, CT	1950 / 1991, 2016	4,610	1.4%	9/30/2027	$2,550,000	3.2%	$152,088	$32.99	3.1%	4, 5-year
Verizon Lansing, MI	1997 / NAP	4,536	1.4%	6/8/2027	$2,510,000	3.2%	$159,159	$35.09	3.3%	None
Dollar General Baltimore, MD	1947 / 2012	12,089	3.7%	10/31/2027	$2,210,000	2.8%	$137,578	$11.38	2.8%	3, 5-year
Family Dollar Galena Park, TX	2015 / NAP	10,000	3.1%	9/30/2030	$1,975,000	2.5%	$116,106	$11.61	2.4%	6, 5-year
Sherwin Williams Oak Forest, IL	2018 / NAP	3,500	1.1%	2/29/2028	$1,850,000	2.3%	$112,875	$32.25	2.3%	2, 5-year
Dollar General Uniontown, PA	2013 / NAP	9,100	2.8%	1/31/2028	$1,775,000	2.2%	$113,094	$12.43	2.3%	3, 5-year
Dollar General Petersburg, VA	1950 / 2021	9,855	3.0%	4/30/2031	$1,760,000	2.2%	$105,492	$10.70	2.2%	5, 5-year
O’Reilly Kankakee, IL	2012 / NAP	6,000	1.8%	8/31/2027	$1,300,000	1.6%	$80,904	$13.48	1.7%	3, 5-year
Dollar General Kyle, TX	2004 / NAP	8,125	2.5%	9/30/2029	$1,230,000	1.6%	$68,400	$8.42	1.4%	2, 5-year
Citizen’s Bank Bay Village, OH	1967 / 2009	2,400	0.7%	7/31/2027	$1,200,000	1.5%	$73,606	$30.67	1.5%	2, 5-year
Dollar General Weslaco, TX	2007 / NAP	9,014	2.8%	11/30/2027	$1,120,000	1.4%	$72,750	$8.07	1.5%	3, 5-year
Dollar General Texas City, TX	2003 / NAP	8,125	2.5%	6/30/2030	$1,060,000	1.3%	$63,888	$7.86	1.3%	1, 5-year
Dollar General Huntsville, AL	2007 / NAP	9,014	2.8%	5/31/2027	$925,000	1.2%	$56,400	$6.26	1.2%	5, 5-year
Total/Weighted Average		325,003	100.0%		$79,265,000	100.0%	$4,883,725	$15.03	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens leases, with the exception of Walgreens - Largo, MD, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

(2)	Holbrook Shopping Center has multiple tenants with lease expiration dates. Holbrook Shopping Center - Tractor Supply has a lease expiration date of February 28, 2035. Holbrook Shopping Center - Dollar Tree has a lease expiration date of April 30, 2030. Holbrook Shopping Center - Family Dollar has a lease expiration date of April 30, 2030. Holbrook Shopping Center - Bank of America has a lease expiration date of March 31, 2028.

(3)	Holbrook Shopping Center has multiple tenants with renewal options. Holbrook Shopping Center - Tractor Supply has 3,5-year renewal options. Holbrook Shopping Center - Dollar Tree has 4,5-year renewal options. Holbrook Shopping Center - Family Dollar has 4,5-year renewal options. Holbrook Shopping Center - Bank of America has 2,5-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB-/Baa2/BBB	85,834	26.4%	$25.78	$2,213,046	45.3%
Hy-Vee	NR/NR/NR	66,958	20.6%	$4.75	$318,051	6.5%
Dollar General	NR/Baa2/BBB	65,322	20.1%	$9.45	$617,602	12.6%
Tractor Supply	NR/Baa1/BBB	23,455	7.2%	$10.22	$239,621	4.9%
Family Dollar	NR/NR/NR	20,315	6.3%	$9.75	$198,160	4.1%
WellMed	A/A3/A+	20,208	6.2%	$18.53	$374,377	7.7%
Dollar Tree	NR/Baa2/BBB	12,114	3.7%	$7.78	$94,290	1.9%
Fresenius Medical Care	BBB-/Baa3/BBB	9,750	3.0%	$22.75	$221,787	4.5%
O’Reilly	NR/Baa1/BBB	6,000	1.8%	$13.48	$80,904	1.7%
Bank of America	AA-/A2/A-	4,611	1.4%	$39.09	$180,248	3.7%
Verizon	A-/Baa1/BBB+	4,536	1.4%	$35.09	$159,159	3.3%
Sherwin Williams	BBB/Baa2/BBB	3,500	1.1%	$32.25	$112,875	2.3%
Citizen’s Bank	BBB+/NR/BBB+	2,400	0.7%	$30.67	$73,606	1.5%
Total Major Tenants		325,003	100.0%	$15.03	$4,883,725	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		325,003	100.0%	$15.03	$4,883,725	100.0%

Vacant Space		0	0.0%

Collateral Total		325,003	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	13,500	4.2%	13,500	4.2%	$184,237	3.8%	$13.65
2027	9	124,371	38.3%	137,871	42.4%	$1,272,323	26.1%	$10.23
2028	5	40,815	12.6%	178,686	55.0%	$1,115,942	22.9%	$27.34
2029	2	22,945	7.1%	201,631	62.0%	$438,396	9.0%	$19.11
2030	7	75,242	23.2%	276,873	85.2%	$1,140,714	23.4%	$15.16
2031	1	9,855	3.0%	286,728	88.2%	$105,492	2.2%	$10.70
Thereafter	2	38,275	11.8%	325,003	100.0%	$626,621	12.8%	$16.37
Vacant	0	0	0.0%	325,003	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	27	325,003	100.0%			$4,883,725	100.0%	$15.03
(1)	Information is based on the underwritten rent roll.

(2)	For the purposes of the table and loan underwriting, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between June 3, 2021 and September 23, 2021. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Gross Potential Rent	$4,883,725	99.9%	$15.03
Recoveries	0	0.0	0.00
Other Income	4,814	0.1	0.01
Net Rental Income	$4,888,539	100.0%	$15.04
Less Vacancy & Credit Loss	(208,699)	(4.3)	(0.64)
Effective Gross Income	$4,679,840	95.7%	$14.40

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	140,395	3.0	0.43
Total Operating Expenses	$140,395	3.0%	$0.43

Net Operating Income	$4,539,445	97.0%	$13.97
Replacement Reserves	48,750	1.0	0.15
TI/LC	126,460	2.7	0.39
Net Cash Flow	$4,364,234	93.3%	$13.43

NOI DSCR	2.83x
NCF DSCR	2.72x
NOI Debt Yield	10.2%
NCF Debt Yield	9.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between June 3, 2021 and September 23, 2021.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The ExchangeRight Properties were valued individually between August 24, 2021 and September 29, 2021, with the individual values reflecting an aggregate “as-is” appraised value of $79,265,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from May 20, 2021 to October 19, 2021 identified recognized environmental conditions (“RECs”) and controlled recognized environmental conditions (“CRECs”) at certain of the ExchangeRight Properties as follows: (i) with respect to the Dollar General – Petersburg, VA property, a REC related to a dry cleaner on an adjacent parcel and a CREC related to a historical adjacent gas station, (ii) with respect to the Walgreens – Charlotte, NC property, a CREC related to historic use of the property by a gas station and a dry cleaner and an open release case, (iii) with respect to the Sherwin Williams - Oak Forest, IL property, a REC related to releases from a former adjoining gas station, (iv) with respect to the Walgreens - Southfield, MI property, two RECs related to impacts from a former gas station and dry cleaners, (v) with respect to the Verizon - Lansing, MI property, a REC related to former use as a gas station, (vi) with respect to the Walgreens - Omaha, NE property, a CREC related to former use as a gas station, (vii) with respect to the Walgreens - Virginia Beach, VA property, a CREC related to former use as a gas station, (viii) with respect to the Holbrook Shopping Center - Holbrook, MA property, a REC related to former dry cleaner tenants, and (ix) with respect to the Family Dollar - Galena Park, TX property, a REC related to historic use as a gas and service station. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

COVID-19 Update. As of October 18, 2021, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination approximately $148,360 for real estate taxes. The ExchangeRight Net Leased Portfolio #51 Borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $40,670 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #51 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) Bank of America – Niantic, CT; (ii) Fresenius Medical Care – Conyers, GA; (iii) O’Reilly - Kankakee, IL; (iv) Walgreens – Largo, MD; (v) Verizon – Lansing, MI; (vi) Walgreens – Southfield, MI; (vii) Walgreens – Omaha, NE; (viii) Walgreens – Charlotte, NC; (ix) Citizens Bank – Bay Village, OH; (x) Walgreens – Salem, OH; (xi) Family Dollar – Galena Park, TX; (xii) WellMed – McAllen, TX; and (xiii) Walgreens – Virginia Beach, VA ExchangeRight Properties

Insurance – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination $0.00 for insurance premiums. If the casualty and liability insurance with respect to the ExchangeRight Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the ExchangeRight Net Leased Portfolio #51 Borrower will not be required to make monthly deposits into an insurance reserve. If such conditions are not satisfied, the ExchangeRight Net Leased Portfolio #51 Borrower will be required to make deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #51 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. For the purpose of insurance premiums, “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Bank of America – Niantic, CT; (ii) Holbrook Shopping Center – Holbrook, MA (all tenants except Family Dollar); (iii) Dollar General – Huntsville, AL; (iv) Walgreens – Largo, MD; (v) Verizon – Lansing, MI; (vi) Walgreens – Southfield, MI; (vii) Hy-Vee – South Sioux City, NE; (viii) Walgreens – Charlotte, NC; (ix) Citizens Bank – Bay Village, OH; (x) Walgreens – Salem, OH; (xi) Dollar General – Uniontown, PA; (xii) WellMed – Corpus Christi, TX; (xiii) Family Dollar – Galena Park, TX; (xiv) Dollar General – Kyle, TX; (xv) Dollar General – Texas City, TX; (xvi) WellMed – McAllen, TX; (xvii) Dollar General – Weslaco, TX; (xviii) Dollar General – Petersburg, VA; and (xix) Walgreens – Virginia Beach, VA ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide for an upfront deposit of $87,774 for required repairs, including repairs of retaining walls, roofing, pavement, facades, sidewalks, landscaping, signage, fire alarm inspection and other items.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #51 Borrower is required to deposit monthly for approved capital expenses an amount equal to one-twelfth of the product obtained by multiplying $0.39 by the aggregate rentable square feet of space at the ExchangeRight Properties (excluding the following tenants (i) O’Reilly - Kankakee, IL, (ii) the Bank of America tenant at the Holbrook Shopping Center – Holbrook, MA, (iii) Verizon – Lansing, MI, (iv), Walgreens – Southfield, MI, (v) Hy-Vee – South Sioux City, NE, (vi) Walgreens – Charlotte, NC, (vii) Citizens Bank – Bay Village, OH, (viii) Walgreens – Salem, OH, (ix) Dollar General – Uniontown, PA, (x) Family Dollar – Galena Park, TX and (xi) Walgreens – Virginia Beach, VA, in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the capital expenses has been materially jeopardized. Initially such monthly deposit equals approximately $5,524.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination $500,000 for tenant improvements and leasing commissions. During a Cash Management Period (as defined below), the ExchangeRight Net Leased Portfolio #51 Borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $18,959) for tenant improvements and leasing commissions.

Environmental Reserve – At origination, approximately $1,377,684 was deposited into a reserve for potential environmental work relating to recognized environmental conditions and/or controlled recognized environmental conditions at certain of the ExchangeRight Properties.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #51 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #51 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #51 Borrower (or ExchangeRight Net Leased Portfolio #51 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #51 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (iii) to make the next monthly deposits into the capital expenses reserve and the rollover reserve (to the extent required) as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #51 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #51 Borrower or ExchangeRight Net Leased Portfolio #51 Master Tenant.

A “Cash Management Period” means a period:

(i) commencing upon an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and ending when such event of default has been cured, or

(ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.55x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in July, 2026 (four months before the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan), unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following October 26, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #51 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #51 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #51 Borrower and ExchangeRight Net Leased Portfolio #51 Master Tenant, (v) the delivery of a REMIC opinion, a non-consolidation opinion and other opinions required by the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following six ExchangeRight Properties has a right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase the related ExchangeRight Property: Citizens’ Bank – Bay Village, OH, Family Dollar - Galena Park, TX, Walgreens - Charlotte, NC, Walgreens - Salem, OH, Walgreens - Southfield, MI, and Walgreens - Virginia Beach, VA. In each case, such ROFR or ROFO (i) will not be applicable in the instance of a foreclosure or a deed in lieu of foreclosure and (ii) will apply to subsequent transfers of the applicable ExchangeRight Property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #51 Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 12 month extended period of indemnity, provided that such coverage is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

PARK ROW
PARKING GARAGE
TEN WEST
WOOD GROUP MUSTANG
199,001 SF
2/1/2032 LEASE
EXPIRATION
BARKER CYPRESS ROAD
INNOVATION PARK DRIVE
INTERSTATE 10 FRONTAGE ROAD
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

HOUSTON
The Woodlands
Spring
Atascocita
Katy
Sugar Land
Pasadena
La Porte
Baytown
Pearland
League City
Texas City
Missouri City
Barker Cypress
Kieth Harrow Blvd
Bear Creek Village
Little York Rd
Toshiba Intl. Corp.
Tanner Rd
West Point Plaza
Old Newbe Center
Queenston Blvd
Eldridge Pkwy
Clay Rd
Clay Rd
Clay Rd
Pine Forest Country Club
Bear Creek Golf Course
Bear Creek Pioneers Park
Northwest Houston
West Houston Airport
Houston Harris County Fair
Bear Creek Comm. Ctr
Patterson Rd
HARRIS COUNTY
N. Fry Rd
Greenhouse Rd
Barker Cypress Rd
Saums Rd
HOUSTON
Eldridge Pkwy
Gardens at Westgreen
Crossing at Fry Road
Houston Comm. College - Katy Campus
Houston Methodist West Hospital
Texas Children's Hospital West Campus
Park Row
Park Row
Westgate Marketplace
Energy Center One
Conoco Phillips
Shell Oil Company
Downtown Houston 17 miles
Katy Frwy
Green Tree Center
BP Energy
ExxonMobil
Energy Corridor
Darrell Tully Stadium
Kingsland Blvd
Houston Methodist St. Catherine Hospital
Marubeni Oil & Gas
Memorial Drive
Don Coleman Coliseum
Ten West One
17420 Katy Freeway
Houston, TX 77084
Calliope Shopping Center
Westgreen Blvd
Buffalo Bayou
Dairy Ashford Rd
Kirkwood Rd
S. Fry Rd
Briar Forest Dr
Eldridge Pkwy
Westside
George Bush Park
Addicks Satsuma Rd
Westheimer Pkwy
Westheimer Rd
Westheimer Commons
Westchase Shopping Center
West Oaks Mall
Market Square
Synott Rd
Richmond Ave
Westheimer Pkwy
West Houston Medical Center
SHELL TECHNOLOGY CENTER
Westpark Dr
Addicks Clodine Rd
Royal Oaks CC
FORT BEND COUNTY
S. Barker Cypress Rd
Clog Outlet Warehouse
Westpark Tollway
Westpark Tollway
Alief Amity Park
Presidio Square
Synott Rd
Bellaire Blvd
Bellaire Blvd
Pavilion Village
Lakes of Bellaire

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Ten West One

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$40,260,000		Location:	Houston, TX
	Cut-off Date Balance:	$40,260,000		Size:	199,001 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF:	$202.31
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$202.31
	Borrower Sponsor:	Ellingstone Advisors, LLC		Year Built/Renovated:	1998/2015
	Guarantor(1):	NAP		Title Vesting:	Fee
	Mortgage Rate:	3.8600%		Property Manager:	Madison Marquette Real Estate Services LLC
	Note Date:	October 21, 2021		Current Occupancy (As of)(4):	100.0% (11/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy(4):	100.0%
	Maturity Date:	November 1, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$68,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$341.71
	Call Protection:	L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	September 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(2):	Yes		YTD Annualized NOI (8/31/2021):	$4,400,214
	Additional Debt Type (Balance)(2):	Future Mezzanine		YE 2020 NOI:	$4,310,989
				YE 2019 NOI:	$4,211,558
				YE 2018 NOI:	$4,048,805
				YE 2017 NOI:	NAV
				U/W Revenues:	$4,211,545
				U/W Expenses:	$264,657
Escrows and Reserves(3)				U/W NOI:	$3,946,888
	Initial	Monthly	Cap	U/W NCF:	$3,632,467
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.50x / 2.31x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.8% / 9.0%
Replacement Reserve:	$0	$3,317	$59,700	U/W Debt Yield at Maturity based on NOI/NCF:	9.8% / 9.0%
				Cut-off Date LTV Ratio:	59.2%
				LTV Ratio at Maturity:	59.2%

Sources and Uses
Sources			Uses
Whole Loan Amount	$40,260,000	58.6%	Purchase price	$67,100,000	97.7%
Borrower Equity	28,426,186	41.4	Closing Costs	1,586,186	2.3
Total Sources	$68,686,186	100.0%	Total Uses	$68,686,186	100.0%

(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Ten West One Mortgage Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section below.

(3)	See “Escrows” below for further discussion of reserve requirements.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Ten West One Mortgage Loan more severely than assumed in the underwriting of the Ten West One Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The tenth largest mortgage loan (the “Ten West One Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,260,000 and secured by a first priority fee mortgage encumbering a 199,001 square foot office property located in Houston, Texas (the “Ten West One Property”).

The Borrower and the Borrower Sponsors. The borrower is 10West1 Property Company LLC (the “Ten West One Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The Ten West One Borrower is owned by 10West1 Property Corp. whose sole member is GSS Property Services LVII, Inc., which is owned by Kevin J. Corrigan (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). Kevin P. Burns and Bernard J. Angelo are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower sponsor is Ellingstone Advisors, LLC. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Ten West One Mortgage Loan. In order to facilitate a Shari’ah compliant structure, the Ten West One Borrower has master leased the Ten West One Property to a master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

tenant (the “Ten West One Master Tenant”) owned by QFB-EA 10West1 LLC, which in turn is 1.0% indirectly owned by Rishy Mehrotra, the sole member of Ellingstone Advisors, LLC and 99.0% indirectly owned by Qatar First Bank. The Ten West One Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has one independent director. The Ten West One Master Tenant leases the entire Ten West One Property to Wood Group USA, Inc.

The Property. The Ten West One Property is a Class A, 4-story single tenant office property totaling 199,001 square feet located in Houston, Texas. The Ten West One Property was built in 1998 on a 9.72 acre site and offers floor to ceiling glass walls, an expansive front lobby, kitchen and conference rooms. The Ten West One Property is fully occupied by Wood Group USA, Inc. pursuant to a lease expiring on February 29, 2032. Since 2012, approximately $13.0 million has been spent on tenant improvements and building improvements, including cooling tower replacement, building automation upgrades and roof repairs. The Ten West One Property offers 878 on-site parking garage and surface spaces, resulting in a parking ratio of 4.41 spaces per 1,000 square feet of net rentable area.

The Ten West One Property is located within the Park Ten office park, which is a 550 acre master planned business park. Historically, John Wood Group PLC, the parent company of the sole tenant, and its affiliates (the “Wood Group”) occupied five buildings within the Park Ten office park, including the Ten West One Property. However, in 2022, the Wood Group is expected to consolidate to three buildings, including the Ten West One Property and the adjacent Westgate II and III buildings, which are not part of the collateral.

Tenant.

Wood Group USA, Inc. (199,001 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). Wood Group USA, Inc. is a subsidiary of John Wood Group PLC, an energy service company, which engages in the provision of engineering, production support, maintenance management and industrial gas turbine overhaul, and repair services to the oil and gas and power generation industries. The company was founded by Ian Wood in 1982 and is headquartered in the United Kingdom. John Wood Group PLC employs approximately 40,000 individuals across 60 countries. Wood Group USA, Inc. has occupied space at the Ten West One Property since 2001, has a lease expiration date of February 29, 2032 and one, ten-year extension option or two, five-year extension options remaining.

The following table presents certain information relating to the major tenants at the Ten West One Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Wood Group USA, Inc.	NR/NR/NR	199,001	100.0%	$22.75	$4,527,273	100.0%	2/29/2032	(3)	N
Total Major Tenants		199,001	100.0%	$22.75	$4,527,273	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		199,001	100.0%	$22.75	$4,527,273	100.0%

Vacant Space		0	0.0%

Collateral Total		199,001	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Wood Group USA, Inc. may elect to renew the lease for one, ten-year period or two, independent five-year periods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Ten West One Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	199,001	100.0%	199,001	100.0%	$4,527,273	100.0%	$22.75
Vacant	0	0	0.0%	199,001	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	199,001	100.0%			$4,527,273	100.0%	$22.75
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the Ten West One Property:

Historical Occupancy

12/31/2018	12/31/2019	12/31/2020	11/1/2021
100%	100%	100%	100.0%(1)

(1)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ten West One Property:

Cash Flow Analysis(1)

	2018	2019	2020	8/31/2021 YTD Ann	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$4,049,339	$4,212,188	$4,311,688	$4,402,897	$4,527,273	96.7%	$22.75
Reimbursements	88,040	90,095	104,919	162,802	152,921	3.3	0.77
Net Rental Income	$4,137,379	$4,302,283	$4,416,608	$4,565,699	$4,680,194	100.0%	23.52
Less Vacancy & Credit Loss	0	0	$0	0	(468,648)	(10.4)	(2.36)
Effective Gross Income	$4,137,379	$4,302,283	$4,416,608	$4,565,699	$4,211,545	100.0%	21.16

Real Estate Taxes	0	0	0	0	0	0.0	0.00
Insurance	46,682	48,918	60,774	106,007	114,636	2.7	0.58
Other Operating Expenses	41,891	41,807	44,844	59,478	150,021	3.6	0.75
Total Operating Expenses	$88,573	$90,725	$105,618	$165,485	$264,657	6.3%	1.33

Net Operating Income	$4,048,805	$4,211,558	$4,310,989	$4,400,214	$3,946,888	93.7%	19.83
Replacement Reserves	0	0	0	0	39,800	0.9	0.20
TI/LC	0	0	0	0	274,621	6.5	1.38
Net Cash Flow	$4,048,805	$4,211,558	$4,310,989	$4,400,214	$3,632,467	86.3%	18.25

NOI DSCR	2.57x	2.67x	2.74x	2.79x	2.50x
NCF DSCR	2.57x	2.67x	2.74x	2.79x	2.31x
NOI Debt Yield	10.1%	10.5%	10.7%	10.9%	9.8%
NCF Debt Yield	10.1%	10.5%	10.7%	10.9%	9.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

Appraisal. The appraisal concluded to an “as-is” value as of September 10, 2021 of $68,000,000.

Environmental Matters. According to the Phase I environmental report dated August 31, 2021, there was no evidence of any recognized environmental conditions at the Ten West One Property.

COVID-19 Update. As of October 21, 2021, the borrower sponsor has reported that the single tenant has paid its September 2021 rent and the Ten West One Property is open and operating, however, the tenant may have limited the number of employees at the property in response to the COVID threat level. There have been no lease modifications or rent relief requests.

Market Overview and Competition. The Ten West One Property is located in Houston, Texas, within the Katy Freeway West office submarket of the Houston office market. Primary access to the neighborhood is provided by Interstate 10. Major thoroughfares include State Highway 6, State Highway 99, Barker Cypress Road, and Park Row. The Ten West One Property is in close proximity to the Houston Central Business District and the George Bush Intercontinental Airport. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Katy Freeway West office submarket was approximately 23.3%, with average asking rents of $26.32 per square foot and inventory of approximately 28.0 million square feet. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Houston office market was approximately 18.8%, with average asking rents of $28.86 per square foot and inventory of approximately 341.5 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Ten West One Property was 10,636, 73,339 and 261,973, respectively. The 2021 median household income within the same one-, three- and five-mile radius was $75,168, $78,828 and $74,818, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Ten West One Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent
Market Rent (PSF)	$22.00
Lease Term (Mos.)	132
Lease Type (Reimbursements)	NNN
Rent Escalations	$0.50/ SF per annum

Source: Appraisal.

The following table presents comparable office leases with respect to the Ten West One Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Ten West One (subject)(1) Houston, TX	1998	199,001	Wood Group USA, Inc.	199,001	Mar. 2001	$22.75	NNN
Greenhouse at Park Row Houston, TX	2014	114,414	Apara Autism Center	6,665	Dec. 2020	$22.00	NNN
LaCenterra at Cinco Ranch Katy, TX	2007	96,097	Confidential	1,201	Mar. 2020	$21.50	NNN
Energy Crossing I & II Houston, TX	2012	567,570	Confidential	3,717	Sep. 2019	$24.50	NNN
Energy Tower I Houston, TX	1998	325,797	Paychex North America	4,714	Apr. 2019	$23.00	NNN

Source: Appraisal.

(1)	Information based on the underwritten rent roll.

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Ten West One Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Ten West One Property.

Insurance – The Ten West One Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as either (i) both (y) no Cash Sweep Period exists, and (z) Wood Group USA, Inc. is obligated to pay the insurance premiums for all of the required insurance policies directly to the applicable insurer(s) under the terms of its lease, or (ii) a blanket insurance policy reasonably acceptable to the lender is in effect with respect to the policies required under the Ten West One Mortgage Loan documents and the borrower is required to provide the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums at least 10 days prior to the expiration date of the policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

Replacement Reserve –The Ten West One Mortgage Loan documents provide for ongoing monthly deposits of approximately $3,317 into a reserve for approved capital expenditures; provided that such monthly deposits are not required at any time that such deposits would cause the funds in such reserve to exceed $59,700.

Lockbox and Cash Management. The Ten West One Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to notify all tenants of the Ten West One Property to deposit all rents directly into the lockbox account, and to deposit or cause to be deposited any rents or other income received by the borrower or property manager or Ten West One Master Tenant into the lockbox account within one business day of receipt. If no Cash Sweep Period exists, all funds in the lockbox account are required to be disbursed to the borrower’s operating account. During the existence of a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Ten West One Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve as described above under “Escrows,” (iv) if no event of default or Loan Maturity Event (as defined below) exists, to pay (a) operating expenses set forth in the lender-approved annual budget and other lender-approved operation and maintenance expenses and (b) tenant improvement costs and leasing commissions in connection with re-letting the space occupied by the applicable Major Tenant (as defined below) pursuant to a lease on Approved Lease Terms (as defined below), and (v) if an event of default (upon which the lender may apply funds in the cash management account to the debt and other obligations of the borrower in its discretion) does not exist, to transfer any remainder (a) if a Cash Sweep Period otherwise exists, into an excess cash flow reserve to be held as additional security for the Ten West One Mortgage Loan during the continuance of such Cash Sweep Period and (b) if no Cash Sweep Period exists, to the borrower’s operating account.

“Cash Sweep Period” means a period:

(i)	Commencing upon an event of default under the Ten West One Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default to the lender’s sole reasonable satisfaction; or

(ii)	Commencing upon the date that is 18 months prior to the stated maturity date of the Ten West One Mortgage Loan (a “Loan Maturity Event”) and ending on the date that the Major Tenant has renewed or extended its lease on Loan Maturity Approved Lease Terms (as defined below) or a replacement tenant for Major Tenant has entered into a lease on Loan Maturity Approved Lease Terms; or

(iii)	Commencing if Major Tenant “goes dark” or vacates (or gives notice of its intent to do so) more than 30% of its space unless either (y) an Excused Closing (as defined below) is continuing and no Excused Closing Termination (as defined below) has occurred, or (z) subtenant(s) under sublease(s) on Approved Lease Terms occupy at least 30% of the space demised under the Major Tenant’s lease and said Major Tenant is (or continues to be) the obligor or guarantor of said sublease(s), and ending if either (1) the Major Tenant is open for business and in occupancy in at least 85% of the space demised under its lease on Approved Lease Terms, or (2) a replacement tenant(s) has entered into a new lease(s) for at least 85% of the space demised under the Major Tenant’s lease on Approved Lease Terms; or

(iv)	Commencing if the Major Tenant files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition and ending if (1) the Major Tenant’s lease is affirmed in bankruptcy on Approved Lease Terms, or (2) a replacement tenant(s) has entered into a new lease(s) for at least 85% of the space demised under the Major Tenant’s lease on Approved Lease Terms.

The borrower may avoid or terminate a Cash Sweep Period due to a Loan Maturity Event by providing to the lender, within 10 days of written notice from the lender to the borrower of the occurrence of a Cash Sweep Period solely due to a Loan Maturity Event, a letter of credit meeting the requirements of the loan documents in an amount equal to $30.00 per square foot for each square foot of space at the Ten West One Property that is not subject to a lease that would prevent or cure a Loan Maturity Event as of the date that is 18 months prior to the stated maturity date.

“Major Tenant” means (i) Wood Group USA, Inc., (ii) any tenant under a lease which individually or when aggregated with all other leases at the Ten West One Property with the same tenant or its affiliates, either (A) accounts for 25% or more of the Ten West One Property’s aggregate total rental income, or (B) demises 50,000 square feet or more of the Ten West One Property’s gross leasable area, (iii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Ten West One Property, (iv) any lease with an affiliate of the borrower or Ten West One Master Tenant or (v) any instrument guaranteeing or providing credit support for a lease meeting the requirements of clauses (i) through (iv) above.

“Loan Maturity Approved Lease Terms” means that (i) the Major Tenant’s lease has been renewed or extended or a new lease(s) has been entered into (in either case, the “Applicable Lease”), each after having been given prior written reasonable approval by the lender, subject to certain deemed approval conditions set forth in the loan agreement; (ii) the replacement tenant(s) (if other than the existing Major Tenant) has been reasonably approved by the lender, and Major Tenant or the replacement tenant(s) then has creditworthiness or a credit rating as measured by all of the national credit rating agencies equal to or greater than the creditworthiness or credit rating of the Major Tenant as of the origination date; (iii) the Applicable Lease has an initial lease term that does not expire or terminate prior to the date that is at least 36 months following the stated maturity date of the Ten West One Mortgage Loan; (iv) the replacement tenant(s) has taken (or in the case of the existing Major Tenant, is continuing) occupancy of the applicable space and is open and operating its business therein; (v) the Applicable Lease has a total per annum rent equal to at least $4,500,000 triple net; (vi) Major Tenant or the replacement tenant(s) is paying its full unabated base monthly rent and there is no free or abated rent under the Applicable Lease unless the amount of such free or abated rent has been escrowed with the lender; (vii) all tenant improvement costs and leasing commissions due under the Applicable Lease have either been paid in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

full by the borrower, lien-free, or an amount equal to said tenant improvement costs and leasing commissions has been escrowed with the lender; and (viii) the borrower has delivered to the lender an estoppel certificate from Major Tenant or the replacement tenant(s), as applicable, confirming items (iii) through (vii) above.

“Approved Lease Terms” means that (i) a lease (or renewal of a Major Tenant’s lease) has been entered into after prior written reasonable approval by the lender; (ii) the tenant (if other than the existing Major Tenant in question) has been reasonably approved by the lender; (iii) the tenant has taken (or in the case of the existing Major Tenant in question, is continuing) occupancy of the applicable space and is open and operating its business therein; (iv) the tenant is paying its full unabated base monthly rent under its lease; and (v) the borrower has delivered to the lender a reasonably acceptable estoppel certificate from such tenant confirming items (iii) and (iv) above.

“Excused Closing” means a complete or partial closing of Major Tenant’s business at the Ten West One Property due to any of the following: (a) mandated government closure by the applicable governmental authority or (b) the temporary restricted presence of the employees of Major Tenant due to the COVID-19 pandemic (as each such condition is reasonably determined by the lender).

“Excused Closing Termination” means an Excused Closing is no longer in effect in the event that (a) Major Tenant is not in occupancy of at least 65% of the space demised under Major Tenant’s lease between the time period commencing on the date that is 12 months after the loan origination date through the date that is 30 months after the loan origination date, provided that either (y) the Harris County Public Health Department ceases to publish COVID-19 color-coded “Threat Levels” (as described on the website hereinafter described) or (z) the Harris County Public Health Department continues to publish COVID-19 color-coded Threat Levels (accessible through the “Harris County / City of Houston COVID-19 Data Hub” website) and both of the following conditions are true: (1) the Harris County Threat Level is at “Yellow” (as described on said website) or lower and (2) the Harris County Public Health Department COVID-19 Threat Level has been at “Yellow” for a continuous period of at least ninety 90 days prior, or (b) after the date that is 30 months after the loan origination date, regardless of whether the Harris County Public Health Department continues to publish COVID-19 color-coded Threat Levels.

Property Management. The Ten West One Property is managed by Madison Marquette Real Estate Services LLC, as oversight manager, as well as by the tenant, Wood Group USA, Inc., as tenant manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The owner of the direct equity interests in the borrower is permitted to obtain a mezzanine loan secured by 100% of the direct equity interests in the borrower, provided that, among other conditions, the aggregate loan-to-value ratio of the Ten West One Mortgage Loan and the mezzanine loan does not exceed 60.0%, the aggregate debt service coverage ratio of the Ten West One Mortgage Loan and the mezzanine loan is at least 1.63x, the aggregate debt yield of the Ten West One Mortgage Loan and the mezzanine loan is at least 9.05%, the mezzanine lender enters into an intercreditor agreement with the lender on the lender’s then-standard form of intercreditor agreement with commercially reasonable modifications appropriate for loans of a similar size and structure and acceptable to the lender, and if the Ten West One Mortgage Loan is still structured on a Shari’ah compliant basis, appropriate documentation for and from the Ten West One Master Tenant, including a Shari’ah-compliant mezzanine instrument, pledge of equity interests in the Ten West One Master Tenant, and amendments to the master lease, will be implemented to effectuate the mezzanine loan.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Sweep Period due to a Loan Maturity Event as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. The Ten West One Master Tenant has an option to purchase the Ten West One Property on and after the monthly payment date in May, 2031, which purchase option is conditional upon payment by the Ten West One Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the Ten West One Mortgage Loan) and (iii) any yield maintenance premium then applicable. The Ten West One Master Tenant also has a purchase option to purchase the Ten West One Property if the Ten West One Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, a parent entity of the Ten West One Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Ten West One Borrower at a price equal to $100.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Ten West One Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Village at Jordan Creek Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Retail – Power Center
Original Principal Balance:	$40,000,000			Location:	West Des Moines, IA
Cut-off Date Balance:	$39,943,059			Size:	264,533 SF
% of Initial Pool Balance:	3.0%			Cut-off Date Balance Per SF:	$150.99
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF:	$119.02
Borrower Sponsor(1):	BAM, BPY or Brookfield REIT			Year Built/Renovated:	2004-2020/NAP
Guarantor:	BPR Nimbus LLC			Title Vesting:	Fee
Mortgage Rate:	3.6770%			Property Manager:	Brookfield Properties Retail Inc. (borrower affiliated)
Note Date:	September 30, 2021			Current Occupancy (As of)(2):	84.1% (8/31/2021)
Seasoning:	1 month			YE 2020 Occupancy(2):	83.6%
Maturity Date:	October 1, 2031			YE 2019 Occupancy:	95.1%
IO Period:	0 months			YE 2018 Occupancy:	96.5%
Loan Term (Original):	120 months			YE 2017 Occupancy:	95.1%
Amortization Term (Original):	360 months			As-Is Appraised Value(2):	$65,000,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF(2):	$245.72
Call Protection:	L(25),D(88),O(7)			As-Is Appraisal Valuation Date:	August 25, 2021
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(2)
Additional Debt:	None			TTM 7/31/2021 NOI:	$4,078,231
Additional Debt Type (Balance):	NAP			YE 2020 NOI:	$3,811,933
				YE 2019 NOI:	$4,422,247
				YE 2018 NOI:	$4,843,154
				YE 2017 NOI:	$4,586,135
				U/W Revenues:	$5,771,502
				U/W Expenses:	$1,553,174
				U/W NOI:	$4,218,328
Escrows and Reserves				U/W NCF:	$3,892,951
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.91x / 1.77x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.6% / 9.7%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.4% / 12.4%
Replacement Reserve	$0	$5,070	$121,685	Cut-off Date LTV Ratio:	61.5%
TI/LC Reserve	$0	$22,044	$529,066	LTV Ratio at Maturity:	48.4%

Sources and Uses
Sources			Uses
Loan Amount	$40,000,000	100.0%	Return of Equity(3)	$39,743,401	99.4%
			Closing Costs	256,599	0.6
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	See “The Borrower and the Borrower Sponsor” below.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Village at Jordan Creek Shopping Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Village at Jordan Creek Shopping Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The Village at Jordan Creek Shopping Center Property (as defined below) was previously unencumbered. The borrower sponsor developed the property in 2004 and maintains a total cost basis of $42,764,496.

The Mortgage Loan. The mortgage loan (the “Village at Jordan Creek Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $40,000,000 secured by a first mortgage encumbering the fee interest in a 264,533 square foot retail power center located in West Des Moines, Iowa (the “Village at Jordan Creek Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Village at Jordan Creek Shopping Center Mortgage Loan is Village at Jordan Creek LLC (the “Village at Jordan Creek Shopping Center Borrower”), a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsor is Brookfield Asset Management Inc., a Canadian corporation (“BAM”), Brookfield Property Partners L.P., a Bermuda limited partnership (“BPY”) or Brookfield Property REIT, Inc. (“Brookfield REIT”) (provided, however, with respect to each of BPY and Brookfield REIT, it will only be a “borrower sponsor” for purposes of this definition for so long as it owns or operates at least five (5) retail properties totaling at least 3,000,000 square feet and has a net worth of at least $500,000,000 and has total assets (in name or under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

management) in excess of $1,000,000,000 (exclusive of the Village at Jordan Creek Shopping Center Property)), for so long as such entity owns any direct or indirect interest in Village at Jordan Creek Shopping Center Borrower.

BPR Nimbus LLC is a wholly owned subsidiary of Brookfield REIT. Brookfield Asset Management Inc. (NYSE: BAM) is an alternative asset management company focusing on direct investments in real estate, renewable power, infrastructure, credit and private equity with over $625 billion of assets under management. The company owns and operates properties in the world’s major markets, and its global portfolio includes office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing.

The Property. The Village at Jordan Creek Shopping Center Property is a 264,533 square foot retail power center comprised of 7 buildings and one ground leased outparcel located on an approximately 45-acre site in West Des Moines, Iowa. The Village at Jordan Creek Shopping Center Property was primarily built by the borrower sponsor in 2004 along with the surrounding larger 200-acre Jordan Creek Town Center development. The Jordan Creek Town Center Development includes the Village at Jordan Creek Shopping Center Property, a super-regional mall anchored by Dillards, Scheel’s and Century Theatres (not part of the collateral), and the “Lake District” (not collateral), which includes a 3.5-acre man-made lake, amphitheater, bike paths, boardwalk, waterfront dining options, and number of additional retail destinations. The Village at Jordan Creek Shopping Center Property is also shadow anchored by a 154,553 square foot Costco (not collateral). As of August 31, 2021, the Village at Jordan Creek Shopping Center Property was 84.1% occupied by 19 tenants including seven national anchor tenants: Best Buy, Bob’s Discount Furniture, DSW, Aveda Institute Des Moines, Petco Supplies and Fish, Old Navy and Nike. Four of the seven anchors have renewed in the last three years.

Tenant Sales

Tenant	Tenant NRSF	TTM July 2021	PSF	Occ Cost	2020	PSF	2019	PSF	2018	PSF
DSW	26,000	$4,074,399	$157	13.30%	$2,927,550	$113	$5,061,755	$195	$5,200,518	$200
Aveda Institute Des Moines(1)	22,000	$1,004,237	$46	49.30%	$780,887	$35	$1,124,741	$51	$1,134,890	$52
Old Navy	14,621	$6,480,464	$443	6.00%	$4,635,250	$317	$2,399,098	$164	NAV	NAV
Nike	13,874	$6,343,526	$457	5.00%	$4,786,279	$345	$7,142,918	$515	$7,407,669	$534
Wahlburgers	6,088	$1,532,344	$252	16.30%	$1,486,944	$244	$2,630,920	$432	$1,507,144	$248
Bar Louie	6,000	$2,230,609	$372	10.50%	$1,577,954	$263	$2,236,898	$373	$2,611,477	$435
Buffalo Wild Wings	5,198	$3,700,048	$712	5.50%	$3,273,501	$630	$3,635,044	$699	$3,609,478	$694
Samurai Sushi and Hibachi	5,000	$1,864,220	$373	9.30%	$1,268,389	$254	$1,556,650	$311	$1,474,528	$295
Aqua Tots Swim School	4,409	$680,711	$154	17.40%	$492,375	$112	$727,190	$165	$554,554	$126
Torrid	3,135	$989,306	$316	9.70%	$687,230	$219	$1,219,885	$389	$1,215,342	$388
Black and Gold Shop	2,812	$347,795	$124	23.50%	$301,077	$107	$514,038	$183	$478,701	$170
Verizon	1,890	$455,470	$241	18.50%	$417,674	$221	$517,369	$274	$704,766	$373
Persis Biryani Indian Grill	1,585	$209,625	$132	32.30%	$204,989	$129	$347,767	$219	$348,924	$220
(1)	The majority of the leased NRA is utilized as a beauty school offering course and training in cosmetology and esthiology. Only a portion of the NRA is utilized for the sale of retail items. Therefore, the occupancy cost above should not be construed as the true health and profitability of this location.

Major Tenants.

Best Buy (45,000 square feet, 17.0% of net rentable area, 16.4% of underwritten rent). Best Buy (NYSE: BBY), founded in 1966, is a provider of technology products, services and solutions in the United States, Canada, and Mexico, offering products and services to customers visiting its stores, engaging with Geek Squad agents, or using its websites or mobile applications. As of the second quarter of 2021, Best Buy had a total of 1,005 stores in the United States and 219 stores in Mexico and Canada. Best Buy has been a tenant at the Village at Jordan Creek Shopping Center Property since 2004 and in April 2019 exercised a renewal option to extend for five years through March 2025. Best Buy has no termination options and two, 5-year renewal options remaining. Best Buy is currently paying $14.00 PSF, which will increase to $18.00 PSF during the first renewal term and $19.00 PSF during the second renewal term. The lease is guaranteed by Best Buy Co. Inc. Best Buy is not required to report sales. The nearest Best Buy location is approximately 4.4 miles from the Village at Jordan Creek Shopping Center Property.

Bob’s Discount Furniture (40,743 square feet, 15.4% of net rentable area, 15.4% of underwritten rent). Bob’s Discount Furniture operates about 70 furniture stores (some featuring mini-golf courses and complimentary refreshments) in 12 states in the Northeast, Mid-Atlantic and Midwest. Bob’s Discount Furniture also offers several in-store outlets where customers can buy discounted furniture that has been discontinued, returned, or slightly damaged. Company founder and president Bob Kaufman partnered with his cousin to open the first Bob’s Discount Furniture shop in 1991. The chain is owned by Bain Capital. Bob’s Discount Furniture recently commenced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

their lease in January 2021 at the Village at Jordan Creek Shopping Center Property and has a lease expiration of January 31, 2031. Bob’s Discount Furniture is currently paying $14.50 PSF, which will increase to $15.50 PSF on February 1, 2026. The tenant has no termination options and has three, five-year renewal options remaining, during which rent will increase to $16.50 PSF, $17.50 PSF and $18.50 PSF, respectively. Bob’s Discount Furniture reportedly invested approximately $600,000 for the build out of their new store. Bob’s Discount Furniture is not required to report sales.

DSW (26,000 square feet, 9.8% of net rentable area, 7.5% of underwritten rent). DSW’s parent company, Designer Brands is a designer, producer and retailer of footwear and accessories. Their primary concept, DSW Designer Shoe Warehouse, offers brand name and designer dress, casual and athletic footwear and accessories. The first store opened in 1991 in Dublin, Ohio and DSW currently operates more than 500 stores in 44 states. DSW has been a tenant at the Village at Jordan Creek Shopping Center Property since 2004 and in February 2020 exercised a renewal option to extend for five years through January 2025. DSW has no termination options and two, 5-year renewal options remaining. DSW is currently paying alternate rent as per the terms of its lease due to the fourth largest tenant, Aveda Institute Des Moines (8.3% of net rentable area), representing a restricted use. DSW has extended its lease since it began paying alternate rent and restructured its rent to 6% of gross sales, with a minimum of $11.10 PSF, which is the current rent. DSW is required to report sales per its lease and had sales of $113 PSF in 2020, $195 PSF in 2019 and $200 PSF in 2018. DSW reported sales of $157 PSF as of TTM July 2021.

Aveda Institute Des Moines (22,000 square feet, 8.3% of net rentable area, 12.1% of underwritten rent). Aveda Institute Des Moines is a cosmetology and spa learning facility dedicated to shaping the future of beauty. Aveda Institute Des Moines has been a tenant at the Village at Jordan Creek Shopping Center Property since 2008 and in November 2018 renewed its lease for ten years through October 2028. Aveda Institute Des Moines has no termination options and no renewal options. Aveda Institute Des Moines is currently paying $21.22 PSF. Aveda Institute Des Moines is required to report sales per its lease and had sales of $35 PSF in 2020, $52 PSF in 2019 and $51 PSF in 2018. Aveda Institute Des Moines reported sales of $46 PSF as of TTM July 2021.

The below table presents certain information relating to the major tenants at the Village at Jordan Creek Shopping Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base	Sales ($) TTM July 2021	Sales PSF	Occ Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Best Buy	NR/A3/BBB+	45,000	17.0%	$14.00	$630,000	16.4%	NAV	NAV	NAV	3/31/2025	2 x 5 year	N
Bob’s Discount Furniture	NR/NR/NR	40,743	15.4%	$14.50	$590,774	15.4%	NAV	NAV	NAV	1/31/2031	3 x 5 year	N
DSW	NR/NR/NR	26,000	9.8%	$11.10	$288,600	7.5%	$4,074,399	$157	13.3%	1/31/2025	2 x 5 year	N
Aveda Institute Des Moines(4)	NR/NR/NR	22,000	8.3%	$21.22	$466,932	12.1%	$1,004,237(4)	$46(4)	49.3%	10/31/2028	None	N
Petco Supplies and Fish	NR/NR/B-	15,000	5.7%	$19.75	$296,250	7.7%	NAV	NAV	NAV	8/31/2024	1 x 5 year	N
Old Navy	NR/NR/NR	14,621	5.5%	$18.00	$263,178	6.8%	$6,480,464	$443	6.0%	8/31/2024	None	N
Nike	NR/A1/AA-	13,874	5.2%	$13.20	$183,137	4.8%	$6,343,526	$457	5.0%	1/31/2022	2 x 5 year	N
Subtotal/Wtd. Avg.		177,238	67.0%	$15.34	$2,718,870	70.7%

In-line Tenants		45,260	17.1%	$24.92	$1,127,667	29.3%
Occupied Collateral Total		222,498	84.1%	$17.29	$3,846,537	100.0%

Vacant Space		42,035	15.9%

Collateral Total		264,533	100.0%

(1)	Information is based on the underwritten rent roll as of August 31, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	All leases are NNN except for Aveda Institute Des Moines, Mister Car Wash and Dreamscape Builders which are gross leases.

(4)	The majority of the leased NRA is utilized as a beauty school offering course and training in cosmetology and esthiology. Only a portion of the NRA is utilized for the sale of retail items. Therefore, the occupancy cost above should not be construed as the true health and profitability of this location.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

The following table presents certain information relating to the lease rollover schedule at the Village at Jordan Creek Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	3	17,913	6.8%	17,913	6.8%	$304,589	7.9%	$17.00
2023	2	4,720	1.8%	22,633	8.6%	$108,636	2.8%	$23.02
2024	5	45,030	17.0%	67,663	25.6%	$906,668	23.6%	$20.13
2025	3	72,900	27.6%	140,563	53.1%	$947,100	24.6%	$12.99
2026	1	5,198	2.0%	145,761	55.1%	$132,081	3.4%	$25.41
2027	0	0	0.0%	145,761	55.1%	$0	0.0%	$0.00
2028	3	30,900	11.7%	176,661	66.8%	$716,706	18.6%	$23.19
2029	0	0	0.0%	176,661	66.8%	$0	0.0%	$0.00
2030	0	0	0.0%	176,661	66.8%	$0	0.0%	$0.00
2031	1	40,743	15.4%	217,404	82.2%	$590,774	15.4%	$14.50
Thereafter	1	5,094	1.9%	222,498	84.1%	$139,983	3.6%	$27.48
Vacant	0	42,035	15.9%	264,533	100.0%	$0	0.0%	$0.00
Total	19	264,533	100.0%			$3,846,537	100.0%	$17.29
(1)	Information is based on the underwritten rent roll as of August 31, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

The following table presents historical occupancy percentages at the Village at Jordan Creek Shopping Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)(2)	8/31/2021(3)
95.1%	96.5%	95.1%	83.6%	84.1%

(1)	Information obtained from the borrower sponsor.

(2)	In 2020, Bed, Bath and Beyond (40,518 square feet) vacated and was replaced by Bob’s Discount Furniture in January 2021.

(3)	Information based on the underwritten rent roll. Vacant space includes 12,390 square feet (3 bays) of raw (not built-out) space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Village at Jordan Creek Shopping Center Property:

Cash Flow Analysis

	2017	2018	2019	2020	7/31/2021 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$3,974,180	$4,132,277	$3,861,247	$3,564,544	$3,770,804	$4,602,411	67.3%	$17.40
Reimbursements	1,804,157	1,927,605	1,867,468	1,626,399	1,669,577	2,236,362	32.7	8.45
Net Rental Income	$5,778,337	$6,059,882	$5,728,715	$5,190,943	$5,440,381	$6,838,773	100.0%	$25.85
Percentage Rent	46,472	84,575	32,321	47,014	0	0	0.0	0.00
Other Income(3)	77,722	53,929	81,863	56,515	82,666	85,415	1.2	0.32
Vacancy and Credit Loss	(16,090)	(27,950)	(58,912)	(274,537)	(142,421)	(1,152,686)	(16.9)	(4.36)
Effective Gross Income	$5,886,441	$6,170,436	$5,783,987	$5,019,935	$5,380,626	$5,771,502	84.4%	$21.82

Real Estate Taxes	1,090,010	1,080,130	1,082,302	961,202	1,005,593	1,106,361	19.2%	4.18
Insurance	40,648	43,300	47,596	53,486	63,654	66,508	1.2	0.25
Management Fee	0	0	0	0	0	173,145	3.0	0.65
Other Operating Expenses	169,648	203,852	231,842	193,314	233,148	207,160	3.6	0.78
Total Operating Expenses	$1,300,306	$1,327,282	$1,361,740	$1,208,002	$1,302,395	$1,553,174	26.9%	$5.87

Net Operating Income	$4,586,135	$4,843,154	$4,422,247	$3,811,933	$4,078,231	$4,218,328	73.1%	$15.95
Replacement Reserves	0	0	0	0	0	60,843	1.1	0.23
TI/LC	0	0	0	0	0	264,534	4.6	1.00
Net Cash Flow	$4,586,135	$4,843,154	$4,422,247	$3,811,933	$4,078,231	$3,892,951	67.5%	$14.72

NOI DSCR	2.08x	2.20x	2.01x	1.73x	1.85x	1.91x
NCF DSCR	2.08x	2.20x	2.01x	1.73x	1.85x	1.77x
NOI Debt Yield	11.5%	12.1%	11.1%	9.5%	10.2%	10.6%
NCF Debt Yield	11.5%	12.1%	11.1%	9.5%	10.2%	9.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent is based on the underwritten rent roll dated August 31, 2021 with rent steps taken through October 1, 2022.

(3)	U/W Other Income includes temporary tenant rent, storage income, fee income, business development charges, security deposit forfeitures, ATM income and other miscellaneous income items.

Appraisal. The appraiser concluded an “As-Is Market Value” of $65,000,000 as of August 25, 2021. The appraiser provided a “Prospective As Stabilized Value” of $68,500,000 as of August 25, 2023, which assumes a stabilized occupancy of 91.5%, which value would result in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 58.3% and 46.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated September 2, 2021, there was no evidence of any recognized environmental conditions at the Village at Jordan Creek Shopping Center Property.

COVID-19 Update. The Village at Jordan Creek Shopping Center Property is an open air shopping center and was not forced to close due to state mandates. The borrower sponsor executed lease modifications with eight tenants providing for rent deferrals and rent abatements. The rent deferrals and abatements totaled $371,521 and are being paid back in monthly installments by tenants in 2021 and 2022. Out of the total rent deferrals $45,926 is outstanding, which will be paid back by June 2022.

Market Overview and Competition. The Village at Jordan Creek Shopping Center Property is located in West Des Moines, Iowa, off of the intersection of I-80 and I-35, which provides access for residents of surrounding areas. The city of West Des Moines is located approximately 12 miles from the Des Moines central business district. Primary access to the Village at Jordan Creek Shopping Center Property is provided via I-80, U.S. 6 (east/west), I-35 and U.S. 69 (north/south). The Des Moines International Airport is located approximately ten minutes south of Des Moines’ central business district. There are three bus lines serving the city and mass transit is available from the Des Moines Area Regional Transit Authority.

According to the appraisal, as of the second quarter of 2021, the Des Moines market had approximately 43.0 million square feet of retail space inventory, overall vacancy in the market was approximately 3.4% and average asking rent was $14.01 PSF. The Village at Jordan Creek Shopping Center Property is located in the Western Suburbs submarket. As of the second quarter of 2021, the Western Suburbs submarket had a retail inventory of approximately 19.4 million square feet, with a vacancy of 3.6% and an average asking rent of $15.18 PSF. According to the appraisal, the 2021 population within the one-, three- and five-mile radius of the Village at Jordan Creek Shopping Center Property is 7,200, 48,832, and 118,555 respectively. The 2021 estimated average household income within the same radii was $121,503, $116,769, and $115,224.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

The following table presents certain information relating to the appraisal’s market rent conclusion for the Village at Jordan Creek Shopping Center Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Lease Type (Reimbursements)
Anchor Retail Space	$14.00	120	None	NNN
In Line Retail Space	$18.00	60	None	NNN
Restaurant	$32.00	84	None	NNN
Junior Anchor	$16.00	120	None	NNN
Source: Appraisal.

The following table presents comparable retail leases with respect to the Village at Jordan Creek Shopping Center Property:

Comparable Retail Lease Summary(1)

Property/Location	Year Built/ Renovated	Property Subtype	Occupancy	Property NRSF	Tenant Name	Lease Area (SF)	Lease Date / Term	Base Rent PSF
Village at Jordan Creek Shopping Center West Des Moines, IA	2004-2020/ NAP	Power Center	84.1%(2)	264,533(2)	Best Buy	45,000(2)	Feb-20/ 5.2 years(2)	$14.00(2)
Water Tower Place West Des Moines, IA	1995/2004	Power Center	88.0%	288,579	Ross	25,200	Oct-18 / 10.2 years	$11.14
Galleria North at Jordan Creek West Des Moines, IA	2006/NAP	Power Center	97.0%	103,365	Grocery Tenant	12,000	Nov-10 / 10.0 years	$15.00
Mills Crossing West Des Moines, IA	2015/NAP	Power Center	84.0%	124,125	Grocery Tenant	24,000	Jul-15 / 10.0 years	$18.00
Westdale Development Cedar Rapids, IA	1979/2017	Shopping Centre	100.0%	392,231	Burlington Coat Factory	40,400	Oct-16 / 10.0 years	$10.12
Northridge Shopping Center Davenport, IA	1999/2014	Power Center	100.0%	136,267	Bed Bath & Beyond	30,914	Feb-15 / 5.0 years	$9.25
Marketplace on First Cedar Rapids, IA	2006/NAP	Power Center	100.0%	183,236	Spare Time	59,840	Mar-21 / 10.5 years	$5.00
Plaza at Jordan Creek West Des Moines, IA	2013/2019	Power Center	96.0%	185,644	Hobby Lobby	51,809	Mar-18 / 15.1 years	$11.50
Collins Crossing Cedar Rapids, IA	1970/2014	Neighborhood / Community	95.0%	143,723	Hobby Lobby	57,679	Oct-14 / 12.0 years	$8.00
(1)	Source: Appraisal

(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – 251 Central Park West

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB-(sf)/NR		Property Type – Subtype:	Multifamily – High Rise
	Original Principal Balance:	$29,500,000		Location:	New York, NY
	Cut-off Date Balance:	$29,500,000		Size:	62 Units
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per Unit:	$475,806.45
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$475,806.45
	Borrower Sponsor:	Seth Haberman		Year Built/Renovated:	1925/NAP
	Guarantor:	Seth Haberman		Title Vesting:	Fee
	Mortgage Rate:	2.8800%		Property Manager:	George Elliot Management, Inc.
	Note Date:	October 1, 2021			(borrower-related)
	Seasoning:	1 month		Current Occupancy (As of) (2):	100.0% (7/7/2021)
	Maturity Date:	October 1, 2031		YE 2020 Occupancy(2):	95.2%
	IO Period:	120 months		YE 2019 Occupancy:	95.2%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	93.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value(2):	$67,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(2):	$1,083,870.97
	Call Protection:	L(25),D(90),O(5)		As-Is Appraisal Valuation Date:	July 15, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (5/31/2021):	$2,896,389
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,891,229
				YE 2019 NOI:	$2,967,091
				YE 2018 NOI:	$3,183,569
Escrows and Reserves				U/W Revenues:	$5,786,287
	Initial	Monthly	Cap	U/W Expenses:	$3,085,066
Taxes:	$464,505	$116,126	NAP	U/W NOI:	$2,701,221
Insurance(1):	$0	Springing	NAP	U/W NCF:	$2,667,241
Deferred Maintenance:	$20,938	$0	NAP	U/W DSCR based on NOI/NCF:	3.14x / 3.10x
Replacement Reserve:	$0	$1,313	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 9.0%
				U/W Debt Yield at Maturity based on NOI/NCF:	9.2% / 9.0%
				Cut-off Date LTV Ratio:	43.9%
				LTV Ratio at Maturity:	43.9%

Sources and Uses
Sources			Uses
Loan Amount	$29,500,000	100.0%	Loan Payoff	$17,270,237	58.5%
			Return of Equity	10,497,767	35.6
			Closing Costs	1,246,553	4.2
			Reserves	485,443	1.6
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%

(1)	Monthly insurance reserves are springing upon (i) the occurrence of an event of default, (ii) an acceptable blanket insurance policy is no longer in place, (iii) the borrower fails to provide the lender with evidence of renewal of such policy or (iv) the borrower fails to provide the lender with evidence of payment 10 days prior to policy expiration.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 251 Central Park West Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 251 Central Park West Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “251 Central Park West Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000. The 251 Central Park West Mortgage Loan is secured by a first priority fee mortgage encumbering a multifamily building located in New York, New York (the “251 Central Park West Property”).

The Property. The 251 Central Park West Property is a 12-story multifamily property, situated on an approximately 0.35-acre site in New York, New York on the northwest corner of Central Park West and West 85th Street. The 251 Central Park West Property was built in 1925 and is comprised of 62 apartment units, totaling 115,600 square feet and three office units, totaling 6,100 square feet. There is an additional superintendent unit that does not have rent attributable to it. The apartment unit mix is comprised of two-, three-, four-, five- and seven-bedroom units. Approximately 45 apartments (72.6% of residential units representing 85.2% of underwritten

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$29,500,000
251 Central Park West	251 Central Park West	Cut-off Date LTV:	43.9%
New York, NY 10024		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.2%

base rent) are market-rate units, while the remaining 17 apartments are rent stabilized/rent controlled (27.4% of residential units representing 8.3% of underwritten base rent), of which 7 apartments (11.3% of residential units) are rent controlled and 10 apartments (16.1% of residential units) are rent stabilized. There is one apartment that is currently occupied as a three bedroom rent regulated residential unit, but is expected to be converted to a commercial unit. Building amenities include a 24-hour attended lobby, laundry facilities and a bicycle room.

Over the past five years, the borrower sponsor has completed capital improvement work at the 251 Central Park West Property totaling approximately $8.2 million, which included exterior façade work, interior unit renovations, lobby updates, roof repairs and elevator upgrades. As of July 7, 2021, the 251 Central Park West Property was 100.0% leased. There are three ground-floor office suites, which are fully occupied by two medical office tenants and a borrower sponsor-affiliated leasing/management office, which in total account for approximately 5.9% of the gross potential rent.

The table below shows the residential apartment unit mix at the 251 Central Park West Property:

Apartment Unit Mix(1)

Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Two Bedroom	22	22	100.0%	1,191	$4,015	$3.37
Three Bedroom	26	26	100.0%	1,900	$7,844	$4.13
Four Bedroom	9	9	100.0%	2,400	$10,635	$4.43
Five Bedroom	1	1	100.0%	3,000	$11,750	$3.92
Seven Bedroom	4	4	100.0%	3,850	$18,614	$4.83
Total/Average	62	62	100.0%	1,865	$7,648	$4.10

Source: Borrower rent roll dated July 7, 2021.

(1)	Eight two bedroom apartments, seven three-bedroom apartments and two four-bedroom apartments at the 251 Central Park West Property are rent regulated (i.e. either rent stabilized or rent controlled). Average monthly rent for the two bedroom apartments is $2,374 for rent controlled units and $2,023 for rent stabilized units, average monthly rent for three bedroom apartments is $2,867 for rent controlled units and $2,209 for rent stabilized units and average monthly rent for four bedroom apartments is $3,276 for rent stabilized units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 251 Central Park West Property:

Cash Flow Analysis(1)

	2018	2019	2020	5/31/2021 TTM	UW	%(2)	UW per Unit
Gross Potential Rent(3)	$5,632,187	$5,678,852	$5,655,925	$5,690,777	$6,090,828	100.0%	$98,239.16
Other Income	18	0	0	0	0	0	0
Net Rental Income	$5,632,205	$5,678,852	$5,655,925	$5,690,777	$6,090,828	100.0%	$98,239.16
Less Vacancy & Credit Loss	0	0	0	0	(304,541)	(5.0)	(4,911.96)
Effective Gross Income	$5,632,205	$5,678,852	$5,655,925	$5,690,777	$5,786,287	95.0%	$93,327.21

Real Estate Taxes	1,165,296	1,329,467	1,465,808	1,465,808	1,524,721	26.4	24,592.27
Insurance	172,537	190,330	167,471	168,983	210,940	3.6	3,402.26
Other Expenses	1,110,802	1,191,964	1,131,417	1,159,597	1,349,405	23.3	21,764.60
Total Expenses	$2,448,635	$2,711,761	$2,764,695	$2,794,387	$3,085,066	53.3%	$49,759.13

Net Operating Income	$3,183,569	$2,967,091	$2,891,229	$2,896,389	$2,701,221	46.7%	$43,568.08
Capital Expenditures	0	0	0	0	16,665	0.3	268.79
TI/LC	0	0	0	0	17,315	0.3	279.27
Net Cash Flow	$3,183,569	$2,967,091	$2,891,229	$2,896,389	$2,667,241	46.1%	$43,020.02

Occupancy %(3)	93.5%	95.2%	95.2%	100.0%	95.0%
NOI DSCR	3.70x	3.44x	3.36x	3.36x	3.14x
NCF DSCR	3.70x	3.44x	3.36x	3.36x	3.10x
NOI Debt Yield	10.8%	10.1%	9.8%	9.8%	9.2%
NCF Debt Yield	10.8%	10.1%	9.8%	9.8%	9.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent and 5/31/2021 TTM Occupancy % are based on the borrower rent roll dated July 7, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$29,500,000
251 Central Park West	251 Central Park West	Cut-off Date LTV:	43.9%
New York, NY 10024		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.2%

COVID-19 Update. The 251 Central Park West Mortgage Loan was originated on October 1, 2021, and as of October 1, 2021, the borrower sponsor has reported that the 251 Central Park West Property is open and operating, with no collections issues. Commercial tenants were granted rent deferment in 2020, but have since paid back their outstanding rent in full.

The Market. The 251 Central Park West Property is located in New York, New York in the Upper West Side neighborhood of Manhattan. Primary access to the 251 Central Park West Property is provided by the 1/2/3 subway train line and the B/D/C/A subway train line. An efficient bus system makes this neighborhood accessible from the north, south and east. Crosstown buses run along 66th, 79th-81st, 86th, 96th and 110th Streets. Uptown bus service is available along Central Park West, Amsterdam Avenue, Broadway and Riverside Drive, and downtown buses run along Central Park West, Columbus Avenue, Broadway and Riverside Drive. The nearest bus lines to the 251 Central Park West Property are the M7 and M11 which run along Amsterdam and Columbus Avenues and the M104 which runs along Broadway. The 251 Central Park West Property is located in the Upper West Side residential submarket and within the New York residential market. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the Upper West Side residential submarket was approximately 4.4%, with average asking rents of $4,509 per unit and inventory of approximately 17,126 units. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the New York residential market was approximately 4.5%, with average asking rents of $3,219 per unit and inventory of approximately 228,359 units.

The following table presents certain information relating to comparable multifamily rental properties to the 251 Central Park West Property:

Comparable Multifamily Rental Properties(1)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
251 Central Park West(2) New York, NY (subject property)	1925	62	2BR 3BR 4BR 5BR 7BR	1,191 1,900 2,400 3,000 3,850	$4,015 $7,844 $10,635 $11,750 $18,614	$3.37 $4.13 $4.43 $3.92 $4.83
25 West 68th Street	1925	75	Studio 1BR 2BR 3BR	500 650 900 1,100	$4,541 $5,242 $7,211 $8,388	$9.08 $8.06 $8.01 $7.63
Columbus Townhouse	1986	166	Studio 1BR 2BR	425 710 903	$2,773 $3,126 $4,185	$6.52 $4.40 $4.63
35-39 West 72nd Street	1929	92	Studio 1BR 2BR	375 400 900	$2,571 $2,436 $5,445	$6.86 $6.09 $6.05
10 West 74th Street	1941	86	Studio 1BR 2BR 3BR	712 800 1,097 1,491	$2,346 $3,902 $6,008 $8,587	$3.29 $4.88 $5.48 $5.76
Parc 77 Apartments	1903	137	Studio 1BR 2BR	399 602 983	$2,723 $3,849 $6,026	$6.82 $6.39 $6.13
275 Central Park West	1931	114	1BR 2BR 3BR	950 1,500 2,400	$5,908 $7,356 $17,657	$6.22 $4.90 $7.36
Parc Cameron Apartments	1927	164	Studio 1BR 2BR	359 622 886	$2,225 $3,174 $4,359	$6.20 $5.10 $4.92
Westwood House	1971	124	Studio 1BR 2BR 3BR	450 700 915 1,125	$3,552 $2,872 $4,004 $3,873	$7.89 $4.10 $4.38 $3.44

Source: Appraisal, unless otherwise indicated.

(1)	The comparable properties are not rent restricted.

(2)	Based on the borrower rent roll dated July 7, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$29,500,000
251 Central Park West	251 Central Park West	Cut-off Date LTV:	43.9%
New York, NY 10024		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable office leases to the office portion of the 251 Central Park West Property:

Comparable Office Leases

Property	Tenant	Tenant SF	Term Lease (Years)	Base Rent (PSF)
251 Central Park West(1) (subject property)	Covington Medical Office Wishnie and Schaeffer Nokit Realty	2,500 2,600 1,000	5 5 2	$46.44 $58.15 $90.00
145 West 96th Street	Not disclosed	1,200	2	$28.00
130-40 West 97th Street	Not disclosed	3,934	5	$83.00
2578-80 Broadway	Not disclosed	1,100	3	$66.00
125 Riverside Drive	Not disclosed	1,750	1	$56.00
66 West 94th Street	Not disclosed	735	5	$57.00
41 West 72nd Street	Not disclosed	800	3	$95.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 7, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the multifamily portion of the 251 Central Park West Property:

Market Rent Summary(1)

Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit	Avg. Monthly Rent PSF	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
Two Bedroom	22	1,191	$4,015	$3.37	$5,500	$4.75
Three Bedroom	26	1,900	$7,844	$4.13	$10,000	$5.25
Four Bedroom	9	2,400	$10,635	$4.43	$13,000	$5.42
Five Bedroom	1	3,000	$11,750	$3.92	$16,000	$5.33
Seven Bedroom	4	3,850	$18,614	$4.83	$19,000	$4.94

(1)	Based on the borrower rent roll dated July 7, 2021, unless otherwise indicated.

(2)	Based on the appraisal.

(3)	Avg. Monthly Market Rent does not include rent regulated units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Reservoir Industrial Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB+(sf)/NR		Property Type – Subtype:	Industrial – Warehouse
	Original Principal Balance:	$29,000,000		Location:	Pomona and Chino, CA
	Cut-off Date Balance:	$29,000,000		Size:	503,156 SF
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per SF:	$57.64
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$57.64
	Borrower Sponsor:	William D. Stampley		Year Built/Renovated:	1946; 1963; 1984/NAP
	Guarantor:	Stampley Family Trust u/t/d November 5, 1999 and William D. Stampley		Title Vesting:	Fee
	Mortgage Rate:	2.7400%		Property Manager:	Pacific West Asset Management Corporation
	Note Date:	October 14, 2021		Current Occupancy (As of) (2):	100.0% (10/8/2021)
	Seasoning:	0 months		YE 2020 Occupancy(2):	100.0%
	Maturity Date:	November 11, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	91.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(2):	$64,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(2):	$128.79
	Call Protection:	L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	August 24, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information(2)
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2021):	$3,582,245
				YE 2020 NOI:	$3,317,764
				YE 2019 NOI:	$2,577,630
				YE 2018 NOI:	$2,260,730
				U/W Revenues:	$4,930,131
				U/W Expenses:	$835,167
Escrows and Reserves				U/W NOI:	$4,094,964
	Initial	Monthly	Cap	U/W NCF:	$3,934,009
Taxes	$0	Springing(1)	NAP	U/W DSCR based on NOI/NCF:	5.08x / 4.88x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	14.1% / 13.6%
Replacement Reserve	$0	Springing(1)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.1% / 13.6%
TI/LC Reserve	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	44.8%
				LTV Ratio at Maturity:	44.8%

Sources and Uses
Sources			Uses
Loan Amount	$29,000,000	100.0%	Loan Payoff	$11,501,112	39.7%
			Closing Costs	466,052	1.6
			Return of Equity	17,032,836	58.7
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

(1)	Ongoing monthly reserves for taxes, insurance, replacement reserves and TI/LCs are not required as long as no event of default has occurred and is continuing.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Reservoir Industrial Center Mortgage Loan more severely than assumed in the underwriting of the Reservoir Industrial Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The 13th largest mortgage loan (the “Reservoir Industrial Center Mortgage Loan”) is secured by a first priority fee mortgage encumbering an industrial warehouse property totaling 503,156 square feet and located in Pomona and Chino, California (the “Reservoir Industrial Center Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

The Property. The Reservoir Industrial Center Property is a five-building industrial property located in the cities of Pomona and Chino, California. Built in phases in 1946, 1963 and 1984, the Reservoir Industrial Center Property is situated on eight parcels that measure approximately 24.2 acres of gross land area. Four of the buildings are contiguous while the fifth building is separated by a neighboring truck court. All five buildings are single-story and contain clear heights ranging from 20’ to 24’. The Reservoir Industrial Center Property contains 317 total surface parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of October 8, 2021, the Reservoir Industrial Center Property was 100.0% occupied by 9 tenants, and the property has averaged 96.4% occupancy since 2015.

The following table presents certain information relating to the tenancy at the Reservoir Industrial Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Modern Boutique	NR/NR/NR	71,522	14.2%	$14.40	$1,029,912	22.3%	9/30/2026	None	N
West Coast Steel(2)	NR/NR/NR	130,868	26.0%	$6.98	$913,655	19.8%	Various	Various	N
Exclusive RV Services, Inc(3)	NR/NR/NR	69,354	13.8%	$8.90	$617,196	13.4%	4/30/2025	None	N
MYB Express	NR/NR/NR	43,800	8.7%	$12.98	$568,436	12.3%	4/30/2026	None	N
Public Worldwide	NR/NR/NR	48,100	9.6%	$8.65	$416,272	9.0%	3/30/2026	None	N
		363,644	72.3%	$9.75	$3,545,472	76.9%

Non-Major Tenants		139,512	27.7%	$7.64	$1,065,351	23.1%

Occupied Collateral Total		503,156	100.0%	$9.16	$4,610,822	100.0%

Vacant Space		0	0.0%

Collateral Total		503,156	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through October 2022 totaling $104,289.

(2)	West Coast Steel leases two spaces: 83,560 square feet with an annual underwritten base rent of $6.35 per square foot, lease expiration date of December 31, 2022 and 1, 5-year extension option; and 47,308 square feet with an annual underwritten base rent of $8.10 per square foot, lease expiration date of July 31, 2025 and no extension options.

(3)	In addition to the space shown on the table above, Exclusive RV Services, Inc subleases 31,904 square feet of space from Hajoca Corp.

The following table presents certain information relating to the lease rollover schedule at the Reservoir Industrial Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	83,560	16.6%	83,560	16.6%	$530,284	11.5%	$6.35
2023	3	107,608	21.4%	191,168	38.0%	$863,637	18.7%	$8.03
2024	1	31,904	6.3%	223,072	44.3%	$201,714	4.4%	$6.32
2025	2	116,662	23.2%	339,734	67.5%	$1,000,567	21.7%	$8.58
2026	3	163,422	32.5%	503,156	100.0%	$2,014,621	43.7%	$12.33
2027	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	503,156	100.0%			$4,610,822	100.0%	$9.16
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have termination options, which are not reflected on the table above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

The following table presents historical occupancy percentages at the Reservoir Industrial Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/8/2021(2)
100.0%	91.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third party market research provider.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of October 21, 2021 the Reservoir Industrial Center Property is open and operating with no outstanding tenant rent relief agreements.

Market Overview and Competition. The Reservoir Industrial Center Property is located in Pomona and Chino, California, approximately 33.6 miles east of the Los Angeles central business district. According to the appraisal, the property is located in an established industrial district within the E. Los Angeles/Covina/Pomona Corridor, which is a high demand Tier 1 logistics/distribution market. Further the property is located on the border of Los Angeles and San Bernardino County, which has lower transportation costs to and from the Ports of Los Angeles and Long Beach compared to the Inland Empire. According to a third party market research provider, the estimated 2021 population within a three- and five-mile radius of the Reservoir Industrial Center Property was approximately 186,072 and 446,041, respectively; and the estimated 2021 average household income within the same radii was approximately $83,665 and $93,495, respectively.

According to a third-party market research provider, the Reservoir Industrial Center Property is situated within the East San Gabriel Valley submarket of the Los Angeles Industrial market. As of the third quarter of 2021, the submarket reported total inventory of approximately 28.0 million square feet with an 0.9% vacancy rate and average asking rent of $12.32 per square foot. The appraiser concluded to market rents of $12.00 per square foot for ‘At Front’ space and $8.40 per square foot for ‘In-Line / At Rear’ space.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Reservoir Industrial Center Property:

Market Rent Summary(1)

	At Front	In-Line/At Rear
Market Rent (PSF)	$12.00	$8.40
Lease Term (Years)	5	5
Lease Type (Reimbursements)	MG	MG
Rent Increase Projection	3.0%/year	3.0%/year
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to comparable industrial leases related to Reservoir Industrial Center Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Reservoir Industrial Center (Subject)	1946; 1963; 1984/NAP	503,156(2)	--	--	--	--	--	--
905 Wineville Avenue 905 Wineville Avenue Ontario, CA	2019/NAP	261,090	Westmark Logistics	47,114	Feb-21	35 mos.	$9.24	MG
11077 Rush Street 11077 Rush Street South El Monte, CA	1968/2021	159,780	Exquisite Cabinets and Counter Top Corp	44,815	Apr-21	61 mos.	$9.36	NNN
Interstate Business Park 3768 Milliken Avenue Eastvale, CA	2005/NAP	64,632	Torchstar Corp	64,632	Jan-21	60 mos.	$8.76	NNN
1261 Airport Drive 1261 Airport Drive Ontario, CA	2020/NAP	59,400	Lilola Home, LLC	59,400	Jan-21	60 mos.	$8.88	NNN
2300 Pomona Boulevard 2300 Pomona Boulevard. Pomona, CA	1952/NAP	52,966	Worldwide Recovery	45,000	Jun-21	120 mos.	$12.00	MG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Reservoir Industrial Center Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$2,517,655	$2,936,597	$3,489,338	$3,844,767	$4,610,822	89.3%	$9.16
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,517,655	$2,936,597	$3,489,338	$3,844,767	$4,610,822	89.3%	$9.16
Total Recoveries	206,454	189,681	234,911	215,595	549,849	10.7	1.09
Net Rental Income	$2,724,109	$3,126,278	$3,724,249	$4,060,362	$5,160,671	100.0%	$10.26
(Vacancy & Credit Loss)	0	0	0	0	(230,541)(2)	(5.0)	(0.46)
Effective Gross Income	$2,724,109	$3,126,278	$3,724,249	$4,060,362	$4,930,131	95.5%	$9.80

Real Estate Taxes	99,257	107,745	117,236	130,607	377,084	7.6	0.75
Insurance	47,067	49,044	51,455	51,223	56,532	1.1	0.11
Management Fee	41,907	41,921	45,414	46,476	147,904	3.0	0.29
Other Operating Expenses	275,148	349,938	192,380	249,810	253,647	5.1	0.50
Total Operating Expenses	$463,379	$548,648	$406,485	$478,117	$835,167	16.9%	$1.66

Net Operating Income	$2,260,730	$2,577,630	$3,317,764	$3,582,245	$4,094,964	83.1%	$8.14
Replacement Reserves	0	0	0	0	60,379	1.2	0.12
TI/LC	0	0	0	0	100,576	2.0	0.20
Net Cash Flow	$2,260,730	$2,577,630	$3,317,764	$3,582,245	$3,934,009	79.8%	$7.82

NOI DSCR	2.81x	3.20x	4.12x	4.45x	5.08x
NCF DSCR	2.81x	3.20x	4.12x	4.45x	4.88x
NOI Debt Yield	7.8%	8.9%	11.4%	12.4%	14.1%
NCF Debt Yield	7.8%	8.9%	11.4%	12.4%	13.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 5.0%. The Reservoir Industrial Center Property was 100.0% leased as of October 8, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – 3800 Hamlin

Mortgage Loan Information				Mortgaged Property Information(6)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$26,650,000		Location:	Auburn Hills, MI
	Cut-off Date Balance:	$26,650,000		Size:	359,376 SF
	% of Initial Pool Balance:	2.0%		Cut-off Date Balance Per SF:	$74.16
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$66.50
	Borrower Sponsor:	Dale Watchowski and Karen Sosnick Schoenberg		Year Built/Renovated:	1991/NAP
	Guarantor:	REDICO Properties LLC		Title Vesting:	Fee
	Mortgage Rate:	3.2180%		Property Manager:	REDICO Management Inc.
	Note Date:	October 20, 2021		Current Occupancy (As of)(6):	100.0% (11/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy(6):	100.0%
	Maturity Date:	November 11, 2026		YE 2019 Occupancy:	100.0%
	IO Period:	0 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	60 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(6)(7):	$45,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(6):	$125.22
	Call Protection:	L(24),D(31),O(5)		As-Is Appraisal Valuation Date:	September 14, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(6)
	Additional Debt Type (Balance) (1):	Future Mezzanine		TTM NOI (8/31/2021):	$5,267,279
				YE 2020 NOI:	$5,524,336
				YE 2019 NOI:	$5,032,160
				YE 2018 NOI:	$5,216,788
				U/W Revenues:	$7,464,595
				U/W Expenses:	$3,172,887
Escrows and Reserves				U/W NOI:	$4,291,709
	Initial	Monthly	Cap	U/W NCF:	$3,901,837
Taxes(2)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.10x / 2.81x
Insurance(3)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	16.1% / 14.6%
Replacement Reserve	$0	$4,492	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.0% / 16.3%
TI/LC Reserve(4)	$0	$49,414	$2,250,000	Cut-off Date LTV Ratio:	59.2%
Existing Rent Concession Reserve(5)	$1,707,036	$0	NAP	LTV Ratio at Maturity:	53.1%

Sources and Uses
Sources			Uses
Loan Amount	$26,650,000	62.7%	Purchase Price(8)	$40,200,000	94.5%
Borrower Equity	15,880,861	37.3	Reserves	1,707,036	4.0
			Closing Costs	623,825	1.5
Total Sources	$42,530,861	100.0%	Total Uses	$42,530,861	100.0%
(1)	The 3800 Hamlin Mortgage Loan (defined below) documents permit future mezzanine debt in an amount equal to or less than $15,000,000 provided that (a) the aggregate sum of the 3800 Hamlin Mortgage Loan and the mezzanine loan does not exceed a loan to value ratio of 65% based on a then current appraisal, (b) the net cash flow debt service ratio of the 3800 Hamlin Mortgage Loan and mezzanine loan is not less than 1.60 to 1.00, (c) the mezzanine lender is an institutional lender acceptable to the lender and an acceptable intercreditor agreement has been executed, (d) a rating agency confirmation is obtained with respect to the mezzanine loan, (e) the mezzanine loan is obtained in connection with an early renewal of the Volkswagen (as defined below) lease that extends the lease for a period of at least 10 years, (f) the proceeds of the mezzanine loan are used only for qualified leasing expenses or building capital expenditures in connection with the renewal of the lease, and (g) the loan documents are modified to commence an in-place cash management agreement.

(2)	Ongoing monthly tax reserve deposits in an amount equal to one-twelfth of the estimated taxes payable are not required as long as (a) no event of default is continuing, (b) Volkswagen is obligated to, and is actually paying directly all taxes required under its lease, (c) the Volkswagen lease remains in full force and effect and (d) no more than five days prior to the delinquency of the taxes, the borrower delivers to the lender evidence that all taxes have been paid.

(3)	Ongoing monthly insurance reserve deposits in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages will not be required as long as (a) no event of default is continuing (b) the policies maintained by the borrower is under one or more blanket policies reasonably acceptable to the lender, and (c) the lender has received evidence of the renewal of such policies no later than 10 business days prior to the expiration of the policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

(4)	The 3800 Hamlin Mortgage Loan documents require ongoing monthly TI/LC reserve deposits of $49,414 for tenant improvements and leasing commissions. Provided that no event of default is continuing and the net cash flow debt service coverage ratio is equal to or greater than 1.65x, monthly deposits will not be required if the leasing reserve funds on deposit are greater than $2,250,000.

(5)	The Existing Rent Concession reserve represents the amount of future rent credits due under the Volkswagen lease. Provided no event of default is continuing, the lender will disburse to the borrower $426,759 on each monthly payment date from January 2022 to April 2022.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the 3800 Hamlin Mortgage Loan more severely than assumed in the underwriting of the 3800 Hamlin Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The appraisal also provided a hypothetical market value “as dark” as of September 14, 2021, of $31,800,000, representing an 83.8% loan-to-dark value ratio.

(8)	The seller of the 3800 Hamlin Property provided a $1,707,036 rent abatement credit.

The Mortgage Loan. The 14th largest mortgage loan (the “3800 Hamlin Mortgage Loan”) is secured by a first priority fee mortgage encumbering a low rise office building totaling 359,376 square feet located in Auburn Hills, Michigan (the “3800 Hamlin Property”).

The Property. The 3800 Hamlin Property is a 4-story, Class B office building consisting of 359,376 rentable square feet situated on 18.96 acres of land. The property was built in 1991 and includes a full-service cafeteria, a fitness center, well-landscaped grounds, kitchenettes for tenant use, two back-up generators, and a covered garage/lab area. Recent capital improvements at the property include compressor replacements, upgraded charger stations, new parking lot striping and elevator modernization upgrades. The 3800 Hamlin Property includes 1,123 surface parking spaces for a ratio of 3.12 spaces per 1,000 square feet. As of November 1, 2021, the 3800 Hamlin Property is 100.0% leased Volkswagen Group of America (“Volkswagen”).

Major Tenant.

Volkswagen Group of America (BBB+/A3/BBB+: F/M/S&P; 359,376 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2026 lease expiration) Volkswagen Group of America is a wholly owned subsidiary of Volkswagen AG, one the world’s largest automobile manufactures and the largest carmaker in Europe. Volkswagen Group of America operates a manufacturing plant in Chattanooga and houses the U.S. operations of for brands including Audi, Bentley, Bugatti, Lamborghini, and Volkswagen, and employs approximately 8,000 people in the United States. The 3800 Hamlin Property is home to the Customer Relations and After Sales Support Center, and EEO Operations. Prior to COVID, the property had 1,200 employees and is a location with one of the highest number of jobs per facility.

Volkswagen has occupied the 3800 Hamlin Property since its completion in 1991. Volkswagen recently signed a 5-year renewal with a lease expiration of December 2026. The lease includes 2.5% annual rent increases and no termination or contraction options. The tenant has one, 5-year extension option with 12 months’ notice at 95% of fair market rent.

The following table presents certain information relating to the tenancy at the 3800 Hamlin Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Volkswagen Group of America (2)	BBB+/A3/BBB+	359,376	100.0%	$14.25	$5,121,108	100.0%	12/31/2026	1, 5-year	N
Occupied Collateral Total		359,376	100.0%	$14.25	$5,121,108	100.0%
Vacant Space		0	0.0%

Collateral Total		359,376	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent the renewal rental rate as of January 1, 2022.

(2)	The credit rating is for Volkswagen AG, the parent company of Volkswagen Group of America.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

The following table presents certain information relating to the lease rollover schedule at the 3800 Hamlin Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	359,376	100.0%	359,376	100.0%	$5,121,108	100.0%	$14.25
Thereafter	0	0	0.0%	359,376	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	359,376	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	359,376	100.0%			$5,121,108	100.0%	$14.25
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 3800 Hamlin Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of October 26, 2021 the 3800 Hamlin Property is open and operating. Volkswagen has made the October 2021 rental payment. The first debt service payment is due in December 2021.

Market Overview and Competition. The 3800 Hamlin Property is located in Auburn Hills, MI, part of the larger Detroit-Warren-Dearborn, MI Metropolitan Statistical Area. The 3800 Hamlin Property is located approximately 29.6 miles northeast of Detroit, Michigan. Access throughout the region is readily accessible with M-59 and I-75 located 0.5 miles and 1.5 miles from the 3800 Hamlin Property, respectively. The area around the property is characterized as suburban in nature and contains a large number of office and research and development uses, with Auburn Hills being home to 22 high-technology parks. Major employers in the MSA include Beaumont Health System, Chrysler Group LLC, General Motors Corp., and the Henry Ford Health System.

According to a third party market research provider, the estimated 2021 population within a one-, three- and five-mile radius of the 3800 Hamlin Property was approximately 4,306, 55,791, and 169,548, respectively; and the estimated 2021 average household income within the same radii was approximately $102,530, $99,071, and $113,469, respectively.

According to the appraisal, the subject is located in the Auburn Hills office submarket. As of the second quarter of 2021, the submarket contained approximately 8.7 million SF of office space, with an overall vacancy rate of 4.0% and average asking rent of $20.83 PSF. There has been limited construction in the submarket over the past five years with only 45,243 square feet built. The appraiser identified five lease comparables with rents ranging from $15.00 to $29.14 PSF, net and concluded to market rent for the office space at the 3800 Hamlin Property of $15.00 PSF (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 3800 Hamlin Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$15.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5% per annum
Concessions	0 months
Tenant Improvements (New Tenants) (PSF)	$45.00
Tenant Improvements (Renewals) (PSF)	$10.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

The table below presents certain information relating to comparable sales pertaining to the 3800 Hamlin Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
3800 Hamlin (Subject)	Auburn Hills, MI	1991/NAP	100%	359,376	Oct-2021	$40,200,000	$112
Three Property Portfolio 5800 Mercury Drive and 17000 Federal Drive	Dearborn, MI	1994/2021	100%	175,215	Aug-2021	$13,500,000	$77
Earhart Corporate Center 2211 Old Earhart Road	Ann Arbor, MI	2006/NAP	98%	198,624	May-2019	$36,050,000	$182
Twelve Oaks Professional 41935 West 12 Mile Road	Novi, MI	1979/2017	100%	93,194	Apr-2019	$17,500,000	$188
Executive Centre I 111 Merchant Street	Springdale, OH	1983/2012	100%	173,297	Mar-2021	$17,000,000	$98
Soundview Plaza 1266 East Main Street	Stamford, CT	1984/2015	88%	179,253	Sep-2019	$15,150,000	$85

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases related to 3800 Hamlin Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
3800 Hamlin (Subject) 3800 West Hamlin Road Auburn Hills, MI	1991/NAP	359,376(2)	100.0%(2)	Volkswagen(2)	359,376(2)	Jan. 2022(2)	5.0 Yrs. (2)	$14.25(2)	NNN(2)
Wacker Chemical Innovation 4950 South State Road Ann Arbor, MI	2022/NAP	140,000	100.0%	Wacker Chemical	140,000	Apr-2022	25.0 Yrs.	$27.70	NNN
Cooper Standard 40300 Traditions Drive Northville, MI	2020/NAP	110,165	100.0%	Cooper-Standard	110,165	Mar-2020	15.0 Yrs.	$29.14	NNN
State Street Executive Park 5220 South State Road Ann Arbor, MI	2007/2017	60,362	100.0%	Sokon USA	60,362	Jan-2017	10.6 Yrs.	$15.00	Net
Twelve Oaks Professional 41935 West 12 Mile Road Novi, MI	1979/2017	93,194	100.0%	Yanfeng Automotive	93,194	Aug-2017	10.4 Yrs.	$15.50	Net
Masco Headquarters 17450 College Parkway Livonia, MI	2017/NAP	91,220	100.0%	Masco Corporation	91,220	Sep-2017	15.0 Yrs.	$22.10	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3800 Hamlin Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$5,104,262	$4,893,892	$5,068,330	$5,166,512	$5,121,108	64.2%	$14.25
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$5,104,262	$4,893,892	$5,068,330	$5,166,512	$5,121,108	64.2%	$14.25
Total Recoveries	2,986,121	3,064,620	2,796,042	2,330,723	2,855,598	35.8	7.95
Net Rental Income	$8,090,383	$7,958,512	$7,864,372	$7,497,235	$7,976,706	100.0%	$22.20
(Vacancy & Credit Loss)	0	0	0	0	(512,111)(2)	(10.0)(2)	(1.43)
Effective Gross Income	$8,090,383	$7,958,512	$7,864,372	$7,497,235	$7,464,595	93.6%	$20.77

Real Estate Taxes	832,235	832,393	840,186	872,670	1,007,458	13.5	2.80
Insurance	8,528	7,614	8,935	11,570	11,570	0.2	0.03
Management Fee	134,749	134,749	134,749	134,750	223,938	3.0	0.62
Other Operating Expenses	1,898,082	1,951,595	1,356,165	1,210,966	1,929,921	25.9	5.37
Total Operating Expenses	$2,873,595	$2,926,352	$2,340,036	$2,229,956	$3,172,887	42.5%	$8.83

Net Operating Income	$5,216,788	$5,032,160	$5,524,336	$5,267,279	$4,291,709	57.5%	$11.94
Replacement Reserves	0	0	0	0	71,875	1.0	0.20
TI/LC	0	0	0	0	317,996	4.3	0.88
Net Cash Flow	$5,216,788	$5,032,160	$5,524,336	$5,267,279	$3,901,837	52.3%	$10.86

NOI DSCR	3.76x	3.63x	3.99x	3.80x	3.10x
NCF DSCR	3.76x	3.63x	3.99x	3.80x	2.81x
NOI Debt Yield	19.6%	18.9%	20.7%	19.8%	16.1%
NCF Debt Yield	19.6%	18.9%	20.7%	19.8%	14.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 10.0%. The 3800 Hamlin Property was 100.0% leased as of November 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Arizona Mills

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Bank of America, National Association Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail - Anchored
	Original Principal Balance(1):	$25,000,000		Location:	Tempe, AZ
	Cut-off Date Balance(1):	$24,927,899		Size:	1,234,669 SF
	% of Initial Pool Balance:	1.9%		Cut-off Date Balance Per SF(1):	$80.76
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$73.39
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	1997/NAP
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8020%		Property Manager:	Simon Management Associates II, LLC (affiliate of borrower)
	Note Date:	August 31, 2021		Current Occupancy (As of)(4):	84.4% (8/23/2021)
	Seasoning:	2 months		12/31/2020 Occupancy(4):	88%
	Maturity Date:	September 1, 2026		12/31/2019 Occupancy:	97%
	IO Period:	0 months		12/31/2018 Occupancy:	95%
	Loan Term (Original):	60 months		12/31/2017 Occupancy:	95%
	Amortization Term (Original):	360 months		As-Is Appraised Value(4):	$308,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(4):	$249.46
	Call Protection(2):	L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	August 23, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		TTM 7/31/2021 NOI:	$23,498,242
	Additional Debt Type (Balance)(1):	Pari Passu ($74,783,698)		12/31/2020 NOI:	$19,076,941
				12/31/2019 NOI:	$26,629,811
				12/31/2018 NOI:	$27,711,367
				U/W Revenues:	$36,173,810
				U/W Expenses:	$10,646,356
				U/W NOI:	$25,527,454
Escrows and Reserves(3)				U/W NCF:	$23,885,344
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	4.56x / 4.27x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	25.6% / 24.0%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	28.2% / 26.4%
Replacement Reserve	$0	Springing	$814,882	Cut-off Date LTV Ratio(1):	32.4%
TI/LC Reserve	$0	Springing	$3,704,007	LTV Ratio at Maturity(1):	29.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$100,000,000	67.9%	Loan Payoff	$146,739,422	99.7%
Borrower Equity	47,212,167	32.1	Closing Costs	472,745	0.3
Total Sources	$147,212,167	100.0%	Total Uses	$147,212,167	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Arizona Mills Whole Loan (as defined below).

(2)	Partial defeasance is permitted in connection with a partial release in connection with Joe’s Crab Shack exercising its option to purchase its leased premises. See “Partial Release” below.

(3)	The Arizona Mills Borrower (as defined below) is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes, if a tax reserve guaranty is not in place. Unless the Arizona Mills Property is covered by a blanket policy, the Arizona Mills Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve. Monthly reserves for TI/LC and replacement reserves are springing during any of (i) the period commencing upon the occurrence of an event of default and continuing until cured, (ii) any time after any bankruptcy action by the Arizona Mills Borrower, (iii) the period commencing upon any bankruptcy action by the property manager if the property manager is an affiliate of the Arizona Mills Borrower. The Arizona Mills Borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of monthly reserves (provided no event of default is continuing).

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Arizona Mills Whole Loan more severely than assumed in the underwriting of the Arizona Mills Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a whole loan (the “Arizona Mills Whole Loan”) that is evidenced by five pari passu senior promissory notes, with an aggregate original principal balance of $100,000,000 (together, the “Arizona Mills Whole Loan”). The Arizona Mills Whole Loan is secured by a first priority fee mortgage encumbering a 1,234,669 square feet retail development located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Mortgage Loan is evidenced by the non-controlling Note A-3-1, being contributed by Bank of America, National Association, and Note A-4, being contributed by Wells Fargo Bank, National Association, with an aggregate original principal balance of $25,000,000. The remaining promissory notes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

comprising the Arizona Mills Whole Loan are summarized in the below table. The Arizona Mills Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Arizona Mills Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,500,000	$38,388,965	BANK 2021-BNK36	Yes
A-2	$31,500,000	$31,409,153	BANK 2021-BNK36	No
A-3-1	$11,500,000	$11,466,834	BANK 2021-BNK37	No
A-3-2	$5,000,000	$4,985,580	BANK 2021-BNK36	No
A-4	$13,500,000	$13,461,066	BANK 2021-BNK37	No
Total	$100,000,000	$99,711,597

The Borrower and Borrower Sponsor. The borrower is Arizona Mills Mall, LLC (the “Arizona Mills Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon owns shopping, dining, entertainment and mixed-use destinations, with properties across North America, Europe and Asia. Simon is an S&P 100 company, publicly traded under the ticker “SPG”, and rated A3/A- by Moody’s/S&P. As of March 31, 2021, Simon owned or held an interest in 202 properties in 37 U.S. states and Puerto Rico, including 98 malls, 69 Premium Outlet branded centers, 14 Mills branded centers, 4 lifestyle centers and 17 other retail properties, along with 31 Premium Outlets and Designer Outlet branded properties primarily located in Asia, Europe and Canada. Simon also owns an 80% non-controlling interest in the Taubman Realty Group, LLC, which has an interest in 26 regional, super-regional, and outlet malls in the United States and Asia. Simon’s liability as the non-recourse carveout guarantor is limited to 20% ($20,000,000) of the original principal amount of the Arizona Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

The Arizona Mills Property was originally developed in 1997 by a partnership with the Taubman Group and the Mills Corporation. Simon acquired The Mills Corporation in 2007, increased its ownership interest in the Arizona Mills Property in 2012 and, in 2014, became the 100% owner. Simon maintains a cost basis of approximately $361 million in the Arizona Mills Property including approximately $20.9 million spent in modernizing the interior and exterior and re-tenanting.

The Property. The Arizona Mills Property is a 1,234,669 square foot indoor outlet, value-retail and entertainment destination located in Tempe, Arizona. The Arizona Mills Property attracts over 12 million visitors a year with its unique array of entertainment concepts and value-oriented shopping options. The Arizona Mills Property is anchored by Burlington, Harkins Theatres/IMAX and LEGOLAND Discovery Center. Other major tenants include: Conn’s, Tilt, Overtime by Dick’s Sporting Goods, Marshalls, Forever 21 and Ross Dress for Less. The Arizona Mills Property includes 27 sit-down dining, food court and grab-and-go options, including Rainforest Café, Garcia’s Mexican Restaurant, Joe’s Crab Shack, Rocky Mountain Chocolate Factory, Auntie Annie, Johnny Rockets, Pretzel Wetzels, Starbucks Coffee and Dairy Queen. The Arizona Mills Property underwent an approximately $10 million redevelopment in 2016 and 2017 to create a family-friendly entertainment wing with several unique-to-Arizona tenants, including LEGOLAND Discovery Center, SEA LIFE Arizona Aquarium, Rainforest Cafe and Tilt.

Since business restrictions in Arizona were lifted in March 2021, sales production between March and May 2021 was 36% higher than it was for the same period in 2019. The Arizona Mills Property has a strong occupancy history, with a 10-year average occupancy of 94% (excluding temporary tenants). Including temporary tenants, the 10-year average historical occupancy is 97%. The Arizona Mills Property has a granular rent roll, with no tenant occupying more than 7.5% of total rentable square feet and no tenant contributing more than 8.0% of underwritten base rent. The top 10 tenants at the Arizona Mills Property represent only 38.1% of the rentable area and 24.6% of the gross potential rent. As of August 23, 2021, the Arizona Mills Property was 84.4% leased to 144 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

The following table contains inline sales history for the Arizona Mills Property:

Inline Sales(1)

	2018	2019	2020(2)	7/31/2021 TTM	Avg. 3/21-7/21
Sales PSF (Inline < 10,000 SF)	$350	$361	$312	$423	$512
Occupancy Cost (Inline < 10,000 SF)	14.9%	13.6%	16.0%	13.0%	NAV

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Arizona Mills Property was closed between March 18 and May 16, 2020 due to COVID-19 restrictions.

The following table contains anchor and major tenant sales history for the Arizona Mills Property:

Major Tenant Sales History(1)

	SF	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF(2)	7/31/2021 TTM Sales PSF
Burlington	80,426	$194	$205	$151	$223
Ross Dress For Less	29,734	$434	$417	$302	$349
Nike Clearance Store	13,222	$908	$870	$692	$950
Harkins Theaters/IMAX(3)	92,253	$631,679	$591,385	$39,359	$202,694
Victoria’s Secret	11,024	$570	$630	$398	$614
Marshalls	31,315	$206	$207	$153	$123
Vans Outlet	4,169	$1,305	$1,466	$786	$1,259
Forever 21	30,822	$220	$182	$107	$196
Foot Locker Outlet	7,391	$556	$581	$547	$707
LEGOLAND Discovery Center	65,013	$67	$65	$31	$66
H&M	17,968	$194	$215	$143	$198
Bath & Body Works	3,282	$1,022	$1,110	$983	$1,419
Levi’s/Dockers Outlet	6,005	$557	$596	$417	$661
Old Navy	15,388	$239	$229	$130	$180
Rainforest Cafe	20,057	$168	$154	$92	$131
Champs Sports	5,097	$562	$586	$600	$812
Animal Kingdom	3,056	$904	$959	$945	$1,595
Shoe Palace	4,113	$534	$667	$778	$909
Disney Store Outlet	5,761	$422	$456	$348	$648
The Finish Line	5,371	$356	$412	$439	$578
Tommy Hilfiger	5,533	$406	$387	$295	$334
Sea Life Centre	25,590	$85	$80	$40	$95
adidas Clearance	9,652	$0	$185	$319	$423

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Arizona Mills Property was closed between March 18 and May 16, 2020 due to COVID-19 restrictions.

(3)	Sales for Harkins Theaters/IMAX reflect Sales per screen (18 screens).

COVID-19 Update. On March 19, 2020, after extensive discussions with federal, state and local officials and in recognition of the need to address the spread of COVID-19, Simon closed all of its retail properties in the United States. The Arizona Mills Property re-opened on May 18, 2020. Rent collections from April through December 2020 were approximately 94%, while collections in 2021 have been over 96% and are back at typical pre-COVID-19 levels.

Major Tenants.

Harkins Theater/IMAX (92,253 square feet, 7.5% of net rentable area, 8.0% of underwritten base rent). Founded in 1933, Harkins Theaters is a chain of movie theaters that primarily operates in the southwestern United States. It is a private subsidiary of Harkins Enterprises, LLC and is headquartered in Scottsdale, Arizona. The company presently operates 34 theaters in five states and is the dominant movie exhibitor in Phoenix, Arizona. Harkins Theaters/IMAX has been a tenant since 2000 and operates 17 screens plus 1 IMAX screen at the Arizona Mills Property, on a lease that expires in July 2035, with three, five-year renewal options. In March 2021, the tenant completed a $10 million renovation and extended its lease for 15 years. Sales for Harkins Theaters/IMAX at the Arizona Mills Property were reported at $631,679 per screen, $591,385 per screen, $39,359 per screen and $202,694 for 2018, 2019, 2020 and 7/31/2021 TTM, respectively. The Harkins Theaters/IMAX lease is guaranteed by Harkins Amusement Enterprises, Inc.

Burlington (80,426 square feet, 6.5% of net rentable area, 2.3% of underwritten base rent). Burlington Coat Factory (NYSE: BURL) is a value priced department store chain. The clothing retailer, which made its name selling coats, operates 700-plus no-frills retail stores (averaging 65,000 Square feet) offering off-price current, brand-name clothing in 45 states plus Puerto Rico. Although it is one of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

nation’s largest coat sellers, the stores also sell a wide array of products, including children’s apparel, bath items, furniture, gifts jewelry, linens and shoes. Burlington has been a tenant at the Arizona Mills Property since November 1997. Burlington’s lease term extends through January 2023, with one, five-year renewal option. Burlington pays $6.00 per square foot of base rent plus overage rent equal to 1.5% of annual sales over $15,079,875. Sales for Burlington at the Arizona Mills Property were reported at $194 per square foot, $205 per square foot, $151 per square foot and $223 per square foot for 2018, 2019, 2020 and 7/31/2021 TTM, respectively. The Burlington lease is guaranteed by Burlington Coat Factory Warehouse Corporation.

LEGOLAND Discovery Center (65,013 square feet, 5.3% of net rentable area, 0.9% of underwritten base rent). Founded in 1999 and headquartered in Carlsbad, California, LEGOLAND Discovery Center is a chain of family amusement centers centered on the Lego construction toy system. Attractions include interactive exhibits, a Lego 4D cinema, themed rides, and creative workshops. Currently, LEGOLAND Discovery Center currently operates 20 locations in the United States. LEGOLAND Discovery Center has been a tenant at the Arizona Mills Property since April 2016 and occupies 65,013 Square feet on a lease that expires in December 2031, with three, five-year renewal options. Sales for LEGOLAND Discovery Center at the Arizona Mills Property were reported at $67 per square foot, $65 per square foot, $31 per square foot and $66 per square foot for 2018, 2019, 2020 and 7/31/2021 TTM, respectively.

Conn’s (40,057 square feet, 3.2% of net rentable area, 2.6% of underwritten base rent). Conn’s operates as a specialty retailer of durable consumer goods and related services in the United States. It operates through two segments, Retail and Credit. The company’s stores offer furniture and mattresses, including furniture and related accessories for the living room, dining room, and bedroom, as well as traditional and specialty mattresses; and home appliances, such as refrigerators, freezers, washers, dryers, dishwashers, and ranges. Conn’s currently operates more than 140 retail locations in 14 states. Conn’s has been a tenant at the Arizona Mills Property since July 2013 on a lease that extends through June 2023, with four, five-year renewal options. Conn’s is not required to report sales.

Tilt (37,348 square feet, 3.0% of net rentable area, 0.6% of underwritten base rent). Tilt features a dynamic roster of more than 150 classic and modern interactive video and redemption prize games for all skill levels. Tilt also offers an array of American and regional cuisine at the BYO Craft Kitchen & Bar, and offers beer, wine and specialty cocktails at the Taproom at Tilt Studio Bar. Tilt has been a tenant since August 2016 on a lease that extends through August 2026 with one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

The following table presents certain information relating to the tenancy at the Arizona Mills Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	7/31/2021 TTM Sales			Lease Exp. Date	Renewal Options
							Sales $	Sales PSF / Screen	Occ Cost %
Anchor Tenants
Harkins Theaters/IMAX	NR/NR/NR	92,253	7.5%	$20.24	$1,867,201	8.0%	$3,648,494	$202,694	51.4%	7/31/2035	3 x 5 yr
Burlington(3)	NR/NR/BB+	80,426	6.5%	$6.53	$525,407	2.3%	$17,936,607	$223	4.4%	1/31/2023	1 x 5 yr
LEGOLAND Discovery Center	NR/NR/CCC+	65,013	5.3%	$3.29	$213,600	0.9%	$4,272,004	$66	6.1%	12/31/2031	3 x 5 yr
Conn’s	NR/B1/B	40,057	3.2%	$15.00	$600,855	2.6%	NAV	NAV	NAV	6/30/2023	4 x 5 yr
Tilt	NR/NR/NR	37,348	3.0%	$3.83	$142,879	0.6%	NAV	NAV	NAV	8/31/2026	1 x 5 yr
Overtime by Dick’s Sporting Goods	NR/NR/NR	34,341	2.8%	$10.00	$343,410	1.5%	NAV	NAV	NAV	1/31/2026	3 x 5 yr
Marshalls	NR/A2/A	31,315	2.5%	$11.50	$360,123	1.5%	$3,842,977	$123	12.8%	12/31/2026	3 x 5 yr
Forever 21	NR/NR/NR	30,822	2.5%	$29.27	$902,076	3.9%	$6,042,037	$196	16.7%	1/31/2023	NAP
Subtotal/Wtd. Avg.		411,575	33.3%	$12.04	$4,955,550	21.3%

Junior Anchor Tenants
Ross Dress For Less	NR/A2/BBB+	29,734	2.4%	$14.00	$416,276	1.8%	$10,369,347	$348.74	5.3%	1/31/2023	NAP
American Freight	NR/NR/NR	29,390	2.4%	$11.50	$337,985	1.5%	NAV	NAV	NAV	9/16/2022	NAP
Sea Life Centre	NR/NR/CCC+	25,590	2.1%	$12.02	$307,468	1.3%	$2,434,633	$95.14	16.1%	12/31/2025	3 x 5 yr
Camille La Vie	NR/NR/NR	22,774	1.8%	$5.27	$120,000	0.5%	NAV	NAV	NAV	12/31/2028	NAP
dd’s(4)	NR/A2/BBB+	21,000	1.7%	$12.15	$255,150	1.1%	NAV	NAV	NAV	12/31/2031	NAP
Rainforest Cafe	NR/Caa2/NR	20,057	1.6%	$10.97	$220,000	0.9%	$2,626,274	$130.94	8.4%	12/31/2023	NAP
Subtotal/Wtd. Avg.		148,545	12.0%	$11.15	$1,656,879	7.1%

In-Line/Pad Tenants		481,456	39.0%	$34.54	$16,628,121	71.5%
Vacant		193,093	15.6%	$0.00	$0	0.0%
Total/Wtd. Avg.		1,234,669	100.0%	$22.31(5)	$23,240,551	100.0%

(1)	Information is based on the underwritten rent roll dated August 23, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent for Burlington includes 1.5% of gross sales in excess of $15,079,875, which equates to an additional $0.53 PSF based on 7/31/2021 TTM sales.

(4)	dd’s has an executed lease and is expected to open for operations in December 2021.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

The following table presents certain information relating to the lease rollover schedule at the Arizona Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM/2021	13	24,573	2.0%	24,573	2.0%	$1,310,608	5.6%	$53.34
2022	21	133,265	10.8%	157,838	12.8%	$3,563,348	15.3%	$26.74
2023	39	339,471	27.5%	497,309	40.3%	$7,467,153	32.1%	$22.00
2024	17	52,615	4.3%	549,924	44.5%	$1,998,132	8.6%	$37.98
2025	16	76,548	6.2%	626,472	50.7%	$2,112,523	9.1%	$27.60
2026	18	154,743	12.5%	781,215	63.3%	$2,416,955	10.4%	$15.62
2027	3	11,130	0.9%	792,345	64.2%	$264,491	1.1%	$23.76
2028	4	26,156	2.1%	818,501	66.3%	$289,190	1.2%	$11.06
2029	2	12,834	1.0%	831,335	67.3%	$392,179	1.7%	$30.56
2030	7	27,174	2.2%	858,509	69.5%	$908,834	3.9%	$33.44
2031	5	90,813	7.4%	949,322	76.9%	$649,937	2.8%	$7.16
Thereafter	4	92,254	7.5%	1,041,576	84.4%	$1,867,201	8.0%	$20.24
Vacant	0	193,093	15.6%	1,234,669	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	149	1,234,669	100.0%			$23,240,551	100.0%	$22.31(3)
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Arizona Mills Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	8/23/2021(2)
95%	95%	97%	88%	84.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Arizona Mills Property:

Cash Flow Analysis

	2018	2019	2020	TTM 7/31/2021	U/W	%(1)	U/W $ per SF
Base Rent(2)	$22,547,536	$21,299,749	$19,222,186	$18,776,078	$19,391,064	49.3%	$15.71
Contractual Rent Steps(3)	0	0	0	0	191,943	0.5	0.16
Income from Vacant Units	0	0	0	0	6,660,907	16.9	5.39
Overage Rent(4)	515,507	538,530	338,376	1,556,650	1,964,680	5.0	1.59
Percent In Lieu(4)	438,206	439,359	857,691	954,377	1,692,865	4.3	1.37
Expense Reimbursement	11,371,247	11,303,201	10,415,098	10,039,140	9,464,363	24.0	7.67
Net Rental Income	$34,872,496	$33,580,839	$30,833,351	$31,326,245	$39,365,821	100.0%	$31.88
Temp / Specialty Leasing Income	3,437,567	3,505,644	2,494,953	2,815,844	3,072,323	7.8	2.49
Other Income(5)	623,994	625,632	353,015	414,783	396,573	1.0	0.32
(Vacancy & Concessions)	(72,683)	(79,354)	(5,362,228)	(1,491,485)	(6,660,907)	(16.9)	(5.39)
Effective Gross Income	$38,861,374	$37,632,761	$28,319,091	$33,065,387	$36,173,810	91.9%	$29.30

Real Estate Taxes	2,813,372	2,751,446	2,808,093	2,575,788	2,939,737	8.1	2.38
Insurance	432,436	457,171	529,032	545,392	583,936	1.6	0.47
Other Operating Expenses	7,904,199	7,794,333	5,905,025	6,445,965	7,122,683	19.7	5.77
Total Operating Expenses	$11,150,007	$11,002,950	$9,242,150	$9,567,145	$10,646,356	29.4%	$8.62

Net Operating Income	$27,711,367	$26,629,811	$19,076,941	$23,498,242	$25,527,454	70.6%	$20.68
Replacement Reserves	0	0	0	0	407,441	1.1	0.33
TI/LC	0	0	0	0	1,234,669	3.4	1.00
Net Cash Flow	$27,711,367	$26,629,811	$19,076,941	$23,498,242	$23,885,344	66.0%	$19.35

NOI DSCR(6)	4.95x	4.76x	3.41x	4.20x	4.56x
NCF DSCR(6)	4.95x	4.76x	3.41x	4.20x	4.27x
NOI Debt Yield(6)	27.8%	26.7%	19.1%	23.6%	25.6%
NCF Debt Yield(6)	27.8%	26.7%	19.1%	23.6%	24.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Net Rental Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	UW Base Rent is based on the underwritten rent roll dated August 23, 2021, with adjustments made for executed leases and tenants that have given notice to vacate.

(3)	UW Contractual Rent Steps were taken through October 2022 ($191,943).

(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM July 2021 sales figures.

(5)	UW Other Income includes income from ATMs, rooftop cellular antenna income, stroller rentals, beverage case rentals, sponsorships, food court digital display income and other miscellaneous income.

(6)	Debt service coverage ratios and debt yields are based on the Arizona Mills Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Arizona Mills Property of $308,000,000 as of August 23, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated June 21, 2021, there was no evidence of any recognized environmental conditions at the Arizona Mills Property.

Market Overview and Competition. The Arizona Mills Property is located at the intersection of Interstate 10 (I-10) and US Route 60 (US 60), two of the major thoroughfares in the Phoenix metropolitan statistical area. Bordered by Mesa to the east, Scottsdale to the north and Guadalupe and Chandler to the south, the Arizona Mills Property is located approximately 4.5 miles south of Phoenix Sky Harbor Airport and approximately 3.5 miles from Arizona State University, which has an enrollment of over 70,000 students. The Arizona Mills Property is approximately 1.8 miles from the baseball spring training facility Tempe Diablo Stadium, and also benefits from an adjacent cluster of hotels including the Holiday Inn Express & Suites Tempe, Sonesta ES Suites Tempe, SpringHill Suites by Marriott Tempe at Arizona Mills Mall, Hotel Tempe/Phoenix Airport InnSuites Hotel & Suites, Sonesta Simply Suites Phoenix Tempe, Ramada by Wyndham Tempe/At Arizona Mills Mall, Tempe by the Mall Phoenix Airport Hotel and TownPlace Suites by Marriott Tempe at Arizona Mills.

The Arizona Mills Property serves the greater 2,000 square-mile Phoenix area, which includes the cities of Chandler, Glendale, Scottsdale and Tempe among others. The City of Tempe continues to grow, bringing in company headquarters such as Carvana and State Farm. The Arizona Mills Property is part of the greater Phoenix area retail market and the Tempe, AZ retail submarket. According to a third party market report, the Phoenix retail market average asking rents are $19.73 per square foot and market vacancy is 7.6%. According to a third party market report, the Tempe, AZ retail submarket average asking rents are $19.17 per square foot and vacancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

is 6.5%. The Arizona Mills Property benefits from strong demographics in terms of population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the Arizona Mills Property was 19,537, 119,619 and 294,558, respectively. The estimated 2021 average household income within the same radii was $63,802, $76,801 and $85,570, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arizona Mills Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rent Increase Projection
Less than 1,000 SF	$65.00	7	3.0%
1,000-1,999 SF	$55.00	7	3.0%
2,000-2,999 SF	$42.50	7	3.0%
3,000-4,999 SF	$35.00	7	3.0%
5,000-9,999 SF	$30.00	7	3.0%
Over 10,000 SF	$25.00	7	3.0%
Jewelry	$100.00	7	3.0%
Food Court	$125.00	7	3.0%
Kiosk	$750.00	7	3.0%
Restaurant	$25.00	10	10% Mid-term
ATM	$250.00	7	Flat
Major	$11.50	10	10% Mid-term
Theater	$20.00	10	10% Mid-term
Anchor	$7.50	10	10% Mid-term

The following table presents information regarding certain competitive properties to the Arizona Mills Property:

Comparable Retail Leases

Property Address	Detailed Property Type	Year Built/ Renovated	Size (SF)	Occ%	Major Tenants	Dist. from property
Arizona Mills 5000 South Arizona Mills Circle Tempe, AZ	Anchored	1997 / NAP	1,234,669(1)	84.4%(1)	Harkins Theater/IMAX, Burlington, LEGOLAND Discovery Center, Conn’s HomePlus, Tilt Studio, Overtime by Dick’s Sporting Goods, Marshalls, Forever 21, Ross Dress for Less, American Freight, Sea Life Centre(1)	NAP
Arrowhead Towne Center 7700 West Arrowhead Towne Center Drive Glendale, AZ	Super Regional Mall	1993 / 2015	1,197,000	100.0%	Dick’s Sporting Goods, Dillard’s, JC Penney, Macy’s, H&M	35.7 mi
Biltmore Fashion Park 2502 East Camelback Road Phoenix, AZ	Regional Mall	1963 / 2006	622,000	100.0%	Macy’s, Saks Fifth Avenue, Arhaus, Life Time Fitness	12.4 mi
Scottsdale Fashion Square 6900 East Camelback Road Scottsdale, AZ	Super Regional Mall	1964 / 2018	1,845,000	99.9%	Dillard’s, Nordstrom, Crate & Barrel, Forever 21, H&M, Harkins Theater, Neiman Marcus	9.3 mi
Chandler Fashion Center 3101-3199 West Chandler Boulevard Chandler, AZ	Super Regional Mall	2001 / NAP	1,318,000	100.0%	Barnes & Noble, Dillard’s, Macy’s, Forever 21, Harkins Theater	9.7 mi
Kierland Commons 15220-15230 North Scottsdale Road Scottsdale, AZ	Lifestyle Center	1999 / 2005	367,075	87.7%	Arhaus, Crate & Barrel	24.3 mi
Desert Sky Mall 7535-7835 West Thomas Road Phoenix, AZ	Super Regional Mall	1980 / 2007	844,980	83.1%	Burlington, Curacao, Dillard’s, Mercado de los Cielos	21.3 mi
Village Square at Dana Park 1758 South Val Vista Drive Mesa, AZ	Community Center	2001 / 2009	366,262	82.5%	AJ’s Fine Foods, Barnes & Noble	12.6 mi

Source: Appraisal.

(1)	Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

Partial Release. In the event that the tenant Joe’s Crab Shack exercises its option to purchase its leased premises, the Arizona Mills Borrower may obtain the release of the related parcel upon the satisfaction of certain conditions, including (i) if the release occurs during the REMIC prohibition period, the Arizona Mills Borrower pays a release price of $1,000,000 and a yield maintenance premium or (ii) if the release occurs after the expiration of the REMIC prohibition period, the Arizona Mills Borrower partially defeases the Arizona Mills Whole Loan in the amount of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2021-BNK37	Transaction Contact Information

VI.             Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.